                                                                    Exhibit 99.2


                           LOAN AND SECURITY AGREEMENT

                                  by and among

                       DELCO REMY INTERNATIONAL, INC. AND

             CERTAIN SUBSIDIARIES OF DELCO REMY INTERNATIONAL, INC.
                                  NAMED HEREIN

                                  as Borrowers

                    CONGRESS FINANCIAL CORPORATION (CENTRAL)

                 as Administrative Agent and US Collateral Agent

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                             as Documentation Agent

                                       and

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,

                                   as Lenders

                              Dated: June 28, 2002

                                TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
Section 1.    DEFINITIONS..........................................................................................     2
----------    -----------


Section 2.    CREDIT FACILITIES....................................................................................    34
----------    -----------------

        2.1   Loans................................................................................................    34
        ---   -----
        2.2   Letter of Credit Accommodations......................................................................    35
        ---   -------------------------------
        2.3   Amortization of Fixed Asset Loan Value...............................................................    39
        ---   --------------------------------------
        2.4   Commitments..........................................................................................    39
        ---   -----------

Section 3.    INTEREST, FEES and taxes.............................................................................    40
----------    ------------------------

        3.1   Interest.............................................................................................    40
        ---   --------
        3.2   Fees.................................................................................................    41
        ---   ----
        3.3   Changes in Laws and Increased Costs of Loans.........................................................    41
        ---   --------------------------------------------
        3.4   Taxes................................................................................................    44
        ---   -----

Section 4.    CONDITIONS PRECEDENT.................................................................................    46
----------    --------------------

        4.1   Conditions Precedent to Initial Loans and Letter of Credit Accommodations............................    46
        ---   -------------------------------------------------------------------------
        4.2   Conditions Precedent to All Loans and Letter of Credit Accommodations................................    47
        ---   ---------------------------------------------------------------------

Section 5.    GRANT AND PERFECTION OF SECURITY INTEREST............................................................    48
----------    -----------------------------------------

        5.1   Grant of Security Interest...........................................................................    48
        ---   --------------------------
        5.2   Perfection of Security Interests.....................................................................    49
        ---   --------------------------------

Section 6.    COLLECTION AND ADMINISTRATION........................................................................    53
----------    -----------------------------

        6.1   Borrowers' Loan Accounts.............................................................................    53
        ---   ------------------------
        6.2   Statements...........................................................................................    53
        ---   ----------
        6.3   Collection of Accounts...............................................................................    53
        ---   ----------------------
        6.4   Payments.............................................................................................    55
        ---   --------
        6.5   Authorization to Make Loans..........................................................................    56
        ---   ---------------------------
        6.6   Use of Proceeds......................................................................................    56
        ---   ---------------
        6.7   Appointment of Administrative Borrower for Requesting Loans and Receipts of Loans and Statements.....    56
        ---   ------------------------------------------------------------------------------------------------
        6.8   Pro Rata Treatment...................................................................................    57
        ---   ------------------
        6.9   Sharing of Payments, Etc.............................................................................    57
        ---   ------------------------
       6.10   Settlement Procedures................................................................................    58
       ----   ---------------------
       6.11   Obligations Several; Independent Nature of Lenders' Rights...........................................    61
       ----   ----------------------------------------------------------

                                      (i)

Section 7.    COLLATERAL REPORTING AND COVENANTS...................................................................    61
----------    ----------------------------------

        7.1   Collateral Reporting.................................................................................    61
        ---   --------------------
        7.2   Accounts Covenants...................................................................................    62
        ---   ------------------
        7.3   Inventory Covenants..................................................................................    63
        ---   -------------------
        7.4   Equipment and Real Property Covenants................................................................    63
        ---   -------------------------------------
        7.5   In-Transit Inventory Covenants.......................................................................    64
        ---   ------------------------------
        7.6   Power of Attorney....................................................................................    64
        ---   -----------------
        7.7   Right to Cure........................................................................................    65
        ---   -------------
        7.8   Access to Premises...................................................................................    66
        ---   ------------------

Section 8.    REPRESENTATIONS AND WARRANTIES.......................................................................    66
----------    ------------------------------

        8.1   Legal Existence, Power and Authority.................................................................    66
        ---   ------------------------------------
        8.2   Name; State of Organization; Chief Executive Office; Collateral Locations............................    67
        ---   --------------------------------------------------------------------------
        8.3   Financial Statements; No Material Adverse Change.....................................................    68
        ---   ------------------------------------------------
        8.4   Priority of Liens; Title to Properties...............................................................    68
        ---   --------------------------------------
        8.5   Tax Returns..........................................................................................    68
        ---   -----------
        8.6   Litigation...........................................................................................    69
        ---   ----------
        8.7   Applicable Laws......................................................................................    69
        ---   ----------------
        8.8   Environmental Compliance.............................................................................    69
        ---   -------------------------
        8.9   Employee Benefits....................................................................................    70
        ---   ------------------
       8.10   Bank Accounts........................................................................................    71
       ----   -------------
       8.11   Intellectual Property................................................................................    71
       ----   ---------------------
       8.12   Subsidiaries; Affiliates; Capitalization; Solvency...................................................    72
       ----   ---------------------------------------------------
       8.13   Labor Disputes.......................................................................................    72
       ----   ---------------
       8.14   Restrictions on Subsidiaries.........................................................................    73
       ----   ----------------------------
       8.15   Material Contracts...................................................................................    73
       ----   ------------------
       8.16   Payable Practices....................................................................................    73
       ----   -----------------
       8.17   Single Economic Enterprise...........................................................................    73
       ----   --------------------------
       8.18   Restricted Subsidiaries..............................................................................    73
       ----   -----------------------
       8.19   Inactive Subsidiaries................................................................................    73
       ----   ---------------------
       8.20   Accuracy and Completeness of Information.............................................................    73
       ----   ----------------------------------------
       8.21   Survival of Warranties; Cumulative...................................................................    74
       ----   ----------------------------------

Section 9.    AFFIRMATIVE AND NEGATIVE COVENANTS...................................................................    74
----------    ----------------------------------

        9.1   Maintenance of Existence.............................................................................    74
        ---   -------------------------
        9.2   New Collateral Locations.............................................................................    75
        ---   ------------------------
        9.3   Compliance with Laws, Regulations, Etc...............................................................    75
        ---   --------------------------------------
        9.4   Payment of Taxes and Claims..........................................................................    76
        ---   ---------------------------
        9.5   Insurance............................................................................................    76
        ---   ---------
        9.6   Financial Statements and Other Information...........................................................    77
        ---   ------------------------------------------
        9.7   Sale of Assets, Consolidation, Merger, Dissolution, Etc..............................................    78
        ---   -------------------------------------------------------
        9.8   Encumbrances.........................................................................................    82
        ---   ------------
        9.9   Indebtedness.........................................................................................    84
        ---   ------------
       9.10   Loans, Investments, Etc..............................................................................    87
       ----   -----------------------

                                      (ii)

       9.11   Dividends and Redemptions............................................................................    93
       ----   -------------------------
       9.12   Transactions with Affiliates.........................................................................    94
       ----   ----------------------------
       9.13   Compliance with ERISA................................................................................    94
       ----   ---------------------
       9.14   End of Fiscal Years..................................................................................    94
       ----   -------------------
       9.15   Change in Business...................................................................................    94
       ----   ------------------
       9.16   Limitation of Restrictions Affecting Subsidiaries....................................................    95
       ----   -------------------------------------------------
       9.17   EBITDA...............................................................................................    95
       ----   ------
       9.18   Fixed Charge Coverage Ratio..........................................................................    96
       ----   ---------------------------
       9.19   License Agreements...................................................................................    96
       ----   ------------------
       9.20   After Acquired Owned Real Property...................................................................    97
       ----   ----------------------------------
       9.21   Costs and Expenses...................................................................................    99
       ----   ------------------
       9.22   Material Adverse Effect..............................................................................    98
       ----   -----------------------
       9.23   Unrestricted Subsidiaries............................................................................    99
       ----   -------------------------
       9.24   Inactive Subsidiaries................................................................................    99
       ----   ---------------------
       9.25   Further Assurances...................................................................................    99
       ----   ------------------

Section 10.   EVENTS OF DEFAULT AND REMEDIES.......................................................................    99
-----------   ------------------------------

       10.1   Events of Default....................................................................................    99
       ----   -----------------
       10.2   Remedies.............................................................................................   102
       ----   --------

Section 11.   JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW.........................................   105
-----------   ------------------------------------------------------------

       11.1   Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver................................   105
       ----   ---------------------------------------------------------------------
       11.2   Waiver of Notices....................................................................................   106
       ----   -----------------
       11.3   Amendments and Waivers...............................................................................   106
       ----   ----------------------
       11.4   Waiver of Counterclaims..............................................................................   108
       ----   ----------------------
       11.5   Indemnification......................................................................................   108
       ----   ---------------

Section 12.   THE AGENT............................................................................................   108
-----------   ---------

       12.1   Appointment, Powers and Immunities...................................................................   108
       ----   ----------------------------------
       12.2   Reliance by Agent....................................................................................   109
       ----   -----------------
       12.3   Events of Default....................................................................................   109
       ----   -----------------
       12.4   Congress in its Individual Capacity..................................................................   110
       ----   -----------------------------------
       12.5   Indemnification......................................................................................   110
       ----   ---------------
       12.6   Non-Reliance on Agent and Other Lenders..............................................................   110
       ----   ---------------------------------------
       12.7   Failure to Act.......................................................................................   111
       ----   --------------
       12.8   Additional Loans.....................................................................................   111
       ----   ----------------
       12.9   Concerning the Collateral and the Related Financing Agreements.......................................   111
       ----   --------------------------------------------------------------
      12.10   Field Audit, Examination Reports and other Information; Disclaimer by Lenders........................   112
      -----   -----------------------------------------------------------------------------
      12.11   Collateral Matters...................................................................................   112
      -----   ------------------
      12.12   Agency for Perfection................................................................................   114
      -----   ---------------------
      12.13   Successor Agent......................................................................................   114
      -----   ---------------
      12.14   Duties of Other Parties..............................................................................   114
      -----   -----------------------

                                     (iii)

Section 13.   TERM OF AGREEMENT; MISCELLANEOUS.....................................................................   114
-----------   --------------------------------

       13.1   Term.................................................................................................   114
       ----   ----
       13.2   Interpretative Provisions............................................................................   116
       ----   -------------------------
       13.3   Notices..............................................................................................   118
       ----   -------
       13.4   Partial Invalidity...................................................................................   118
       ----   ------------------
       13.5   Successors...........................................................................................   118
       ----   ----------
       13.6   Assignments; Participations..........................................................................   119
       ----   ---------------------------
       13.7   Entire Agreement.....................................................................................   120
       ----   ----------------
       13.8   Counterparts, Etc....................................................................................   121
       ----   -----------------
       13.9   Joint and Several Liability of Borrowers.............................................................   121
       ----   ----------------------------------------
      13.10   Confidentiality......................................................................................   122
      -----   ---------------

                                    INDEX TO
                             EXHIBITS AND SCHEDULES
                             ----------------------

Exhibit A                           Form of Assignment and Acceptance

Exhibit B                           Information Certificate

Exhibit C                           Form of Compliance Certificate

Exhibit D                           Borrowing Base Certificate

Schedule I                          Commitments

Schedule 4.1                        Closing Documents

                                      (iv)

                           LOAN AND SECURITY AGREEMENT

     This Loan and Security Agreement dated June 28, 2002 is entered into by and among Delco Remy International Inc., a Delaware corporation, Delco Remy America, Inc., a Delaware corporation, DR Sales, Inc., a Delaware corporation, Engine Master, L.P., a Delaware limited partnership, Franklin Power Products, Inc., an Indiana corporation, HSG I, Inc, a Delaware corporation, HSG II, Inc, a Delaware corporation, International Fuel Systems, Inc., an Indiana corporation, JAX Reman, L.L.C., a Delaware limited liability company, Kraftube, Inc., a Michigan corporation, M. & M. Knopf Auto Parts, L.L.C., a Delaware limited liability company, Magnum Power Products, L.L.C., a Delaware limited liability company, Nabco, Inc., a Michigan corporation, Powrbilt Products, Inc., a Texas corporation, Remy Logistics, L.L.C., a Delaware limited liability company, Remy Reman, L.L.C., a Delaware limited liability company, Tractech, Inc., a Delaware corporation, Williams Technologies, Inc., a South Carolina corporation, World Wide Automotive, Inc., a Virginia corporation (each individually a "Borrower" and collectively, "Borrowers"), the financial institutions from time to time parties hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a "Lender" and collectively, "Lenders") and Congress Financial Corporation (Central), an Illinois corporation, in its capacities as administrative agent for Lenders and as US Collateral Agent for the Lenders and the Foreign Lenders (in such capacities, the "Agent").

                              W I T N E S S E T H:

     WHEREAS, Borrowers have requested that Agent and Lenders enter into financing arrangements with Borrowers pursuant to which Lenders may make loans and provide other financial accommodations to Borrowers;

     WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrowers on a pro rata basis as determined herein on the terms and conditions set forth herein and Agent is willing to act as administrative agent for Lenders on the terms and conditions set forth herein and as US Collateral Agent for Lenders and Foreign Lenders on the terms and conditions set forth herein and in the Agency Agreement;

     WHEREAS, contemporaneously with the parties hereto entering into the Financing Agreements, (a) the European Borrowers, European Collateral Agent and European Lender will enter into the European Financing Agreements pursuant to which the European Lender may make loans and provide other financial accommodations to European Borrowers and (b) the Canadian Borrower, Canadian Collateral Agent and the Canadian Lender will enter into the Canadian Financing Agreements pursuant to which the Canadian Lender may make loans and provide other financial accommodations to the Canadian Borrower;

     WHEREAS, certain of the domestic Subsidiaries of Parent (other than the Borrowers) will guarantee the Borrowers' Obligations hereunder;

     WHEREAS, Borrowers and their domestic Subsidiaries will guarantee the obligations of (a) the European Borrowers under the European Financing Agreements, (b) the Canadian Borrower under the Canadian Financing Agreements and (c) any Approved Foreign Borrower under any Approved Foreign Financing Agreements;

          WHEREAS, subject to the terms of the Agency Agreement, Borrowers will grant a lien to US Collateral Agent in substantially all of their assets to secure (a) all the Borrowers' Obligations hereunder (b) their guarantee of the European Borrowers' obligations under the European Financing Agreements, (c) their guarantee of the Canadian Borrower's obligations under the Canadian Financing Agreements and (d) their guarantee of any Approved Foreign Borrower's Obligations under any Approved Foreign Financing Agreements;

          WHEREAS, subject to the terms of the Agency Agreement and the European Security Agency Deed, the domestic Subsidiaries of Parent (other than Borrowers) will grant a lien to US Collateral Agent in substantially all of their assets to secure all of their obligations arising under their guarantees of (a) the Borrowers' Obligations hereunder (b) the European Borrowers' obligations under the European Financing Agreements, (c) the Canadian Borrower's obligations under the Canadian Financing Agreements and (d) any Approved Foreign Borrower's obligations under any Approved Foreign Financing Agreements;

          WHEREAS, the European Borrowers, Canadian Borrower and any Approved Foreign Borrower will guarantee the obligations of each other under any Foreign Financing Agreements;

          WHEREAS, subject to the terms of the Agency Agreement, the European Borrowers will grant a lien to the European Collateral Agent in substantially all of their assets to secure all of the European Borrowers' obligations under
(a) the European Financing Agreements, (b) their guarantee of the Canadian Borrower's obligations under the Canadian Financing Agreements and (c) their guarantee of any Approved Foreign Borrower's obligations under any Approved Foreign Financing Agreements; and

          WHEREAS, subject to the terms of the Agency Agreement, the Canadian Borrower will grant a lien to the Canadian Collateral Agent in substantially all its assets to secure all of the Canadian Borrower's obligations under (a) the Canadian Financing Agreements, (b) its guarantee of the European Borrowers' obligations under the European Financing Agreements and (c) its guarantee of any Approved Foreign Borrower's obligations under any Approved Foreign Financing Agreements; and

          WHEREAS, subject to the terms of the Agency Agreement and the European Security Agency Deed, certain Subsidiaries of Parent (as agreed to between Parent and Agent) organized outside of the United States will guarantee the Foreign Obligations and will secure their guarantee by granting liens to the appropriate Collateral Agent in substantially all their assets;

          NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

          For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

          "1996 Notes Indenture" shall mean the Indenture dated as of August 1, 1996 among Parent, certain of the Loan Parties and National City Bank of Indiana, as Trustee, which indenture relates to Parent's 10-5/8% Senior Subordinated Notes Due 2006, as such indenture may be amended from time to time.

          "1997 Notes Indenture" shall mean the Indenture dated as of December 22, 1997 among Parent, certain of the Loan Parties and United States Trust Company of New York, as Trustee, which indenture relates to Parent's 8-5/8% Senior Notes Due 2007, as such indenture may be amended from time to time.

          "2001 Notes Indenture" shall mean the Indenture dated as of April 26, 2001 among Parent, certain of the Loan Parties and First Union National Bank, as Trustee, which indenture relates to Parent's 11% Senior Subordinated Notes Due 2009, as such indenture may be amended from time to time.

          "Accounts" shall mean, as to any Person, all present and future rights of such Person to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

          "Acquisition" shall mean any transaction resulting in the acquisition by a Loan Party or a Subsidiary of a Loan Party of (a) all or substantially all of the assets of a Person or of any business or division of a Person or (b) more than 50% of the Capital Stock of a Person.

          "Adjusted Commitment Percentage" shall mean with respect to any Lender without a Multi-Jurisdictional Commitment as of any date of determination, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment Percentage (expressed as an integral number), and the denominator of which is the sum of such Lender's Commitment Percentage (expressed as an integral number) plus the Commitment Percentage (expressed as an integral number) of each other Lender as of such date that does not have a Multi-Jurisdictional Commitment.

          "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

          "Administrative Borrower" shall mean the Parent in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to
Section 6.7 hereof and it successors and assigns in such capacity.

          "Administrative Management Fee" shall mean that certain servicing fee agreed to be paid by Borrowers in favor of the Agent pursuant to the Fee Letter for the purpose of compensating Agent for its day-to-day in-house administrative responsibilities in connection with the Advances and the Collateral.

          "Advances" shall mean, collectively, all Loans, Letter of Credit Accommodations and Special Agent Advances.

          "Affected Lender" shall have the meaning set forth in Section 3.3(f) hereof.

          "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five (5%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds five (5%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds five (5%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

          "Agency Agreement" shall mean the Agency Agreement of even date herewith (as amended, restated or otherwise modified from time to time) among the Collateral Agents, the Lenders and the Foreign Lenders.

          "Agent" shall mean Congress Financial Corporation (Central), in its capacities as (a) administrative agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder and (b) US Collateral Agent.

          "Agent Party" and "Agent Parties" shall mean, individually or collectively, Agent, each Collateral Agent, each Lender and each Foreign Lender.

          "Agent Payment Account" shall mean account No. 5000000030266 (RE:
Delco Remy) of Agent at Wachovia Bank, National Association in North Carolina, or such other account of Agent as Agent may from time to time designate to Administrative Borrower as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

          "Applicable Margin" shall mean, at any time, as to the Interest Rate for Prime Rate Loans, Eurodollar Rate Loans and Letter of Credit Accommodations, the applicable row of percentages set forth below if the Monthly Excess Availability as of the last Business Day of the immediately preceding calendar month is at or within the amounts indicated for such row:


                                          Applicable Margin for    Applicable Margin for
                  Monthly                         Prime                  Eurodollar          Letter of Credit
            Excess Availability                 Rate Loans               Rate Loans          Accommodations
            -------------------                 ----------               ----------          --------------
     (a)    $50,000,000 or more                   0.25%                     2.75%                   2.50%

     (b)    Greater than or equal to              0.50%                     3.00%                   2.75%
            $25,000,000 and less than
            $50,000,000

     (c)    Less than $25,000,000                 0.75%                     3.25%                   3.00%

provided, that, the Applicable Margin shall be calculated and established on the first Business Day following the end of each calendar month in accordance with the definition of "Interest Rate," commencing with the first Business Day of January, 2003.

          "Approved Foreign Borrower" means any Affiliate of Parent organized and doing business outside of the United States (other than the European Borrowers and the Canadian Borrowers) which has been approved by Agent in writing as qualified to receive, through an affiliate of Agent (or another financial institution acceptable to Agent), loans and other financial accommodations pursuant to a Multi-Jurisdictional Commitment.

          "Approved Foreign Collateral Agent" shall mean any Approved Foreign Lender designated pursuant to the Agency Agreement that holds liens on assets of any Approved Foreign Borrower (and any of its Subsidiaries as agreed to between Parent and Agent) for the benefit of the Foreign Lenders and any replacement or successor Approved Foreign Collateral Agent thereunder.

          "Approved Foreign Financing Agreements" shall mean, collectively, the Approved Foreign Loan Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments at any time executed and/or delivered in connection therewith by any Approved Foreign Borrower or any guarantor thereof in favor of such Approved Foreign Lender or Approved Foreign Collateral Agent, in each case in form and substance satisfactory to Agent and as the same may be amended, restated or otherwise modified from time to time.

          "Approved Foreign Lender" shall mean, collectively, a financial institution approved by Agent, which will act in its capacity as administrative agent for the financial institutions from time to time party to the Approved Foreign Loan Agreement as lenders, each of such lenders and their respective successors and assigns.

          "Approved Foreign Loan Agreement" shall mean that certain loan agreement, credit agreement, facility agreement or other similar agreement among the Approved Foreign Collateral Agent, the Approved Foreign Borrowers and the Approved Foreign Lender, as amended, restated or otherwise modified from time to time.

          "A/R Core Credit Add-Backs" shall mean, with respect to any Person, an amount to be determined by Agent in good faith as a result of the reclassification for lending purposes of accounts receivable of such Person which may be subject to potential core returns as Inventory of such Person, which amount shall be calculated as the product of (a) the Core Return Dilution Percentage (defined below) for such Person multiplied by (b) the Average Monthly Credits (defined below) for such Person. As used herein, the term "Core Return Dilution Percentage" with respect to any Person means a percentage obtained by dividing the total US Dollar Amount of core return credits issued by such Person by the total US Dollar Amount of all dilutive credits issued by such Person for the previous trailing three month period as of any date of determination. As used herein, the term "Average Monthly Credits" with respect to any Person means the total US Dollar Amount of all dilutive credits, excluding credits on ineligible receivables that are in their entirety ineligible, issued by such Person in the previous trailing three month period as of any date of determination divided by three (3).

          "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 13.7 hereof.

          "Authorized Officer" shall mean the president, any vice-president of finance, chief financial officer, treasurer, controller or, if approved by Agent in writing, other appropriate financial officer of Parent.

          "Average Excess Availability" shall mean, as of any date of determination, the sum of each Monthly Excess Availability amount for each of the three calendar months ending prior to such date of determination divided by three; provided, that, if any date of determination falls on or prior to September 30, 2002, Average Excess Availability shall mean the sum of each Monthly Excess Availability amount for each of the calendar months ending after the date hereof through and including such date of determination divided by the total number of months ended during such period.

          "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

          "Borrower" and "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall include any other Subsidiary of Parent designated by Agent as a "Borrower" hereunder pursuant to Section 9.10(j) hereof.

          "Borrowing Base" shall mean, at any time, as to the Borrowers, the amount equal to:

          (a) eighty-five percent (85%) multiplied by the Net Amount of such Borrowers' Eligible Accounts; plus

          (b) the lesser of:

              (i) the sum of:

                  (A) the lesser of (1) eighty-five percent (85%) multiplied by the Value of Borrower's Eligible Inventory (excluding Eligible Processor Inventory and Eligible In-Transit Inventory) held for sale to OEMs or (2) ninety percent

          (90%) multiplied by the Net Orderly Liquidation Value of such Eligible Inventory; plus

                    (B) the lesser of (1) sixty percent (60%) multiplied by the Value of Borrowers' Eligible Inventory (excluding Eligible Processor Inventory and Eligible In-Transit Inventory) held for sale to Persons other than OEMs which consist of raw materials and raw materials cores or (2) ninety percent (90%) multiplied by the Net Orderly Liquidation Value of such Eligible Inventory; plus

                    (C) the lesser of (1) sixty-five percent (65%) multiplied by the Value of Borrowers' Eligible Inventory (excluding Eligible Processor Inventory and Eligible In-Transit Inventory) held for sale to Persons other than OEMs which consist of finished goods and finished cores or (2) ninety percent (90%) multiplied by the Net Orderly Liquidation Value of such Eligible Inventory; plus

                    (D) the lesser of (1) fifty percent (50%) multiplied by the Value of the sum of Borrowers' Eligible Processor Inventory plus Borrowers' Eligible In-Transit Inventory or (2) ninety percent (90%) multiplied by the Net Orderly Liquidation Value of such Eligible Processor Inventory and Eligible In-Transit Inventory; or (3) $12,500,000 less the US Dollar Amount of all outstanding Foreign Advances based on "Eligible Processor Inventory" and "Eligible In-Transit Inventory" (as such terms are defined in the Foreign Loan Agreements); plus

                    (E) the lesser of (1) fifty percent (50%) multiplied by Borrowers' A/R Core Credit Add-Backs or (2) $10,000,000 less the US Dollar Amount of all outstanding Foreign Advances based on "A/R Core Credit Add-Backs" (as such term is defined in the Foreign Loan Agreements); or

               (ii) $160,000,000 less the US Dollar Amount of all outstanding Foreign Advances based on "Eligible Inventory", "Eligible Processor Inventory", "Eligible In-Transit Inventory" and "A/R Core Credit Add-Backs" (as such terms are defined in the Foreign Loan Agreements); plus

          (c)  the Fixed Asset Loan Value at such time; minus

          (d)  Reserves established by Agent.

For purposes only of applying the dollar sublimit set forth in clause (b)(ii) above, Agent may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Agent is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit and then to categories with the largest sublimits. The amounts of Eligible Inventory under any category in clause (b) above for any Borrower shall, at Agent's option, be determined based on the lesser of the amount of

Inventory set forth in the general ledger of such Borrower or the perpetual inventory record maintained by such Borrower. Eligible Inventory purchased with Letter of Credit Accommodations shall be included in the applicable clauses above, to the extent of the advance rates applicable thereto. Agent shall determine which Eligible Inventory is held for sale to OEMs or to other Persons in a manner consistent with the appraisal and categorization procedures used in the performance of appraisals prepared by, or on behalf of, Agent prior to the date hereof.

          "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit D hereto, as such form may be modified by Agent from time to time, which is duly completed (including all schedules thereto) in a manner acceptable to Agent and executed by an appropriate financial officer of the Borrowers.

          "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Illinois, or the State of North Carolina, and a day on which Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

          "Canadian Borrower" shall mean Central Precision Limited, an Alberta corporation, and any other Subsidiary of Parent organized under the laws of Canada or a province thereof and designated by Agent as a "Canadian Borrower" pursuant to the terms of Section 9.10(j) hereof.

          "Canadian Collateral Agent" shall mean Congress Financial Corporation (Canada), in its capacity as Canadian Collateral Agent on behalf of the Foreign Lenders pursuant to the Agency Agreement and any replacement or successor Canadian Collateral Agent.

          "Canadian Financing Agreements" shall mean, collectively, the Canadian Loan Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Canadian Borrower or any guarantor thereof in favor of Canadian Lender or Canadian Collateral Agent, in each case as the same may be amended, restated or otherwise modified from time to time.

          "Canadian Lender" shall mean, collectively, Congress Financial Corporation (Canada), in its capacity as administrative agent for the financial institutions from time to time party to the Canadian Loan Agreement as lenders, each of such lenders and their respective successors and assigns.

          "Canadian Loan Agreement" shall mean that certain Loan Agreement dated as of the date hereof among the Canadian Borrower, the Canadian Collateral Agent and the Canadian Lender, as amended, restated or otherwise modified from time to time.

          "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is accounted for as a capital lease or a capital expenditure on the balance sheet of such Person.

          "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

          "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

          "Change of Control" shall mean the occurrence of any of the following:

          (a) prior to the first public offering of common stock of Parent after the date hereof, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Parent, whether as a result of issuance of securities of Parent, any merger, consolidation, liquidation or dissolution of Parent, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (a) and clause (b) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of any Person (the "specified entity") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

          (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above, except that for purposes of this clause (b) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Parent; provided, however, that the Permitted Holders beneficially own (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Parent than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (b), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (b)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

          (c) individuals who on the date hereof constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Parent was approved by a vote of a majority of the directors of Parent then still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

          (d) the liquidation or dissolution of Parent; or

          (e) the adoption of a plan, or the resolution of the board of directors, authorizing, permitting or requiring any of the actions described above.

          "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

          "Collateral" shall mean the aggregate of all Loan Parties' Collateral (as such term is defined in Section 5 hereof).

          "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent in its good faith determination, from any lessor of premises to any Borrower or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive or subordinate any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Agent's rights and remedies and otherwise deal with such Collateral and in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Agent and agrees to follow all instructions of Agent with respect thereto.

                  "Collateral Agents" shall mean, collectively the US Collateral Agent, European Collateral Agent, Canadian Collateral Agent and any other Approved Foreign Collateral Agent.

                  "Commitment" shall mean, at any time, as to each Lender, the principal amount set forth next to such Lender's name on Schedule I hereto designated as the Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.6 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments". The term Commitment, with respect to any Lender, shall include such Lender's Multi-Jurisdictional Commitment, which Multi-Jurisdictional Commitment shall be a sublimit within such Lender's Commitment.

                  "Commitment Percentage" shall mean with respect to any Lender as of any date of determination, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of Section 13.6 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of Obligations and Foreign Obligations owing to such Lender and the denominator shall be the aggregate amount of all unpaid Obligations and Foreign Obligations.

                  "Congress" shall mean Congress Financial Corporation (Central), an Illinois corporation, in its individual capacity, and its successors and assigns.

                  "Credit Facility" shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to Sections 2.1 and 2.2 hereof.

                  "CVC" shall mean (a) any Subsidiary of Citigroup, Inc., a Delaware corporation, including, so long as they are Subsidiaries of Citigroup, Inc., Citicorp Venture Capital Ltd., a New York corporation, and Court Square Capital Limited, a Delaware corporation; or (b) any investment vehicle that (i) is sponsored or managed (whether through ownership of securities having a majority of the voting power or through the management of investments) by any Subsidiary included in clause (a) hereof and (ii) contains, as a part of its name, "Citigroup," "CVC" or any variant thereof; or (c) World Equity Partners, L.P., a Delaware limited partnership.

                  "CVC Investor" shall mean (a) CVC; (b) any officer, employee, director or general partner of CVC or the general partner of any investment vehicle included in the definition of CVC; and (c) any trust, partnership or other entity established solely for the benefit of the Persons included in clauses (a) or (b) hereof.

                  "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

                  "Defaulting Lender" shall have the meaning set forth in
Section 6.9 hereof.

                  "Delphi Acquisition" shall have the meaning set forth in
Section 9.10(h) hereof.

                  "Delphi Subsidiary" shall have the meaning set forth in
Section 9.10(h) hereof.

                  "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent in its good faith determination, by and among Agent, a Loan Party with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that during the existence of a Trigger Event such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Loan Party and such other terms and conditions as Agent may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Agent, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis during the existence of a Trigger Event to the Agent Payment Account all funds received or deposited into the Blocked Accounts.

                  "EBITDA" shall mean, in any period, the consolidated net income of the Parent and its Subsidiaries for such period,

plus (a), to the extent deducted in the determination of such consolidated net income for such period:

                  (i)    Interest Expense;
                  (ii)   Provision for Taxes;
                  (iii)  depreciation;
                  (iv) amortization to the extent not included in Interest Expense;
                  (v) any net loss from an unconsolidated subsidiary or joint venture;
                  (vi)   any net loss attributable to minority interests;
                  (vii) extraordinary or non-recurring non-cash items of expense or loss;
                  (viii) any lump-sum write-offs, whether in whole or in part, of deferred financing charges;
                  (ix) any lump sum write-offs, whether in whole or in part, of goodwill due to a determination under GAAP that its value has been impaired;
                  (x)    any net loss on the sale of a business;
                  (xi)   any net loss on the sale of fixed assets;
                  (xii) the one-time restructuring charge totaling $39,100,000 and the special charges totaling $38,800,000 each taken in calendar year 2001; and
                  (xiii) any non-cash restructuring charges for Engine Master,
                         L.P. and Nabco, Inc.

minus, (b) to the extent included in the determination of such consolidated net income for such period:

                  (i) any net income from an unconsolidated subsidiary or joint venture;
                  (ii)   any net income attributable to minority interests;
                  (iii)  any net income on the sale of a business;
                  (iv)   any net income from the sale of fixed assets;
                  (v)    extraordinary or non-recurring income or gains, and
                  (vi) any net income from operations of a Foreign Subsidiary to the extent such Foreign Subsidiary is subject to any prohibition on, or any condition, limitation, or other restriction having the effect of prohibiting, repatriating or otherwise transferring income (or repaying intercompany loans or advances), directly or indirectly, to Parent or a Borrower (other than voluntary restrictions imposed by Parent for tax planning purposes);

all of the above calculated in accordance with GAAP to the extent applicable.

                  "Eligible Accounts" shall mean Accounts created by a Borrower which are and continue to be acceptable to Agent based on the criteria set forth below as determined in Agent's good faith. In general, Accounts shall be Eligible Accounts if:

                         (a) such Accounts arise from the actual and bona fide
sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

                         (b) such Accounts are not unpaid more than (i) one
hundred twenty (120) days after the date of the original invoice for them or
(ii) sixty (60) days after the original due date for them;

                         (c) such Accounts comply with the terms and conditions
contained in Section 7.2(b) of this Agreement;

                         (d) such Accounts do not arise from sales on
consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

                         (e) the chief executive office of the account debtor
with respect to such Accounts is located in the United States of America, Canada, Ireland, the United Kingdom or Belgium, to the extent an Approved Foreign Borrower has been designated in Belgium (provided, that, at any time promptly upon Agent's request, such Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in those Accounts of an account debtor with its chief executive office or principal place of business in jurisdictions other than the United States in accordance with the applicable laws of such jurisdictions in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable laws of such jurisdictions) or, at Agent's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America, Canada Ireland, the United Kingdom or Belgium, to the extent an Approved Foreign Borrower has been designated in Belgium, then if either: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in U.S. dollars, eurodollars, Canadian dollars or British Pound Sterling, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and the issuer thereof, and such Borrower has complied with the terms of Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, or

(ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

                             (f) such Accounts do not consist of progress
billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

                             (g) the account debtor with respect to such
Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment (except for customary discounts for prompt payment) against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

                             (h) there are no facts, events or occurrences which
would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder (but the portion of such Accounts not otherwise impaired or reduced may be deemed Eligible Accounts);

                             (i) such Accounts are subject to the first
priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

                             (j) neither the account debtor nor any officer or
employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Loan Party;

                             (k) the account debtors with respect to such
Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with;

                             (l) there are no proceedings or actions which are
threatened or pending against the account debtors with respect to such Accounts which could reasonably be likely to result in any material adverse change in any such account debtor's financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

                             (m) such Accounts are not evidenced by or arising
under any instrument or chattel paper;

                             (n) the aggregate amount of such Accounts owing by
a single account debtor (excluding General Motors Corporation) do not constitute more than fifteen (15%) percent (or, in the case of each of Navistar International Corporation, Advance Auto Parts, Inc., Ford Motor Corporation, AutoZone, Inc., O'Reilly Automotive, Inc., Freightliner LLC, Caterpillar Inc. and International Truck and Engine Corporation, more than twenty-five (25%) percent) of the aggregate amount of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts);

                             (o) such Accounts are not owed by an account debtor
who has Accounts unpaid more than (i) one hundred twenty (120) days after the original invoice date for them or (ii) sixty (60) days after the original due date for them which together constitute more than fifty (50%) percent of the total Accounts of such account debtor;

                             (p) the account debtor is not located in a state
requiring the filing of a Notice of Business Activities Report or similar report to permit such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

                             (q) such Accounts are owed by account debtors
deemed creditworthy at all times by Agent determined in its good faith.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or
(ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral. Notwithstanding anything to the contrary above, Agent agrees to consider treating Accounts due from AutoZone, Inc. or other account debtors reasonably acceptable to Agent as being eligible, notwithstanding extended terms beyond 120 days after the original invoice date for such Accounts with respect thereto, to the extent that such Accounts are entitled to the benefit of an irrevocable purchase commitment from SunTrust Bank or other financial institutions reasonably acceptable to Agent on such terms, conditions and procedures as may be acceptable to Agent (a "Purchase Commitment") (it being agreed that all such Accounts which have not been sold and which are subject to such Purchase Commitment shall be deemed eligible to the extent they otherwise satisfy the eligibility criteria set forth above).

                  "Eligible In-Transit Inventory" shall mean, as to any Borrower, Eligible Inventory of such Borrower which is in-transit to such Borrower from a supplier thereof in the ordinary course of such Borrower's business which are acceptable to Agent based on the criteria set forth below as determined in Agent's good faith. In general, such Eligible Inventory shall be Eligible In-Transit Inventory:

                  (a) if located outside the United States, are (i) being shipped F.O.B. origin (or upon other similar terms approved in writing by Agent) and, during the existence of a Trigger Event, either evidenced by a Qualifying Bill of Lading or to be acquired by such Borrower from a supplier to which a Letter of Credit Accommodation has been issued for the full purchase price thereof which contains as a condition to drawing thereunder the presentation of a Qualifying Bill of Lading, (ii) fully insured in-transit against such risks (including war risks to the extent commercially reasonable) and pursuant to such terms and conditions and in such amounts as Agent may deem appropriate in its good faith judgment which insurance shall name Agent loss payee thereunder and (iii) during the existence of a Trigger Event, subject to agreements from such Borrower's customs agents, freight forwarders and/or documentation agents as Agent shall require, in form and substance satisfactory to Agent; or

               (b) if located in the United States, are (i) during the existence of a Trigger Event, under the control of a common carrier which has executed a Collateral Access Agreement and (ii) fully insured in-transit against such risks and pursuant to such terms and conditions and in such amounts as Agent may deem appropriate in its good faith judgment which insurance shall name Agent loss payee thereunder.

               The criteria for Eligible In-Transit Inventory set forth above may only be changed and any new criteria for Eligible In-Transit Inventory may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) and (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent.

               "Eligible Inventory" shall mean, as to a Borrower, Inventory of such Borrower consisting of finished goods and finished cores held for resale in the ordinary course of the business of such Borrower and raw materials and raw materials cores for such finished goods, in each case which are acceptable to Agent based on the criteria set forth below as determined in Agent's good faith. In general, Eligible Inventory shall not include:

               (a)  work-in-process;

               (b)  spare parts for equipment;

               (c)  packaging and shipping materials;

               (d)  supplies used or consumed in such Borrower's business;

               (e) Inventory (other than Eligible In-Transit Inventory) at premises other than those owned and controlled by any Borrower, except any Inventory which would otherwise be deemed Eligible Inventory that is not located at premises owned and operated by any Borrower may nevertheless be considered Eligible Inventory as to locations which are leased by a Borrower if Agent shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor, or if Agent shall not have received such Collateral Access Agreement (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by the Agent), Agent may, at its option, nevertheless consider Inventory at such location to be Eligible Inventory to the extent Agent shall have established such Reserves in respect of amounts at any time payable by such Borrower to the owner and lessor thereof as Agent shall determine in its good faith;

               (f) Inventory subject to a security interest or lien in favor of any Person other than Agent except those permitted in this Agreement (but without limiting the right of Agent to establish any Reserves with respect to amounts secured by such security interest or lien in favor of any Person even if permitted herein);

               (g)  bill and hold goods; unserviceable or obsolete Inventory;

               (h) Inventory which is not subject to the first priority, valid and perfected security interest of Agent;

               (i)  returned, damaged and/or defective Inventory;

               (j)  Inventory purchased or sold on consignment; and

               (k) Inventory located outside the United States of America (other than Eligible In-Transit Inventory).

               The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

               "Eligible Processor Inventory" shall mean, as to any Borrower, Eligible Inventory of such Borrower which have been delivered to a third party for processing in the ordinary course of such Borrower's business which are acceptable to Agent based on the criteria set forth below as determined in Agent's good faith. In general such Eligible Inventory shall be Eligible Processor Inventory if:

               (a) Agent has received a Collateral Access Agreement from the owner of the processor where the Eligible Inventory is located;

               (b) Agent has received, upon its request, UCC financing statements between the owner of such location, as bailee, and such Borrower, as bailor, in form and substance satisfactory to Agent, which are duly assigned to Agent; and

               (c) Agent has received a written acknowledgement, in form and substance satisfactory to Agent in its good faith determination, from any lender to the owner of such location of the first priority security interest of Agent in such Inventory.

               The criteria for Eligible Processor Inventory set forth above may only be changed and any new criteria for Eligible Processor Inventory may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent.

               "Eligible Transferee" shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Agent; and (d) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Act of 1933), provided, that, (i) any Eligible Transferee described in the clauses above shall be approved by Agent, (ii) neither any Loan Party nor any Affiliate of any Loan Party shall qualify as an Eligible Transferee and (iii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Loan Party or Affiliate of any Loan Party shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree.

               "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Loan Party or any Subsidiary of any Loan Party and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

               "Equipment" shall mean, as to any Person, all of such Person's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

               "ERISA Affiliate" shall mean any person required to be aggregated with any Loan Party or any Subsidiary of any Loan Party under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

               "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which any Loan Party or any Subsidiary of any Loan Party is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which any Loan Party or any Subsidiary of any Loan Party could otherwise be liable; (f) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than for Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to, individually or in the aggregate for all such events or conditions, have a Material Adverse Effect.

               "European Security Agency Deed" shall mean that certain Security Agency Deed dated on or about the date hereof among the European Borrowers, the Canadian Borrower, the Canadian Lenders, the Canadian Agent, the European Lender and the European Collateral Agent for the purpose, inter alia, of receiving, administering and enforcing all guarantees and liens granted by the European Borrowers and any other obligors under the European Financing Agreements with respect to the Foreign Financing Agreements.

               "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by a Borrower or Administrative Borrower on behalf of such Borrower and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to such

Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by or on behalf of a Borrower.

               "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

               "European Borrowers" shall mean, collectively Delco Remy UK Limited, a corporation organized in England and Wales, and Tractech (Ireland) Limited, an Irish corporation, and any other Subsidiary of Parent organized under the laws of the United Kingdom or Ireland and designed by Agent as a "European Borrower" pursuant to the terms of Section 9.10(j) hereof.

               "European Collateral Agent" shall mean Burdale Financial Limited, in is capacity as European Collateral Agent on behalf of the Foreign Lenders pursuant to the Agency Agreement and any replacement or successor European Collateral Agent thereunder.

               "European Financing Agreements" shall mean, collectively, the European Loan Agreement, the European Security Agency Deed and all notes, debentures, guarantees, security agreements and other agreements, charges, share pledges, debentures, documents and instruments now or at any time hereafter executed and/or delivered by any European Borrower or any guarantor thereof in favor of the European Lender or European Collateral Agent, in each case as the same may be amended, restated or otherwise modified from time to time.

               "European Lender" shall mean, collectively, Burdale Financial Limited, in its capacity as administrative agent for the financial institutions from time to time party to the European Loan Agreement as lenders, each of such lenders thereunder and their respective successors and assigns.

               "European Loan Agreement" shall mean that certain Credit Agreement dated as of the date hereof among the Parent, European Borrowers and the European Lender, as amended, restated or otherwise modified from time to time.

               "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

               "Excess Availability" shall mean the amount as of any date of determination, as determined by Agent in good faith, equal to: (a) the lesser of: (i) the Borrowing Base plus the sum of all Foreign Borrowing Bases or (ii) the Maximum Credit, minus (b) the sum of (i) the amount of all then outstanding and unpaid Obligations and Foreign Obligations plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrowers and Foreign Borrowers which are outstanding more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by such Persons which have been approved by Agent in its good faith determination ) plus (iii) without duplication, the amount of checks issued by Borrowers and Foreign Borrowers to pay trade payables and other obligations which are more than 60 days past due as of such time, but not yet sent.

               "Excess Prime Loan Tranche" shall have the meaning set forth in
Section 2.1(a) hereof.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with all rules, regulations and interpretations thereunder or related thereto.

               "Fee Letter" shall mean the letter agreement, dated as of May 31, 2002, by and between Parent, on behalf of itself and certain of its subsidiaries, and Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and delivered by any Borrower or Obligor in connection with this Agreement.

               "Fixed Asset Loan Value" shall mean the amount of $15,774,000 as of the date hereof, as reduced from time to time pursuant to Section 2.3 hereof.

               "Fixed Charge Coverage Ratio" shall mean, with respect to Parent and its Subsidiaries on a consolidated basis for any fiscal period, the ratio of EBITDA to Fixed Charges.

               "Fixed Charges" shall mean, with respect to Parent and its Subsidiaries on a consolidated basis for any fiscal period, (a) the aggregate of all Interest Expense payable in cash for such period, plus (b) principal payments, Capital Lease payments, deferred obligations to reimburse a letter of credit issuing bank after a draw on such letter of credit and redemption obligations of Indebtedness which, in each case, were originally scheduled to be paid in cash during such period, plus (c) the cash portion of any capital expenditures determined in accordance with GAAP to the extent applicable, made during such period (to the extent not already included in clause (b) above), plus (d) to the extent not deducted from consolidated net income, the cash portion of any and all payments in respect of tax sharing agreements, management agreements and consulting agreements made during such period, plus (e) the cash portion of dividends paid by Parent during such period. Cash capital expenditures are those capital expenditures that are not financed with new Indebtedness (including Indebtedness incurred under this Agreement or the Foreign Loan Agreements) or through Capital Leases.

               "Foreign Advances" shall mean, collectively, as of any date of determination the sum of (a) the aggregate outstanding amount of all loans and advances made by the Foreign Lenders under the Foreign Loan Agreements as of such date plus (b) the amount of all Foreign Letter of Credit Accommodations outstanding as of such date.

               "Foreign Borrowing Bases" shall mean each "Borrowing Base" as defined in each of the Foreign Loan Agreements.

               "Foreign Borrowers" shall mean, collectively, the European Borrowers, the Canadian Borrower and the Approved Foreign Borrowers.

               "Foreign Collateral" shall mean, collectively, all the assets of the Foreign Borrowers for which a Collateral Agent (other than the US Collateral Agent) has been granted a lien, security interest, charge or other encumbrance pursuant to the Foreign Financing Agreements.

               "Foreign Financing Agreements" shall mean, collectively, the European Financing Agreements, the Canadian Financing Agreements and the Approved Foreign Financing Agreements.

               "Foreign Lenders" shall mean, collectively, the European Lender, the Canadian Lender and each Approved Foreign Lender.

               "Foreign Letters of Credit Accommodations" shall mean, collectively, the face amount of all letters of credit issued or guaranteed by the Foreign Lenders under the terms of the Foreign Loan Agreements.

               "Foreign Loan Agreements" shall mean, collectively, the Canadian Loan Agreement, the European Loan Agreement and any Approved Foreign Loan Agreement.

               "Foreign Obligations" shall mean, collectively, the "Obligations" (as such term is defined in the Foreign Loan Agreements) owing by Foreign Borrowers under all the Foreign Loan Agreements.

               "Foreign Obligor" shall mean any Subsidiary of the Parent organized outside of the United States that is a guarantor of any Foreign Obligations (other than the Foreign Borrowers).

               "Foreign Subsidiary" shall mean any Subsidiary of Parent organized outside of the United States that is not a Foreign Borrower or a Foreign Obligor.

               "Funding Bank" shall have the meaning set forth in Section 3.3. hereof.

               "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.17 and 9.18 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date hereof except for the application of FASB 141, 142, 144 and 145 and all future accounting pronouncements as adopted by Parent.

               "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, friable asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), mold, sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

               "Hedging Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices, in each case entered into by a Loan Party or any of its Subsidiaries as a party and either (a) Wachovia Bank, National Association as a counterparty or
(b) upon Parent's request, and Agent's consent (not to be unreasonably withheld) any other financial institution as a counterparty.

               "Inactive Subsidiaries" shall mean, collectively, subject to
Section 9.24 hereof, DR Reman, L.L.C., a Delaware limited liability company, Marine Corporation of America, an Indiana corporation, Power Investments Marine, Inc., a New Jersey corporation, Remy India Holdings, Inc., a Delaware corporation and World Wide Automotive Distributors, Inc., a Virginia corporation.

               "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, without duplication (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) or accrual with respect to any other amount created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable or accrual is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person if such redemption or repurchase obligation is required to be made prior to the repayment of all Obligations and Foreign Obligations; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; and (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values.

               "Indentures" shall mean, collectively, the 1996 Notes Indenture, the 1997 Notes Indenture and the 2001 Notes Indenture.

               "Information Certificate" shall mean, collectively, the Information Certificate of Parent constituting Exhibit B hereto containing material information with respect to Parent and its Subsidiaries (to the extent required herein and therein), their respective businesses and assets provided by or on behalf of Parent to Agent in connection with the preparation of the Financing Agreements and the Foreign Financing Agreements and the financing arrangements provided for herein and therein.

               "Intellectual Property" shall mean, as to any Person, such Person's now owned, or used under authority of another Person, and/or hereafter arising or acquired, whether statutory or based on common law: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations and applications, trademarks, trademark registrations, trade names, trade styles and trade dress, service marks, service mark registrations, trademark and service mark applications; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of, and collect damages related to, any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including without limitation any goodwill associated with any trademark or the license of any trademark); customer and other lists, business plans, and any proprietary information of such Person, in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, work-for-hire and other work product, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained; and licenses and rights to use any and all of the foregoing.

               "Interest Expense" shall mean, with respect to Parent and its Subsidiaries on a consolidated basis for any fiscal period, interest expense (whether cash or non-cash) of such Persons determined in accordance with GAAP, to the extent applicable, for such period.

               "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), three (3) or six (6) months duration as any Borrower (or Administrative Borrower on behalf of such Borrower) may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, such Borrower (or Administrative Borrower on behalf of such Borrower) may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

               "Interest Rate" shall mean,

               (a)  Subject to clauses (b) and (c) of this definition below:

               (i) as to Prime Rate Loans, a rate equal to one-half of one (0.50%) percent per annum in excess of the Prime Rate,

               (ii) as to Eurodollar Rate Loans, a rate equal to three (3.00%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower (or Administrative Borrower on behalf of such Borrower) as in effect three (3) Business Days after the date of receipt by Agent of the request for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted), and

               (iii) as to Letter of Credit Accommodations, a rate equal to 2.75%.

               (b) Subject to clause (c) of this definition below, effective as of the first Business Day of each month, commencing with the month of January, 2003, the Interest Rate payable by Borrowers shall be increased or decreased, as the case may be, (i) as to Prime Rate Loans, to the rate equal to the Applicable Margin for Prime Rate Loans on a per annum basis in excess of the Prime Rate, (ii) as to Eurodollar Rate Loans, to the rate equal to the Applicable Margin for Eurodollar Rate Loans on a per annum basis in excess of the Adjusted Eurodollar Rate and (iii) as to Letter of Credit Accommodations, to the rate equal to the Applicable Margin for Letter of Credit Accommodations on a per annum basis; and

               (c) Notwithstanding anything to the contrary contained in clauses (a) and (b) of this definition, the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans, Eurodollar Rate Loans and Letter of Credit Accommodations shall be the highest respective percentages set forth in the definition of the term Applicable Margin for each such category (without regard to the amount of Monthly Excess Availability) plus in each case two (2%) percent per annum, at Agent's option without notice to any Borrower,
(i) for the period (A) from and after the effective date of termination or non-renewal hereof until Agent and Lenders have received full and final payment of all outstanding and unpaid Obligations (notwithstanding entry of a judgment against any Borrower) and (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing, and (ii) on Revolving Loans to any Borrower at any time outstanding in excess of any limit set forth in Section 2.1(a) hereof or in the definition of Borrowing Base (whether or not such excess(es) arise or are made with or without Agent's or any Lender's knowledge or consent and whether made before or after an Event of Default).

               "Inventory" shall mean, as to any Person, all of such Person's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Person as lessor; (b) are held by such Person for sale or lease or to be furnished under a contract of service; (c) are furnished by such Person under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

               "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent in its good faith determination, by and among Agent, any Loan Party and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Loan Party acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that during the existence of an Event of Default it will comply with entitlement orders originated by Agent, with respect to such investment property, or other instructions of Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent, in each case, without the further consent of such Loan Party and including such other terms and conditions as Agent may require.

          "Lenders" shall mean the financial institutions who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 13.6 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a "Lender".

          "Letter of Credit Accommodations" shall mean, collectively, (a) the letters of credit, merchandise purchase or other guaranties which are from time to time either issued or opened by Agent or any Lender for the account of any Borrower or (b) with respect to which Agent or Lenders have agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower of its obligations to such issuer; sometimes being referred to herein individually as "Letter of Credit Accommodation".

          "License Agreements" shall have the meaning set forth in Section 8.11 hereof.

          "Loan Party" and "Loan Parties" shall mean, individually or collectively, each Borrower.

          "Loans" shall mean the Revolving Loans.

          "Management Investors" shall mean each of the officers, employees and directors of Parent who own Voting Stock of Parent, in each case so long as such person shall remain an officer, employee or director of Parent.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition, business, operations or prospects of Borrowers, taken as a whole, or Parent and its Subsidiaries taken as a whole or the legality, validity or enforceability of any of the Material Agreements; (b) the legality, validity, enforceability, perfection or priority of the security interests and liens of any Collateral Agent upon the Collateral, taken as a whole, or the Foreign Collateral, taken as a whole; (c) Collateral which makes up at least $5,000,000 of the Borrowing Base or Foreign Collateral which makes up at least $1,500,000 of the Foreign Borrowing Bases (but excluding any loss in value to such Collateral or Foreign Collateral to the extent such loss is covered by insurance, the proceeds of which have been paid to Agent in accordance with
Section 9.5 hereof); provided, that, to the extent a Material Adverse Effect exists solely as a result of a material adverse effect on Foreign Collateral pursuant to this clause (c), such Material Adverse Effect, by itself, shall not result in an Event of Default occurring under this Agreement, (d) the ability of any Material Loan Party or any Foreign Borrower to perform its obligations under any of the Material Agreements as and when to be performed; or (e) the ability of the Obligors taken as a whole or the Foreign Obligors taken as a whole to perform their obligations under any of the Material Agreements as and when to be performed; or (f) the ability of any Agent Party to enforce the Obligations or any Foreign Obligations or realize upon the Collateral or any Foreign Collateral or otherwise with respect to the rights and remedies of such Agent Party under any of the Material Agreements; provided, that, for purposes of Section 9.22 hereof, the term "Material Adverse Effect" shall have the meaning set forth in
Section 9.22 hereof.

          "Material Agreements" shall mean, this Agreement, any Foreign Loan Agreement, any subordination or intercreditor agreement in favor of an Agent Party to which a

Borrower, an Obligor, a Foreign Borrower or a Foreign Obligor is a party and any guarantee, note, security agreement, debenture, pledge agreement or other agreement which guarantees the payment of, or grants a lien upon property as security for payment of, any of the Obligations or Foreign Obligations.

          "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements and Foreign Financing Agreements), written or oral, of any Loan Party or any Subsidiary of any Loan Party involving Indebtedness for borrowed money in an amount in excess of $10,000,000, (b) any contract or other agreement (other than the Financing Agreements, Foreign Financing Agreements and any contracts or agreements covered by clause (a) above), written or oral, of any Loan Party or any Subsidiary of any Loan Party with annual commitments to purchase or sell goods or services involving monetary liability of or to any Person in an amount in excess of $25,000,000 in any fiscal year, (c) any Material License (to the extent not covered in clause (b) above), and (d) any other contract or other agreement, whether written or oral, to which any Loan Party or any Subsidiary of any Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

          "Material License" shall mean a license, consent or other agreement or understanding by which: (i) any Loan Party or any Subsidiary of any Loan Party licenses from a third party Intellectual Property that if unavailable to such Loan Party or Subsidiary would reasonably be expected to have a material adverse effect upon such Loan Party's or Subsidiary's financial condition, results of operation or business, including without limitation the inability to design, develop, manufacture or have manufactured the products of such Loan Party or Subsidiary; or (ii) any Loan Party or any Subsidiary of any Loan Party permits a third party to use the Intellectual Property of such Loan Party or Subsidiary.

          "Material Loan Party" as used above shall mean, as of any date of determination, any Loan Party who has Collateral making up at least $5,000,000 of the Borrowing Base as of such date as determined by Agent.

          "Maximum Credit" shall mean, at any time, the lesser of (a) the amount of $250,000,000, as reduced from time to time pursuant to Section 2.4 hereof or
(b) the amount as of such time equal to (A) sixty (60%) percent of the book value of the inventory of the Parent and its "Restricted Subsidiaries" (as defined in the Indentures) plus eighty-five (85%) percent of the book value of the accounts receivable of the Parent and such Restricted Subsidiaries, in each case determined in accordance with GAAP.

          "Monthly Excess Availability" shall mean, for any month, the Excess Availability on the last Business Day of such month; provided, that, if a Trigger Event exists, Monthly Excess Availability shall mean the weighted average amount of Excess Availability for such month which shall equal the sum of each "Periodic Availability Amount" (defined below) calculated for such month. As used herein, the term "Periodic Availability Amount" shall mean with respect to any period of days in a month for which a Borrowing Base Certificate is in effect, (a) the Excess Availability amount determined by Agent based on the information set forth in the Borrowing Base Certificate for such period of days multiplied by (b) the fraction (expressed as a percentage), the numerator of which is the number of days in such month for which such

Borrowing Base Certificate was in effect, and the denominator of which is the number of days in such month.

          "Mortgages" shall mean, individually and collectively, each of the mortgages, deeds of trust or other similar agreements executed by any Borrower in favor of Agent, pursuant to which such Borrower granted to Agent a lien and security interest in Borrower's Real Property and related assets.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Loan Party or any ERISA Affiliate.

          "Multi-Jurisdictional Commitment" shall mean, as of any date of determination with respect to any Lender, a commitment to make Foreign Advances pursuant to the terms of any Foreign Loan Agreement, which aggregate commitments for all Foreign Loan Agreements shall not exceed $20,000,000, as the same may be adjusted from time to time in accordance with the terms hereof.

          "Multi-Jurisdictional Lender" shall mean a Lender that has a Commitment which includes, as a subcomponent thereof, a Multi-Jurisdictional Commitment (which Multi-Jurisdictional Commitment may be maintained by an Affiliate of such Lender).

          "Net Amount" shall mean, as to Borrowers, the gross amount of the Eligible Accounts of Borrowers less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto; provided, that, the amount deducted under clause
(a) shall not duplicate items for which Reserves have been established by Agent.

          "Net Orderly Liquidation Value" shall mean, with respect to any category of Eligible Inventory, the estimated net recovery value as determined by Agent in good faith based on the most recent appraisal report for such Eligible Inventory performed by an appraiser acceptable to Agent, applying an approach to valuation which is consistent with the approach used in appraisals prepared for Agent's use prior to the date hereof, which reflects the estimated net cash value expected by the appraiser to be derived from a sale or disposition at a liquidation or going-out-of-business sale of such Eligible Inventory after deducting all costs, expenses and fees attributable to such sale or disposition, including, without limitation, all fees, costs and expenses of any liquidator(s) engaged to conduct such sale or disposition and all costs and expenses of removing and delivering the same to a purchaser.

          "Non-Restricted Subsidiary" shall have the meaning set forth in the definition of "Subsidiary".

          "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all Loan Parties to any Agent Party and/or any of their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement, any of the other Financing

Agreements or any Foreign Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Loan Party under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

          "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrowers.

          "OEMs" shall mean, collectively, the original equipment manufacturers that purchase Inventory from Borrowers.

          "Other Taxes" shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements.

          "Parent" shall mean Delco Remy International, Inc., a Delaware corporation, and its successors and assigns.

          "Participant" shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provisions of Section
13.6 of this Agreement governing participations.

          "Permits" shall have the meaning set forth in Section 8.7(b) hereof.

          "Permitted Acquisition" shall mean an Acquisition permitted under
Section 9.10(j) hereof.

          "Permitted Holders" shall mean the CVC Investors, the Management Investors and, in the case of any individual who is a Permitted Holder, any Permitted Transferee (as defined in the Stockholders Agreement except a Permitted Transferee by virtue of Section 3.5(b)(iv) of the Stockholders Agreement) of such individual; provided, however, that in no event shall any Persons (other than CVC), collectively, be deemed "Permitted Holders" with respect to more than 30% of the total voting power of all classes of Voting Stock of the Parent.

          "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Loan Party, any Subsidiary of any Loan Party or any ERISA Affiliate thereof sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

          "Prime Rate" shall mean the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

          "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

          "Pro Rata Excess Advances" shall have the meaning set forth in Section 6.10(f)(ii).

          "Pro Rata Share" shall mean:

          (a) subject to clause (c) below, as to any Multi-Jurisdictional Lender as of any date of determination, the fraction (expressed as a percentage) the numerator of which is the amount equal to (a)(i) such Lender's Commitment Percentage multiplied by (ii) the amount of all outstanding Advances and Foreign Advances after giving effect to any Advances and Foreign Advances to be made or repaid on such date less (b) all Foreign Advances of such Lender outstanding after giving effect to any Foreign Advances to be made or repaid by such Lender on such date, and the denominator of which is the aggregate amount of all outstanding Advances after giving effect to any Advances to be made or repaid on such date; and

          (b) subject to clause (c) below, as to any Lender without a Multi-Jurisdictional Commitment as of any date of determination, the fraction (expressed as a percentage) the numerator of which is the amount equal to (a)(i) the aggregate amount of all outstanding Advances after giving effect to any Advances to be made or repaid on such date less (ii) with respect to all Multi-Jurisdictional Lenders, the sum of such Lenders' Pro Rata Shares of all outstanding Advances after giving effect to any Advances to be made or repaid on such date multiplied by (b) such Lender's Adjusted Commitment Percentage, and the denominator of which is the aggregate amount of all outstanding Advances after giving effect to any Advances to be made or repaid on such date.

          (c) Notwithstanding clauses (a) and (b) above or any other provision of this Agreement, (i) to the extent the term "Pro Rata Share" is used in this Agreement to describe any funding on the part of a Lender, then the term "Pro Rata Share" as defined herein shall include any adjustments thereto made by Agent pursuant to Section 6.10(f)(ii) hereof and (ii) to the extent the term "Pro Rata Share" is used in this Agreement to describe the rights of a Lender to interest, repayments or other amounts hereunder, then, subject to any priority in application of proceeds pursuant to Section 6.4(a) hereof, the term "Pro Rata Share" shall mean, as of any date of determination, the fraction (expressed as a percentage) the numerator of which is the amount equal to the outstanding amount of all Advances owing to such Lender as of such date, and the denominator of which is the outstanding amount of all Advances owing to all Lenders as of such date.

          "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, whether paid, currently payable or deferred by any Person in respect of any period in accordance with GAAP to the extent applicable.

               "Purchase Commitment" shall have the meaning set forth in the last paragraph of the definition of "Eligible Accounts".

               "Qualifying Bill(s) of Lading" means a negotiable bill of lading issued by a common carrier in form and substance acceptable to Agent in its good faith determination specifying as the consignee thereof (i) the issuer of the applicable Letter of Credit Accommodation issued to facilitate the payment of the goods represented by such negotiable bill of lading or (ii) Agent (or Agent's duly appointed agent) if no Letter of Credit Accommodation was required to be issued as a condition to the issuance of such negotiable bill of lading.

               "Real Property" shall mean, with respect to any Person, all now owned and hereafter acquired owned real property of such Person, including leasehold interests (as a lessor), together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

               "Receivables" shall mean, with respect to any Person, all of the following now owned or hereafter arising or acquired property of such Person:
(a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Person; (d) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to such Person or otherwise in favor of or delivered to such Person in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any such Person, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by such Person or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of such Person) or otherwise associated with any Accounts, Inventory or general intangibles of such Person (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to such Person in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to such Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which such Person is a beneficiary).

               "Records" shall mean, as to any Person, all of such Person's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to any Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any such Person with respect to the foregoing maintained with or by any other Person).

               "Reference Bank" shall mean Wachovia Bank, National Association, or such other bank as Agent may from time to time designate.

               "Renewal Date" shall the meaning set forth in Section 13.1 hereof.

               "Register" shall have the meaning set forth in Section 13.6 hereof.

               "Required Lenders" shall mean, at any time, those Lenders whose Commitments aggregate sixty-six and two-thirds (66 2/3%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-six and two-thirds (66 2/3%) percent of the then outstanding Obligations and Foreign Obligations are owing.

               "Reserves" shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to any Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith (including pursuant to information disclosed under Section 9.22 hereof), adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value or (ii) the assets, business or prospects of any Borrower or Obligor or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or
(d) to reflect the estimated costs relating to unpaid freight charges, warehousing or storage, charges, taxes, duties and other similar unpaid costs associated with the acquisition or transportation of Eligible In-Transit Inventory or (e) to reflect any estimated accrued and unpaid fees charged by any third party processors in respect of Eligible Processor Inventory or (f) in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default or (g) to reflect the "Net Available Cash" portion of any "Asset Disposition" as described in Section 9.7(b)(viii) hereof. Without limiting the generality of the foregoing, Reserves may be established to reflect that dilution with respect to the Borrowers' Accounts (based on the ratio of the aggregate amount of non-cash reductions in Borrowers' Accounts for any period to the aggregate dollar amount of the sales of Borrowers for such period) as calculated by Agent for any period is greater than five (5%) percent or to reflect that the orderly liquidation value of the Equipment or fair market value of any of the Real Property as set forth in the most recent acceptable appraisals received by Agent with respect thereto has declined so that the Fixed Asset Loan Value as of such appraisal date is greater than such percentage with respect to such appraised values as Agent used in establishing the original Fixed Asset Loan Value multiplied by such appraised values. To the extent Agent may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agent in its good faith determination, Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith.

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

               "Revolving Loans" shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the account of any Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

               "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability); provided, that, "Solvent" under clause (b) above shall not be determined by GAAP.

               "Special Agent Advances" shall have the meaning set forth in
Section 12.11 hereof.

               "Spot Rate" shall mean the rate quoted in the "Exchange Rates" section (or similar replacement section) of The Wall Street Journal as the spot rate for the purchase of United States dollars with another currency on the date on which the foreign exchange computation is to be made or, in the event that The Wall Street Journal shall not provide such quoted rate, the parties hereto shall refer to the applicable spot rate as quoted by the Reference Bank at approximately 10:00 a.m. (Charlotte, North Carolina time) on the date on which the foreign exchange computation is to be made.

               "Stockholders Agreement" means the Securities Transfer, Recapitalization and Holders Agreement among the stockholders of the Parent as in effect on the date hereof.

               "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person. As used in the Financing Agreements the term "Subsidiary" shall exclude the Delphi Subsidiary and the term "Non-Restricted Subsidiary" shall mean the Delphi Subsidiary.

               "Taxes" shall mean any and all present or future taxes, levies, penalties, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of any Lender, such taxes (including income taxes, franchise taxes or capital taxes) as are imposed on or measured by such Lender's net income or capital (or other taxes imposed in lieu thereof) by any jurisdiction (or any political subdivision thereof).

               "Trigger Event" shall mean at any time (a) an Event of Default shall have occurred and/or (b) Average Excess Availability shall be less than $25,000,000; provided, that a Trigger Event shall remain in existence until Agent has determined (which determination shall be made no more than once in any 360 day period) that (i) Average Excess Availability has exceeded $25,000,000 for three consecutive calendar months following the occurrence of a Trigger Event and (ii) no Event of Default has occurred or continues to exist during such three month period.

               "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

               "US Collateral Agent" shall mean Congress Financial Corporation (Central), in its capacity as US Collateral Agent on behalf of the Lenders and the Foreign Lenders pursuant to the Agency Agreement and any replacement or successor US Collateral Agent thereunder.

               "US Dollar Amount" shall mean as of any date of determination as to any amount denominated in any currency other than United States dollars, the equivalent amount in United States dollars as determined by Agent on such date by reference to the Spot Rate for the purchase of United States dollars with such currency.

               "Value" shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value, provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the computation of cost in the most recent appraisal of the Inventory received and accepted by Agent prior to the date hereof, if any.

               "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

SECTION 2.  CREDIT FACILITIES

          2.1  Loans.

               (a) Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to fund its Pro Rata Share of Revolving Loans to each Borrower from time to time in amounts requested by such Borrower (or Administrative Borrower on behalf of such Borrower); provided, that, the aggregate outstanding amount of

Revolving Loans and Letter of Credit Accommodations to all Borrowers at any time do not exceed the lesser of: (i) the Borrowing Base at such time or (ii) the Maximum Credit less the US Dollar Amount of all Foreign Advances outstanding at such time. For purposes of settling Pro Rata Shares pursuant to Section 6.10(f)(i) hereof, the Borrowers agree that at all times when Foreign Advances are outstanding, the Borrowers shall keep Prime Rate Loans outstanding hereunder in an aggregate principal amount equal to at least the US Dollar Amount of all Foreign Advances outstanding as of such time (such Prime Rate Loans referenced to herein as, the "Excess Prime Loan Tranche").

               (b) Agent may, in its discretion, from time to time, upon not less than five (5) Business Days prior written notice to Administrative Borrower, reduce the lending formula(s) with respect to Eligible Inventory, Eligible In-Transit Inventory and/or, Eligible Processor Inventory to the extent that Agent determines in good faith that: (i) the number of days of the turnover of any such Inventory, or any category thereof, for any period has materially adversely changed or (ii) the liquidation value of any such Inventory, or any category thereof, has materially decreased, including any decrease attributable to a change in the nature, quality or mix of any such Inventory. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Agent in good faith. In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory, Eligible In-Transit Inventory, Eligible Processor Inventory or in establishing Reserves.

               (c) In the event that (i) the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding exceed the lesser of (A) the Borrowing Base or (B) the Maximum Credit less the US Dollar Amount of all outstanding Foreign Advances, or (ii) the aggregate principal amount of Revolving Loans and Letter of Credit Accommodations outstanding based on the Eligible Inventory, Eligible Processor Inventory Eligible In-Transit Inventory and/or A/R Core Credit Add-Backs of all Borrowers exceeds the $160,000,000 sublimit set forth in the definition of Borrowing Base, or (iii) the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding based on Eligible Processor Inventory, Eligible In-Transit Inventory and/or A/R Core Credit Add-Backs exceeds any sublimit for such category as set forth in the definition of Borrowing Base, or (iv) the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e), such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded.

          2.2  Letter of Credit Accommodations.

               (a) Subject to and upon the terms and conditions contained herein, at the request of a Borrower (or Administrative Borrower on behalf of such Borrower), Agent agrees, for the ratable risk of each Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by or on behalf of Agent or any Lender to any issuer thereof and/or related parties in connection with the Letter of

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Credit Accommodations provided to or for the benefit of a Borrower shall constitute additional Revolving Loans to such Borrower pursuant to this Section
2.

          (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Agent, for the benefit of Lenders, a letter of credit fee at a rate equal to the Interest Rate, on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement.

          (c) The Borrower requesting such Letter of Credit Accommodation (or Administrative Borrower on behalf of such Borrower) shall give Agent two (2) Business Days' prior written notice of such Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. The Borrower requesting the Letter of Credit Accommodation (or Administrative Borrower on behalf of such Borrower) shall attach to such notice the proposed form of the Letter of Credit Accommodation.

          (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) the Borrower requesting such Letter of Credit Accommodation (or Administrative Borrower on behalf of such Borrower) shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application, in form and substance satisfactory to such proposed issuer and Agent, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Agent and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Value or Net Orderly Liquidation Value, as applicable, of such Eligible Inventory (in either case which shall include the cost of duty, freight, and transport to the extent the same have been paid), plus (2) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the United States of America unless Agent shall be satisfied that such items have been paid and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

          (e) Except in Agent's discretion, with the consent of all Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender in connection therewith shall not at any time exceed $30,000,000 less the US Dollar Amount of all Foreign Letter of Credit Accommodations outstanding at such time.

          (f) Borrowers shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable legal expenses) which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.

          (g) In connection with Inventory purchased pursuant to a Letter of Credit Accommodation and to the extent a Trigger Event exists or Agent has not imposed a Reserve of one hundred percent (100%) of the face amount of such Letter of Credit Accommodation, Borrowers shall, at Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver them to Agent and/or subject to Agent's order,

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

and if they shall come into any Borrower's possession, to deliver them, upon Agent's request, to Agent in their original form. Borrowers shall also, at Agent's request during the existence of a Trigger Event, designate Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

          (h) Each Borrower hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name such Borrower as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant any Borrower any right or authority to pledge the credit of Agent or any Lender in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent or any Lender unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any reasonable interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower. Agent shall have the sole and exclusive right and authority to, and Borrowers shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents,
(B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times (provided that if no Event of Default has occurred, Agent shall not exercise any of the following unless agreed to by or on behalf of any Borrower), (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Agent may take such actions either in its own name or in any Borrower's name.

          (i) Any rights, remedies, duties or obligations granted or undertaken by any Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower to Agent for the ratable benefit of Lenders. Any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favor of any issuer or correspondent to the extent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers to Agent for the ratable benefit of Lenders and to apply in all respects to Borrowers.

          (j) Immediately upon the issuance or amendment of any Letter of Credit Accommodation, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of the liability with respect to such Letter of Credit Accommodation (including, without limitation, all Obligations with respect thereto).

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

          (k) Each Borrower is irrevocably and unconditionally obligated, without presentment, demand or protest, to pay to Agent any amounts paid by an issuer of a Letter of Credit Accommodation with respect to such Letter of Credit Accommodation (whether through the borrowing of Loans in accordance with Section 2.2(a) or otherwise). In the event that any Borrower fails to pay Agent on the date of any payment under a Letter of Credit Accommodation in an amount equal to the amount of such payment, Agent (to the extent it has actual notice thereof) shall promptly notify each Lender of the unreimbursed amount of such payment and each Lender agrees, upon one (1) Business Day's notice, to fund to Agent the purchase of its participation in such Letter of Credit Accommodation in an amount equal to its Pro Rata Share of the unpaid amount. The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in
Section 4 or any other event or circumstance. If such amount is not made available by a Lender when due, Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by any Borrower in respect of Loans that are Prime Rate Loans as set forth in Section 3.1(a) hereof.

     2.3 Amortization of Fixed Asset Loan Value. The Fixed Asset Loan Value (determined as of the date hereof) shall be reduced on the first Business Day of each month, commencing on the first Business Day of August, 2002, by an amount sufficient (assuming a like repayment each month) to reduce such Fixed Asset Loan Value to zero ($0) by the first Business Day of July, 2007. Notwithstanding the foregoing, in the event of any disposition, condemnation or casualty of Equipment or Real Property of a Borrower pursuant to Section 9.7 hereof (or in the event of receipt of any condemnation awards or casualty insurance proceeds in respect thereof), the value of which Equipment or Real Property has been included in the Fixed Asset Loan Value, the Fixed Asset Loan Value shall be reduced on the date of such event by an amount equal to a fraction (expressed as a percentage) where the numerator is the remaining Fixed Asset Loan Value and the denominator is the original Fixed Asset Loan Value (determined as of the date hereof) multiplied by (a) in the case of such Equipment, 90% of the Net Orderly Liquidation Value of such Equipment (as determined by Agent on the date hereof) and (b) in the case of such Real Property, 70% of the appraised fair market value of such Real Property (as determined by Agent on the date hereof), and such reduction shall be allocated to the installment reductions described above proportionally.

     2.4 Commitments. The aggregate outstanding amount of each Lender's Advances and US Dollar Amount of Foreign Advances (including through such Lender's Affiliates) shall not exceed the amount of such Lender's Commitment, as the same may from time to time be amended in accordance with the provisions hereof. If at any time the Maximum Credit is required to be reduced pursuant to
Section 9.7(b)(viii) hereof, (i) the Maximum Credit shall be reduced ratably, as to each Lender, in accordance with such Lender's Commitment Percentage and (ii) each Lender's Multi- Jurisdictional Commitment, if any, shall be automatically reduced by the same percentage as such Lender's Commitment was reduced. Agent is hereby authorized by all the Lenders to amend Schedule I at any time to reflect such adjustments.

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

SECTION 3.   INTEREST, FEES AND TAXES

     3.1  Interest.

          (a) Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder during the existence of any Event of Default or termination hereof shall be payable on demand.

          (b) Each Borrower (or Administrative Borrower on behalf of such Borrower) may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans (excluding Prime Rate Loans that are part of the Excess Prime Loan Tranche) be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from a Borrower (or Administrative Borrower on behalf of such Borrower) shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from a Borrower (or Administrative Borrower on behalf of such Borrower), such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, (iii) such Borrower (or Administrative Borrower on behalf of such Borrower) shall have complied with such customary procedures as are established by Agent and specified by Agent to Administrative Borrower from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than seven (7) Interest Periods may be in effect at any one time in the aggregate under this Agreement, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (vi) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower as provided under Section 3.3(b) hereof. Any request by or on behalf of a Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

          (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Administrative Borrower, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrowers shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of any Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing as provided under Section 3.3(d) hereof.

          (d) Interest shall be payable by Borrowers to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     3.2  Fees.

          (a) Borrowers shall pay to Agent monthly, for the account of each Lender, an unused line fee at a rate equal to one-quarter of one percent (0.25%) per annum calculated upon the amount by which such Lender's Commitment Percentage of $225,000,000 exceeds the average daily principal balance of such Lender's outstanding sum of Advances plus the average daily principal balance of the US Dollar Amount of its Foreign Advances, in each case during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

          (b) Borrowers agree to pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

     3.3  Changes in Laws and Increased Costs of Loans.

          (a) Except as provided in Section 3.4 hereof, if after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to any Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or

(iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loans or the Letter of Credit Accommodations, then Borrowers shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify Lenders against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost, setting forth in reasonable detail the calculation of such cost, shall be submitted to Administrative Borrower by Agent and shall be conclusive, absent manifest error. Failure or delay on the part of the Agent or any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation; provided, that, Borrowers shall not be under any obligation to compensate any Lender under this Section 3.3(a) with respect to increased costs with respect to any period prior to the date that is three (3) months prior to such request if such Lender knew or should have known of the circumstances giving rise to such increased costs and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs; provided, further, that, the foregoing limitation shall not apply to any increased costs arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such three-month period.

          (b) If prior to the first day of any Interest Period, (i) Agent or any Lender shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Administrative Borrower as soon as practicable thereafter, which notice shall be withdrawn by prompt telecopy or telephonic notice to Administrative Borrower by Agent when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Borrower (or Administrative Borrower on behalf of any Borrower) have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

          (c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such Lender shall promptly give written notice of such circumstances to Administrative Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

          (d) Borrowers shall indemnify Agent and each Lender and hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur as a consequence of (i) default by Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower (or Administrative Borrower on behalf of such Borrower) has given a notice requesting the same in accordance with the provisions of this Loan Agreement, (ii) default by any Borrower in making any prepayment of a Eurodollar Rate Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Loan Agreement and the payment of the Obligations.

          (e) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.3(a) or 3.3(c) with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.3(e) shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender pursuant to Section 3.3(a) or 3.3(c).

          (f) Upon the receipt by the Borrowers from Agent of a claim by any Lender (an "Affected Lender") under Section 3.3(a), the Borrowers may: (i) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Commitment; or (ii) replace such Affected Lender by designating another Eligible Transferee that is willing to acquire such Loans and assume such Commitments; provided that, (A) such replacement does not conflict with any requirement of law, (B) no Event of Default shall have occurred and be continuing at the time of such replacement, (C) the Borrowers shall repay (or the replacement bank or institution shall purchase, at par) all Loans, accrued interest and other amounts owing to

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such replaced Lender prior to the date of replacement, (D) the Borrowers shall be liable to such replaced Lender under Section 3.3(d) if any Eurodollar Rate Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 13.6 (provided that the Borrowers or the replacement Lender shall be obligated to pay any registration and processing fee), (F) the Borrowers shall pay any additional fees required by such replacement Lender as an inducement for such replacement Lender to become a party hereto and (G) the Borrowers shall pay all additional amounts (if any) required pursuant to Section 3.3(a) to the extent such additional amounts were incurred on or prior to the consummation of such replacement.

     3.4  Taxes.

          (a) Any and all payments by any Borrower and any Obligor to Agent or any Lender under this Agreement and any of the other Financing Agreements shall be made free and clear of, and without deduction or withholding for any Taxes or Other Taxes, except to the extent that it is required by law to deduct or withhold any Taxes or Other Taxes (in which case Section 3.4(c) below shall apply). In addition, Borrowers shall pay all Other Taxes (or Agent may, at its option, pay such Other Taxes and charge the loan account of the Borrowers for such amounts so paid).

          (b) Borrowers shall indemnify and hold harmless Agent and Lenders for the full amount of Taxes and Other Taxes paid by Agent or any Lender (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under any of the Financing Agreements, but not including Taxes or Other Taxes that arise as a result of Agent or any Lender's arrangements with the applicable taxing jurisdiction, if any, and not as a result of this Agreement) and any liability (including penalties, interest and expenses (including reasonable legal fees and expenses) other than those resulting solely from a failure by Agent or any Lender to pay any Taxes or Other Taxes which it is required to pay and for which it received an indemnity payment) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. Payment under this indemnification shall be made within ten (10) days after the date Agent or any Lender makes written demand therefor. If such Taxes or Other Taxes were not correctly or legally asserted, Agent or such Lender shall, upon Parent's request and at Borrowers' expense, provide such documents to Parent as Parent may reasonably request, to enable Parent to contest such Taxes or Other Taxes pursuant to appropriate proceedings then available to Parent (so long as providing such documents shall not, in the good faith determination of Agent or Lender, have the potential of resulting in any liability of Agent or any Lender). The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

          (c) If any Borrower or any Obligor shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Agent or any Lender, then:

              (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender (or Agent on behalf of

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

such Lender) receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

              (ii) each Borrower shall, or shall cause the applicable Obligor to, make such deductions and withholdings;

              (iii) each Borrower shall, or shall cause the applicable Obligor to, pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

              (iv) each Borrower shall, or shall cause the applicable Obligor to, also pay to Agent or any Lender, at the time interest is paid, all additional amounts which Agent or any Lender specifies as necessary in such Lender's good faith determination to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed (a "Tax Payment").

          (d) Within thirty (30) days after the date of any payment by any Borrower or any Obligor of Taxes or Other Taxes referenced in Section 3.4(b) above, Borrowers shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Agent. If any Borrower or Obligor makes a Tax Payment and Agent or any Lender determines that (i) a credit against, relief or refund of, or repayment of any Taxes (a "Tax Credit") is available and attributable to that Tax Payment; and
(ii) it has obtained, utilized and retained that Tax Credit, Agent or such Lender, as applicable, shall notify such Borrower or Obligor of such Tax Credit and shall pay an amount to such Borrower or Obligor which Agent or such Lender, as applicable, determines will leave it (following the making of that payment) in the same after-Tax position as it would have been in had no deduction or withholding been required, provided, that, nothing in this Section 3.4 shall require Agent or any Lender to do anything which could, as determined in good faith by Agent or such Lender, preclude or interfere with the way it conducts its business or tax affairs or requires it to disclose information which it considers is confidential to it or any of its Affiliates or customers, as determined in its sole discretion.

          (e) Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code (a "Foreign Lender") shall deliver to the Parent and to the Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrowers pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrowers pursuant to this Agreement) or such other evidence satisfactory to the Parent and the Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid or reduce such withholding tax, or such evidence as is satisfactory to the Parent and the Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrowers pursuant to this Agreement,

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

(b) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its lending office) to avoid any requirement of applicable laws that the Borrowers make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 3.4(e), and costs and expenses (including legal expenses) of the Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Agent.

          (f) The Borrowers shall not be required to indemnify the Agent or any Lender or to pay any increased amounts to the Agent or any Lender with respect to Taxes pursuant to this Section 3.4 (and may deduct and withhold such Taxes as required by law from payments to the Agent or any such Lender) to the extent that such Taxes are attributable to (i) a Lender's failure to comply in full with the provisions of Section 3.4(e), (ii) a Lender's failure to establish a complete exemption from Taxes provided that such failure to establish a complete exemption is not due to a change in law subsequent to the date of this Agreement, or (iii) any obligation to withhold, deduct or pay amounts with respect to Taxes that exists on the date such Agent or Lender becomes a party to this Agreement except to the extent such Agent's or Lender's assignor was entitled to receive such amounts with respect to Taxes at the time of the assignment.

          (g) No Lender shall be entitled to a payment of interest or penalties with respect to Taxes or Other Taxes under this Section 3.4 unless it shall have provided written notice to the applicable Borrower or Obligor of such Taxes or Other Taxes, as the case may be, within 60 days from the date on which such Lender received written notice of the imposition of such Taxes or Other Taxes, as the case may be, from the relevant taxing or governmental authority, but only to the extent such penalties or interest are attributable to such failure or delay by the Lender in providing such written notice.

Section 4.   CONDITIONS PRECEDENT

     4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Agent and Lenders making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

          (a) (i) no material adverse change shall have occurred in the assets, business or prospects of Loan Parties and their Subsidiaries determined on a consolidated basis since the date of Agent's latest field examination (not including for this purpose the field review referred to in clause (b) below) and
(ii) no change or event shall have occurred which would impair the ability of Loan Parties and their Subsidiaries to perform their obligations hereunder or under any of the other Financing Agreements or Foreign Financing Agreements to which they are parties or

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

of any Agent Party to enforce the Obligations or Foreign Obligations, as applicable, or realize upon the Collateral or any Foreign Collateral, in each case taken as a whole;

          (b) Agent shall have completed a field review of the Records and such other information with respect to the Collateral and Foreign Collateral as Agent may require to determine the amount of loans and financial accommodations available to Loan Parties and their Subsidiaries (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral and Foreign Collateral), the results of which each case shall be satisfactory to Agent, not more than three (3) Business Days prior to the date hereof;

          (c) the Excess Availability as determined by Agent, as of the date hereof, shall be not less than $40,000,000 after giving effect to (i) the initial Loans made or to be made and the Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder, (ii) the Foreign Advances made or to be made in connection with the initial transactions contemplated under the Foreign Financing Agreements and (iii) payment of all fees and expenses in connection with the transactions under the Financing Agreements and the Foreign Financing Agreements;

          (d) Agent shall have received evidence, in form and substance satisfactory to Agent, that each Collateral Agent has a valid perfected first priority security interest in all of the Collateral and Foreign Collateral, as applicable; and

          (e) Agent and its counsel shall have completed its review, with results satisfactory to Agent, of all business and legal due diligence as may be requested by Agent and its counsel;

          (f) Agent shall be satisfied that no investigation, litigation or other proceedings shall be pending or threatened against any Loan Party or any Subsidiary of any Loan Party which could have a Material Adverse Effect in the reasonable determination of Agent;

          (g) Agent shall have received, in form and substance reasonably satisfactory to Agent, a detailed schedule of projected Excess Availability for fiscal year 2002 which shall be consistent with previously disclosed financial information by Loan Parties to Agent; and

          (h) the Financing Agreements, the Foreign Financing Agreements and all other instruments, documents, certificates, agreements, information and records listed on Schedule 4.1 shall have been duly executed and/or delivered to Agent, in form and substance satisfactory to Agent.

     4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to the Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

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

          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

          (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist which is applicable to the Loan Parties, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority against any of the Loan Parties, which (i) purports to enjoin, prohibit, restrain or otherwise adversely affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or has a reasonable likelihood of having a Material Adverse Effect; and

          (c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

Section 5.   GRANT AND PERFECTION OF SECURITY INTEREST

     5.1 Grant of Security Interest. To secure payment and performance of all Obligations, each Loan Party hereby grants to Agent, for itself and the ratable benefit of Lenders and Foreign Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the ratable benefit of Lenders and Foreign Lenders, as security, all personal and real property and fixtures, and interests in property (excluding leasehold mortgages) and fixtures, of such Loan Party, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by any Agent Party, collectively, the "Collateral"), including all of such Loan Party's:

          (a) Accounts;

          (b) general intangibles, including, without limitation, all Intellectual Property;

          (c) goods, including, without limitation, Inventory and Equipment;

          (d) Real Property and fixtures;

          (e) chattel paper, including, without limitation, all tangible and electronic chattel paper;

          (f) instruments, including, without limitation, all promissory notes;

          (g) documents;

          (h) deposit accounts;

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

          (i) letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

          (j) supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

          (k) (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of such Loan Party now or hereafter held or received by or in transit to any Agent Party, or its Affiliates or at any other depository or other institution from or for the account of such Loan Party, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

          (l) commercial tort claims, including, without limitation, those identified in the Information Certificate;

          (m) to the extent not otherwise described above, Receivables;

          (n) Records; and

          (o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

          Notwithstanding the foregoing, with respect to any security interest and lien granted by a Loan Party in favor of Agent on any of such Loan Party's Capital Stock of a Person organized outside the United States, no more than 66.5% of the issued and outstanding Capital Stock of such Person shall secure the Obligations owing to the Lenders party to this Agreement.

     5.2  Perfection of Security Interests.

          (a) Each Loan Party irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Loan Party as debtor, as Agent may require, and including any other information with respect to such Loan Party or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Loan Party hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Loan Party, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing

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

statements (and amendments, if any). Each Loan Party hereby authorizes Agent to adopt on behalf of such Loan Party any symbol required for authenticating any electronic filing. In the event that the description of the Collateral in any financing statement naming Agent or its designee as the secured party and any Loan Party as debtor includes assets and properties of such Loan Party that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Loan Party to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall any Loan Party at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Loan Party as debtor, except as expressly permitted by the applicable Uniform Commercial Code.

          (b) Each Loan Party hereby represents and warrants to Agent and Lenders that it does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that any Loan Party shall be entitled to or shall receive any chattel paper or instrument after the date hereof, such Loan Party shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Loan Party (including by any agent or representative), such Loan Party shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that such Loan Party has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent's option, each Loan Party shall, or Agent may at any time on behalf of any Loan Party, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper] [instrument] is subject to the security interest of Congress Financial Corporation (Central), as Agent and any sale, transfer, assignment or encumbrance of this [chattel paper] [instrument] violates the rights of such secured party."

          (c) In the event that any Loan Party shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Loan Party shall promptly notify Agent thereof in writing. Promptly upon Agent's request, such Loan Party shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

          (d) Each Loan Party hereby represents and warrants to Agent and Lenders that it does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. No Loan Party shall, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of any Loan Party to open or establish such account which notice shall specify in reasonable detail and

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

specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Loan Party is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, such Loan Party shall deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Loan Party and the bank at which such deposit account is opened and maintained. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, petty cash accounts used in accordance with any Loan Party's historical practices, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party's salaried employees.

               (e) Each Loan Party hereby represents and warrants to Agent and Lenders that it does not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

                    (i) In the event that any Loan Party shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, subject to the last paragraph of Section 5.1 hereof, such Loan Party shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. Subject to the last paragraph of Section 5.1 hereof, if any securities, now or hereafter acquired by any Loan Party are uncertificated and are issued to such Loan Party or its nominee directly by the issuer thereof, such Loan Party shall immediately notify Agent thereof and shall cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of any Loan Party or such nominee upon written notice to such issuer from Agent that an Event of Default exists.

                    (ii) No Loan Party shall, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (a) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Loan Party to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Loan Party is dealing and the purpose of the account, (b) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (c) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Loan Party shall execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Loan Party and such securities intermediary.

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

               (f) Each Loan Party hereby represents and warrants to Agent and Lenders that it is not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that any Loan Party shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Loan Party shall promptly notify Agent thereof in writing. During the existence of an Event of Default and upon Agent's request, such Loan Party shall use its best efforts to immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent in its good faith determination, consenting to the assignment of the proceeds of the letter of credit to Agent by such Loan Party and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrowers' expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

               (g) Each Loan Party hereby represents and warrants to Agent and Lenders that it does not have any commercial tort claims (other than class actions unless such Loan Party's ascertainable portion of the claim in such action is in excess of $250,000) as of the date hereof in excess of $250,000 individually or $1,000,000 in the aggregate outstanding at any time when combined with all tort claims (other than class actions unless such Loan Party's ascertainable portion of the claim in such action is in excess of $250,000) for all Loan Parties, except as set forth in the Information Certificate. In the event that any Loan Party shall at any time after the date hereof have any commercial tort claims in excess of $250,000 individually or $1,000,000 in the aggregate outstanding at any time when combined with all tort claims for all Loan Parties, such Loan Party shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Loan Party to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Loan Party to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Loan Party of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Loan Party as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Loan Party shall promptly upon Agent's request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may reasonably require in connection with such commercial tort claim.

               (h) Each Loan Party hereby represents and warrants to Agent and Lenders that it does not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of a Loan Party permitted herein in the ordinary course of business of such Loan Party in the possession of the carrier transporting such goods and except for goods, documents of title or Collateral which are

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

de minimus in value. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Loan Parties shall promptly notify Agent thereof in writing. Promptly upon Agent's request, Loan Parties shall use commercially reasonable efforts to deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and the Loan Party that is the owner of such Collateral.

               (i) Each Loan Party shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Loan Party's signature thereon is required therefor,
(ii) causing Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral,
(iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 6.  COLLECTION AND ADMINISTRATION

          6.1 Borrowers' Loan Accounts. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Obligor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

          6.2 Statements. Agent shall render to Administrative Borrower each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Agent receives a written notice from Administrative Borrower of any specific exceptions of Administrative Borrower thereto within thirty (30) days after the date such statement has been received by Administrative Borrower. Until such time as Agent shall have rendered to Administrative Borrower a written statement as provided above, the balance in any Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers.

          6.3  Collection of Accounts.

               (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Agent may

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specify, with such banks as are reasonably acceptable to Agent into which
Borrowers shall promptly deposit and direct their respective account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrowers shall deliver, or cause to be delivered to Agent a Depository Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Agent may become the bank's customer with respect to any of the Blocked Accounts and promptly upon Agent's request, Borrowers shall execute and deliver such agreements and documents as Agent may reasonably require in connection therewith. Unless and until a Trigger Event exists, Agent shall permit such banks maintaining such Blocked Accounts to remit amounts deposited therein to the operating accounts of Borrowers. During the existence of a Trigger Event, each Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

               (b) For purposes of calculating the amount of the Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit the applicable Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Agent in the Agent Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day. In the event that at any time or from time to time there are no Revolving Loans outstanding, Agent shall be entitled to an administrative charge in an amount equivalent to the interest that would have been payable for such Business Day had there been Revolving Loans outstanding on such day as calculated by Agent in accordance with its customary practice. The economic benefit of the timing in the application of payments (and the administrative charge with respect thereto, if applicable) shall be for the sole benefit of Agent. In the event that at any time Agent is not receiving collections on Receivables or other payments under this Section 6.3, Agent shall be entitled to an administrative charge in an amount equivalent to the collection day charges Agent would have received in accordance with its customary practice had Agent received such collections.

               (c) Each Loan Party and its respective shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with any Loan Party's own funds. Borrowers agree to reimburse

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Agent on demand for any amounts owed or paid to any bank at which a Blocked
Account or any other deposit account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank or person. The obligations of Borrowers to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement.

          6.4  Payments.

               (a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time in writing to Administrative Borrower. Agent shall apply payments received or collected from any Borrower for the account of any Borrower (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders from any Borrower; second, to pay interest due in respect of any Loans; third, to pay principal due in respect of the Loans; provided, that if Agent has not commenced exercising default-related remedies, (x) the Loans consisting of the Pro Rata Excess Advances shall be paid before all other Loans and (y) the Loans comprising the Excess Prime Loan Tranche shall be paid last; fourth, to cash collateralize any outstanding Letter of Credit Accommodations; and fifth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines pursuant to the terms of the Agency Agreement. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Administrative Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans and (ii) to the extent any Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral. With respect to any Loans, to the extent not specified above, Agent may apply payments to such Loans in such order as Agent shall determine.

               (b) At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower and a description thereof shall be set forth in the monthly statement provided under
Section 6.2 hereof. Borrowers shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrowers shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any

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payments or proceeds surrendered or returned. This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

          6.5 Authorization to Make Loans. Agent and Lenders are authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Administrative Borrower or any Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 12:00 noon Chicago time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower when deposited to the credit of any Borrower or otherwise disbursed or established in accordance with the instructions of any Borrower or in accordance with the terms and conditions of this Agreement.

          6.6 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided by Agent to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Agent on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to the provisions hereof shall be used by such Borrower only for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

          6.7 Appointment of Administrative Borrower for Requesting Loans and Receipts of Loans and Statements.

               (a) Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Obligor.

               (b) Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this Section 6.7. Administrative Borrower shall ensure that the disbursement of any Loans to a Borrower requested by or paid to or for the account of

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such Borrower, or the issuance of any Letter of Credit Accommodations for a
Borrower hereunder, shall be paid to or for the account of such Borrower.

               (c) Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

               (d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made directly by such Borrower.

               (e) No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Agent.

          6.8 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement (including Section 6.10(f) hereof): (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

          6.9  Sharing of Payments, Etc.

               (a) Each Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify Administrative Borrower and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

               (b) If any Lender (including Agent) shall obtain from any Borrower or Obligor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by any Borrower to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed

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by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

               (c) Each Borrower agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

               (d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker's lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

          6.10 Settlement Procedures.

               (a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to any Borrower's loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

               (b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender's Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. Chicago time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Lender prior to 12:00 noon Chicago time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. Chicago time on the same Business Day and if received by a Lender after 12:00 p.m. Chicago time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. Chicago time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of each of the outstanding Loans is more than such Lender's Pro Rata Share of each of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the

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amount of the increase. Alternatively, if the amount of a Lender's Pro Rata
Share of each of the outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of each of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letter of Credit Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

               (c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by a Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent's disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Loan hereunder.

               (d) If Agent is not funding a particular Loan to a Borrower (or Administrative Borrower for the benefit of such Borrower) pursuant to this Section on any day, Agent may assume that each Lender will make available to Agent such Lender's Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrower on such day. If Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Loan made by Agent for its

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own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Administrative Borrower of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Parent's receipt of such notice. A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by the Agent on such Lender's behalf, or any Lender who fails to pay any other amount owing by it to Agent, is a "Defaulting Lender". Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). This Section shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or Obligor of their duties and obligations hereunder.

               (e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

               (f)  The Lenders acknowledge and agree that:

                    (i) if there has been a net reduction in Foreign Advances of any Multi-Jurisdictional Lender during a Settlement Period, then on the date of settlement for such Settlement Period pursuant to Section 6.10(b) hereof, such Multi-Jurisdictional Lender shall be deemed to have purchased from the other Lenders without Multi-Jurisdictional Commitments an amount of Prime Rate Loans under the Excess Prime Loan Tranche in an amount equal to the product of
(A) One Hundred Percent (100%) less the sum of all Multi-Jurisdictional Lenders' Commitment Percentages multiplied by (B) the US Dollar Amount of such repayment of Foreign Advances. To the extent such purchase of Prime Rate Loans results in a Multi-Jurisdictional Lender having a disproportionate Pro Rata Share of Prime Rate Loans, Agent may adjust the allocation of future Eurodollar Rate Loans for the purpose of providing each Lender, if possible, with a Pro Rata Share of Eurodollar Loans and Prime Rate Loans; and

                    (ii) if there has been a net increase in Foreign Advances of any Multi-Jurisdictional Lender during a Settlement Period, then on the date of settlement for such Settlement Period pursuant to Section 6.10(b) hereof, such Multi-Jurisdictional Lender shall be deemed to have sold to the other Lenders without Multi-Jurisdictional Commitments (ratably in accordance with their Adjusted Commitment Percentages) such Multi-Jurisdictional Lender's Prime Rate Loans, to the extent available, in an amount equal to the product of (A) One Hundred Percent (100%) less the sum of all Multi-Jurisdictional Lenders' Commitment Percentages multiplied by (B) the US Dollar Amount of the increase in Foreign Advances. Lenders acknowledge and agree that to the extent any Multi-Jurisdictional Lender does not have

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sufficient Prime Rate Loans to sell as described above, (i) such
Multi-Jurisdictional Lender shall be deemed to have sold all of its interests in Prime Rate Loans and (ii) such Multi-Jurisdictional Lender's outstanding Advances as of such settlement date will be in excess of its Pro Rata Share and Commitment Percentage of all outstanding Advances, by an amount equal to such deficiency of saleable Prime Rate Loans (such excess amount referred to herein as the "Pro Rata Excess Advances"). With respect to any Advances to be made by any Lender thereafter, Agent will adjust the "Pro Rata Share" of such Lender (by decreasing the Pro Rata Share of Advances to be funded by each Multi-Jurisdictional Lender with a deficiency as described above and increasing the Pro Rata Share of any other Lender without a Multi-Jurisdictional Commitment) until such time as each Lender can be provided with an unadjusted Pro Rata Share of Advances.

     6.11 Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

     7.1  Collateral Reporting.

          (a) Borrowers shall provide Agent with the following documents in a form satisfactory to Agent as soon as possible after the end of each month (but in any event within ten (10) Business Days after the end thereof); provided, that, at any time when Average Excess Availability is less than $40,000,000 or a Default or Event of Default exists, Borrowers shall provide Agent with such documents on a more frequent basis as Agent shall require:

              (i) a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of the last Business Day of the immediately preceding month (or more frequent period if applicable), which Borrowing Base Certificate shall be complete and accurate in all material respects as determined by Agent;

              (ii) (A) perpetual inventory reports, (B) inventory reports by location and category (and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, processors or other third parties), the allocations of which shall be consistent with the procedures used in appraisals delivered to Agent prior to the date hereof , (C) agings of accounts receivable (together with a reconciliation to the previous month's aging and general ledger) and (D) agings of accounts payable (and including information indicating the amounts then owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral);

              (iii) upon Agent's request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Borrower; and

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              (iv)  such other reports as to the Collateral as Agent shall request from time to time.

          (b) During the existence of a Trigger Event, Borrowers shall provide to Agent on a regularly scheduled basis as required by Agent, schedules in a form satisfactory to Agent reflecting sales made, credits issued, cash or other items of payment received and other data relating to the collection of Receivables and intercompany loan balances as Agent shall require.

          (c) If any Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower, hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     7.2  Accounts Covenants.

          (a) Borrowers shall notify Agent promptly of: (i) any material delay in the Borrowers' performance of any of their material obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, in each case where "material" is determined on a consolidated basis for all Borrowers, (ii) all material adverse information known to any Borrower relating to the financial condition of any account debtor and (iii) any event or circumstance which, to any Borrower's knowledge, would cause Agent to consider any then existing Accounts in excess of $2,000,000 as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agent's consent, except in the ordinary course of a Borrower's business in accordance with practices and policies disclosed to Agent and except as set forth in the schedules delivered to Agent pursuant to Section 7.1(a) above. So long as no Event of Default exists or has occurred and is continuing, Borrowers shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

          (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or Schedule thereof delivered to Agent shall be true and complete in all material respects, (ii) during the existence of a Trigger Event no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Borrower's business in accordance with practices and policies disclosed to Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing with respect thereto except as reported to Agent at the time of delivery of the Borrowing Base Certificate in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto, to the extent such Account is in excess of $2,000,000 will violate in any material respect any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such

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documentation will be legally enforceable in accordance with its terms except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

     7.3 Inventory Covenants. With respect to the Inventory (a) each Borrower shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory and such Borrower's cost therefor, in each case consistent with the records reviewed by Agent prior to the date hereof; (b) Borrowers shall conduct a physical count of the Inventory at least once each year but at any time or times as Agent may request during the existence of an Event of Default, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (c) Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except (i) for sales of Inventory in the ordinary course of its business, (ii) to move Inventory directly from one location set forth or permitted herein to another such location, (iii) for Inventory shipped from the manufacturer thereof to such Borrower which is in transit to the locations set forth or permitted herein or (iv) to an outside processor for processing; (d) upon Agent's request, Borrower shall, at their expense, no more than one (1) time in any twelve (12) month period (or twice in any twelve (12) month period in respect of core Inventory), but at any time or times as Agent may request during the existence of an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Inventory by an independent appraiser acceptable to Agent applying an approach to valuation which is consistent to the approach used in the appraisals of Borrowers' Inventory prepared for Agent prior to the date hereof, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (e) Borrowers shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrowers shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower to repurchase such Inventory; (i) Borrowers shall keep the Inventory in good and marketable condition; and (j) Borrowers shall not, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by Administrative Borrower to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

     7.4 Equipment and Real Property Covenants. With respect to the Equipment and owned Real Property: (a) upon Agent's request, Borrowers shall, at their expense, no more than one (1) time in any twelve (12) month period, but at any time or times as Agent may request during the existence of an Event of Default, deliver or cause to be delivered to Agent written

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appraisals as to the Equipment and/or the owned Real Property by an independent appraiser acceptable to Agent applying an approach to valuation which is consistent to the approach used in the appraisals of Borrowers' Equipment and/or the owned Real Property prepared for Agent prior to the date hereof, addressed to Agent and upon which Agent is expressly permitted to rely; (b) Borrowers shall keep the Equipment in good order, repair, running and marketable condition (obsolescence and ordinary wear and tear excepted); (c) to the extent included in the Borrowing Base, Borrowers shall use the Equipment and owned Real Property with all reasonable care and caution and in material compliance with applicable standards of any insurance and in material compliance with all applicable material laws; (d) Borrowers shall use all other Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in compliance with all applicable laws, except in each case where non-compliance could, individually or in the aggregate for all such non-compliance, not have a Material Adverse Effect; (e) the Equipment is and shall be used in the business of Borrowers and not for personal, family, household or farming use; (f) Borrowers shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower in the ordinary course of business; (g) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property; and (h) each Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property.

     7.5 In-Transit Inventory Covenants. With respect to the Eligible In-Transit Inventory of any Borrower, such Borrower shall (a) promptly, but in no event later than five (5) Business Days after any Inventory ceases to be covered by a bill of lading from the carrier transporting such goods to the applicable United States port, (i) pay all applicable freight costs and duties, tariffs, taxes and any other governmental assessments applicable to the importation and/or sale of all such Inventory and (ii) satisfy all other requirements necessary for permitting all such Inventory to gain entry into the United States through the United States Customs Service in compliance with any applicable import quotas for immediate sale and/or distribution in the United States; (b) during the existence of a Trigger Event, cause all bills of lading and other documents of title issued by any carrier of goods owned by such Borrower being transported to the United States from any other country to constitute Qualifying Bill of Lading and if such goods are being transported other than from overseas, such Borrower shall cause all bills of lading and other documents of title issued by any carrier of goods owned by such Borrower to be in non-negotiable form in the name of such Borrower or such other Person as Agent shall designate; and (c) during the existence of a Trigger Event, not enter into any arrangement or agreement with any customs agents, freight forwarders or principal domestic common carriers, unless Agent receives an agreement with such party on terms and conditions acceptable to Agent.

     7.6 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower's true and lawful attorney-in-fact, and authorizes Agent, in such Borrower's or Agent's name, to: (a) at any time an Event of Default exists (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon

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such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time during the existence of a Trigger Event, to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received,
(iii) endorse such Borrower's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent's account for application to the Obligations, (iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in such Borrower's name, Agent's name or the name of Agent's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose, and to complete in such Borrower's or Agent's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (vi) sign such Borrower's name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Each Borrower hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's or any Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     7.7 Right to Cure. Agent may, at its option, upon notice to Administrative Borrower, (a) cure any default by any Borrower under any material agreement with a third party that materially adversely affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower to perform its material obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any material judgment entered against any Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Agent's good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge any Borrower's account therefor, such amounts to be repayable by Borrowers on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower. Any payment made or

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other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     7.8 Access to Premises. From time to time as requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of each Borrower's premises during normal business hours and after reasonable prior notice to Administrative Borrower, or at any time during normal business hours and without notice to Administrative Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower's books and records, including the Records, and (b) each Borrower shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and Agent or any Lender or Agent's designee may use during normal business hours such of any Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral. Notwithstanding the foregoing, absent the existence of an Event of Default, the Borrowers shall not be liable for any $750 per diem charge per person per day for Agent's examiners performing their duties in accordance with Section 7.8.

SECTION 8.  REPRESENTATIONS AND WARRANTIES

          Each Loan Party hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

     8.1 Legal Existence, Power and Authority. Each Borrower and each Foreign Borrower is a corporation, limited liability company or other legal entity duly organized and in good standing under the laws of its jurisdiction of organization. Each Material Loan Party is duly qualified as a foreign corporation, limited liability company or other legal entity and in good standing in all jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Person's financial condition, results of operation or business or the rights of any Collateral Agent in or to any of the Collateral or Foreign Collateral, as applicable. Each Subsidiary of Parent (other than a Borrower or a Foreign Borrower) is a corporation, limited liability company or other legal entity duly organized and in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation, limited liability company or other legal entity and in good standing in all jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the Foreign Financing Agreements and the transactions contemplated hereunder and thereunder by any Loan and any Subsidiary of any Loan Party (a) are all within the powers of each such Loan Party and each such Subsidiary of each Loan Party party thereto, (b) have been duly authorized by each such Loan Party and each such Subsidiary of each Loan Party party thereto; (c) are not in contravention of any law applicable to each Loan Party and each Subsidiary of each Loan Party the violation of which, individually or in the aggregate for all such violations, could reasonably be expected to have a Material Adverse Effect, (d) are not in contravention of the terms of any articles or

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certificate of incorporation or formation, by-laws, limited liability company agreement, or other organizational documentation of each such Loan Party and each such Subsidiary of each Loan Party, or any indenture, loan agreement, deed of trust, lease, security or pledge agreement to which any Loan Party or any Subsidiary of any Loan Party is a party or by which any Loan Party or any Subsidiary of any Loan Party or its property are bound and (e) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Loan Party or any Subsidiary of any Loan Party except as provided in the Financing Agreements and the Foreign Financing Agreements. The Financing Agreements and the Foreign Financing Agreements to which any Loan Party or any Subsidiary of a Loan Party is a party constitute or will constitute when executed legal, valid and binding obligations of such Person enforceable in accordance with their respective terms except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

          (a) The exact legal name of each Loan Party and each Subsidiary of each Loan Party is as set forth in the Information Certificate, subject to the rights of any such Person to change its legal name in accordance with Section
9.1 below. No Loan Party and no Subsidiary of any Loan Party has, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate, subject to the rights of any such Person to change its name in accordance with Section 9.1 below or merge or acquire assets in accordance with Sections 9.7 and 9.10(j) below.

          (b) Each Loan Party and each Subsidiary of each Loan Party is an organization of the type and organized in the jurisdiction set forth in the Information Certificate, subject to the rights of any such Person to change its organizational type and jurisdiction in accordance with Section 9.1 below. The Information Certificate accurately sets forth the organizational identification number of each Loan Party and each Obligor or accurately states that such Person has none and accurately sets forth the federal employer identification number of each such Person, subject to the rights of any such Person to changes its organizational type in accordance with Section 9.1 below.

          (c) The chief executive office and mailing address of each Loan Party and each Subsidiary of each Loan Party and each such Person's Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate, subject to the rights of any such Person to establish new locations in accordance with Section 9.2 below and, with respect to each Borrower, each Obligor, each Foreign Borrower and each Foreign Obligor its only other places of business and the only other locations of assets, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the rights of any such Person to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by a Loan Party, an Obligor, a Foreign Borrower or a Foreign Obligor and sets forth the owners and/or

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operators thereof subject to the rights of any such Person to establish new locations in accordance with Section 9.2 below.

     8.3 Financial Statements; No Material Adverse Change. All Financial Statements which have been or may hereafter be delivered by Parent to Agent and Lenders have been prepared in accordance with GAAP (except as to any Interim Financial Statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of Parent and its consolidated Subsidiaries as at the dates and for the periods set forth therein. Except as disclosed in any Interim Financial Statements furnished by Parent to Agent prior to the date of this Agreement, there has been no act, condition or event which, individually or in the aggregate for all such acts, conditions or events, has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited Financial Statements furnished by Loan Parties to Agent prior to the date of this Agreement. As used herein, "Financial Statements" shall mean (i) an audited balance sheet, statement of operations and statement of cash flows, in each case on a consolidated basis for Parent and its consolidated Subsidiaries; and (ii) an unaudited consolidating balance sheet, statement of operations and a statement of cash flows for the Parent and its consolidated Subsidiaries; and "Interim Financial Statements" shall mean an unaudited balance sheet, statement of operations and statement of cash flows, in each case on a consolidated and consolidating basis for the Parent and its consolidated Subsidiaries, except that such statements shall be subject to normal year-end adjustments and shall not include any footnotes.

     8.4 Priority of Liens; Title to Properties. The security interests and liens granted to the Collateral Agents under this Agreement, the other Financing Agreements and the Foreign Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral and Foreign Collateral subject only to (a) prior liens described in Sections 9.8(b),
(d), (e), (f), (g) and (h) which exist on the date hereof; (b) prior liens arising after the date hereof under Sections 9.8(b), (c), (d), (f), (g) and, to the extent permitted under Section 9.9(b), prior liens arising under Sections 9.8(e) and 9.8(h) and (c) other liens permitted under Section 9.8 which are junior to the Collateral Agent's liens in the Collateral and the Foreign Collateral. Each Loan Party and each Subsidiary of each Loan Party has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Collateral Agents and those described in the previous sentence.

     8.5 Tax Returns. Each Loan Party and each Subsidiary of each Loan Party, individually or on a consolidated basis, has filed, or caused to be filed, in a timely manner all federal income tax returns and, except where the failure to so file, individually or in the aggregate for all such failures, would not have a Material Adverse Effect, all other tax returns, reports and declarations which are required to be filed by it. All material information of the Loan Parties and their Subsidiaries, taken as a whole, in such tax returns, reports and declarations is complete and accurate in all material respects. Each Loan Party and each Subsidiary of each Loan Party has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Person and with respect to which adequate reserves in accordance with GAAP have been set aside on its books.

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Adequate provision has been made for the payment of all accrued and unpaid
Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     8.6 Litigation. Except as set forth on Schedule 8.6 to the Information Certificate, (a) to any Loan Party's knowledge, there is no investigation by any Governmental Authority pending or threatened against or affecting any Loan Party or any Subsidiary of any Loan Party, its or their assets or business and (b) there is no action, suit or proceeding by any Person pending, or to any Loan Party's knowledge threatened, against any Loan Party or any Subsidiary of any Loan Party or its or their assets, or against or affecting any transactions contemplated by any Financing Agreement or any Foreign Financing Agreement, in each case, which if adversely determined against such Person, individually or in the aggregate for all such matters, has or could reasonably be expected to have a Material Adverse Effect.

     8.7  Applicable Laws.

          (a) Each Loan Party and each Subsidiary of each Loan Party is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws, except in each case where the failure to be in compliance, individually or in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

          (b) Each Loan Party and each Subsidiary of each Loan Party has obtained all material permits, material licenses, material approvals, material consents, material certificates, material orders or material authorizations of any Governmental Authority required for the lawful conduct of its business (collectively, the "Permits"). All of the Permits are valid and subsisting and in full force and effect. There are no actions or proceedings pending or to any Loan Party's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

     8.8  Environmental Compliance.

          (a) Except as set forth on Schedule 8.8 to the Information Certificate, no Loan Party and no Subsidiary of any Loan Party has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or Permit, and the operations of each such Person complies with all Environmental Laws and all Permits in each case except for such violations which, individually or in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth on Schedule 8.8 to the Information Certificate, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, citation or written notice directed to any Loan Party or any of its Subsidiaries by any Governmental Authority or any other person nor is any pending or to any Loan Party's knowledge threatened, with respect to any non-compliance with or violation of the requirements

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of any Environmental Law by any Loan Party or any Subsidiary of any Loan Party
or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which, individually or in the aggregate for all such matters, could reasonably be expected to have a Material Adverse Effect.

          (c) Except as set forth on Schedule 8.8 to the Information Certificate, no Loan Party and no Subsidiary of any Loan Party has any liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which, individually or in the aggregate for all such actions, could reasonably be expected to have a Material Adverse Effect.

          (d) Except as set forth on Schedule 8.8 to the Information Certificate, Loan Parties and their Subsidiaries have all Permits required to be obtained or filed in connection with the operations of each such Person under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect except where the failure to have any such Permits could not, individually or in the aggregate for all such failures, reasonably be expected to have a Material Adverse Effect.

     8.9  Employee Benefits.

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law and their foreign equivalents to the extent applicable. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to any Loan Party's knowledge, nothing has occurred which could reasonably be expected to cause the loss of such qualification. Each Loan Party and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) Except for individual claims for benefits in the ordinary course of business, there are no pending, or to any Loan Party's knowledge, threatened, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the
Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) each Loan Party and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Loan Party and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Loan Party and its ERISA Affiliates have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, in each case with respect to any of the events described in clauses (i) through (v), to the extent any such

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event, individually or in the aggregate for all such events, could reasonably be expected to have a Material Adverse Effect.

     8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Loan Party, any Obligor or any Foreign Borrower maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of each such Person to establish new accounts in accordance with Section 5.2 hereof.

     8.11 Intellectual Property. Each Loan Party and each Subsidiary of each Loan Party owns, has an extant license from a third party, or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. Except where an omission could not reasonably be expected to have, individually or in the aggregate for all such omissions, a Material Adverse Effect, as of the date hereof, no Loan Party and no Subsidiary of any Loan Party has (i) any Intellectual Property registered, issued, or subject to pending applications, renewals, extensions, continuations, or the like in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof, or in any other country, other than those described in Schedule 8.11 to the Information Certificate; (ii) any other Intellectual Property under common law rights in the United States, any State thereof, any political subdivision, or any other country, other than those described in Section 8.11 to the Information Certificate which, if not listed therein, would have, individually or in the aggregate for all such omissions, a Material Adverse Effect; and (iii) granted or obtained any Material Licenses other than as set forth in Schedule 8.11 to the Information Certificate. To the knowledge of any Loan Party, no event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights, which could reasonably be expected to have, individually or in the aggregate for all such events, a Material Adverse Effect. To any Loan Party's knowledge, no Intellectual Property used by any Loan Party, Subsidiary of a Loan Party, Affiliate, licensee or other agent (including, without limitation, the use of such Intellectual Property as a slogan or other advertising device, product, process method, substance, and on or in association with other Intellectual Property or goods bearing or using any Intellectual Property currently sold or contemplated to be sold by any Loan Party, Subsidiary of a Loan Party, Affiliate, licensee or other agent of any Loan Party or Subsidiary of any Loan Party) infringes and/or misappropriates any Intellectual Property right of any other Person; and no claim or litigation is pending or threatened against or affecting any Loan Party, Subsidiary of any Loan Party, Affiliate, licensee or other agent of any Loan Party or Subsidiary of any Loan Party contesting its right to sell, license or use any such Intellectual Property. Schedule 8.11 to the Information Certificate sets forth all of the Material Licenses of each Loan Party and each Subsidiary of each Loan Party in effect on the date hereof and the dates of the expiration of such agreements. No Intellectual Property owned or used by any Loan Party or any Subsidiary of any Loan Party, or licensed to any Loan Party or any Subsidiary of any Loan Party pursuant to a Material License is (i) subject to any security interest, lien, collateral assignment, pledge or other encumbrance created or established by any Loan Party or any Subsidiary of any Loan Party in favor of any Person other than a Collateral Agent, or (ii) affixed to any Eligible Inventory, except (a) to the extent permitted under the terms of the License Agreements listed on Schedule
8.11 to the Information Certificate and (b) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Person under applicable law (including the United States Copyright Act of 1976).

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     8.12 Subsidiaries; Affiliates; Capitalization; Solvency.

          (a) Each Loan Party does not have any direct or indirect Subsidiaries and each Loan Party, Obligor and Foreign Borrower is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate, subject to the rights of any such Loan Party, Obligor or Foreign Borrower to (i) create or acquire Subsidiaries in accordance with Section 9.10(j) hereof and (ii) engage in transactions with joint ventures in accordance with Section 9.10(k) hereof.

          (b) Schedule 8.12 to the Information Certificate reflects the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Loan Parties (but with respect to Parent, only holders of 5% or more of its Capital Stock as of the date hereof) and their Subsidiaries listed on Schedule 8.12 to the Information Certificate and, with respect to all Subsidiaries of Parent, there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of such Persons are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any such Loan Party or Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares, subject to the rights of any such Person to issue Capital Stock in accordance with Section 9.7(b)(v) hereof.

          (c) The issued and outstanding shares of Capital Stock of each Loan Party (except Parent) and each Subsidiary of each Loan Party are directly and beneficially owned and held by the Persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, and, to the extent held by any Loan Party, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent prior to the date hereof.

          (d) The Loan Parties and their Subsidiaries, taken as a whole, are Solvent and will continue to be Solvent after the creation of the Obligations, the Foreign Obligations, the security interests of Collateral Agents and the other transaction contemplated hereunder and under the Foreign Financing Agreements.

     8.13 Labor Disputes.

          (a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to any Loan Party, any Obligor, any Foreign Borrower or any Foreign Obligor and any union, labor organization or other bargaining agent in respect of the employees of any such Person on the date hereof.

          (b) There is (i) to any Loan Party's knowledge, no unfair labor practice complaint pending against any Loan Party or any Subsidiary of any Loan Party or, to any Loan Party's knowledge, threatened against any Loan Party or any Subsidiary of any Loan Party, before the National Labor Relations Board, and, to any Loan Party's knowledge, no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Loan Party or any Subsidiary of any Loan Party or, to any Loan Party's knowledge, threatened against it, and (ii) to any Loan Party's knowledge, no strike, labor dispute, slowdown or stoppage is pending against any Loan Party or any Subsidiary of any Loan

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Party or, to any Loan Party's knowledge, threatened against any Loan Party or any Subsidiary of any Loan Party except in the cases of clauses (i) and (ii) where any such occurrences, individually or in the aggregate for all such occurrences, could not reasonable be expected to have a Material Adverse Effect.

     8.14 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Loan Party or any Subsidiary of any Loan Party permitted hereunder (so long as any restrictions in any agreement entered into after the date hereof are no more restrictive than the restrictions as in effect on the date hereof), there are no contractual or consensual restrictions on any Loan Party or any Subsidiary of any Loan Party which prohibit or otherwise restrict (a) the transfer of cash or other assets between any such Persons or (b) the ability of any such Person to incur Indebtedness or grant security interests to Collateral Agents or any Lender or Foreign Lender in the Collateral or Foreign Collateral, as applicable.

     8.15 Material Contracts. Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which any Loan Party or any Subsidiary of any Loan Party is a party or is bound as of the date hereof. Loan Parties have delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof. No Loan Party and no Subsidiary of any Loan Party is in breach or in default in any material respect of or under any Material Contract or has received any notice of the intention of any other party thereto to terminate any Material Contract.

     8.16 Payable Practices. No Loan Party and no Subsidiary of any Loan Party has made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

     8.17 Single Economic Enterprise. Borrowers and Obligors make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers and Obligors share an identity of interests such that any benefit received by any one of them benefits the others. Borrowers and Obligors render certain services to or for the benefit of the other Borrowers and/or Obligors, as the case may be, purchase or sell and supply certain goods to or from or for the benefit of the others, make loans, advances and provide certain other financial accommodations to or for the benefit of each other (including, inter alia, the payment by Borrowers and Obligors of creditors of each other and guarantees by Borrowers and Obligors of the indebtedness of each other) and provide certain administrative, marketing, payroll and management services to or for the benefit of each other.

     8.18 Restricted Subsidiaries. The "Restricted Subsidiaries" (as defined in each of the Indentures) under the Indentures are Parent and each Subsidiary of Parent, except for Kraftube, Inc., Electro Diesel Rebuild bvba and the Delphi Subsidiary, as may be modified from time to time pursuant to the Indentures and subject to Section 9.23 hereof.

     8.19 Inactive Subsidiaries. No Inactive Subsidiary (a) has any assets with a net book value in excess of $10,000, (b) has any material liabilities or (c) engages in any business activities.

     8.20 Accuracy and Completeness of Information. All information furnished by or on behalf of any Loan Party or any Subsidiary of any Loan Party in writing to any Agent Party in

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connection with this Agreement, any of the other Financing Agreements, any
Foreign Financing Agreement, or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have, individually or in the aggregate for all such events or circumstances, a Material Adverse Affect, which has not been fully and accurately disclosed to Agent in writing to the extent required under this Agreement.

     8.21 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Loan Party shall now or hereafter give, or cause to be given, to Agent or any Lender.

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS

     9.1  Maintenance of Existence.

          (a) Each Loan Party shall, and shall cause each of its Subsidiaries to, at all times preserve, renew and keep in full force and effect its legal existence and rights and franchises with respect thereto and maintain in full force and effect (except for defaults by any other Person) all material licenses, material trademarks, material tradenames, material approvals, material authorizations, material leases, material contracts and Permits necessary to carry on its business, except as permitted in Section 9.7 hereto.

          (b) No Loan Party shall, or shall permit any of its Subsidiaries to, change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days prior written notice from Parent of such proposed change in such Person's legal name, which notice shall accurately set forth the new name; and (ii) Agent shall have received a copy of the amendment to the Articles or Certificate of Incorporation or Formation (or such other organizational documents) of such Person providing for the name change certified by the proper Governmental Authority of the jurisdiction of incorporation or organization of such Loan Party or Subsidiary as soon as it is available.

          (c) No Loan Party shall, or shall permit any of its Subsidiaries to, change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days' prior written notice from Parent of such proposed change, which notice shall set forth such information with respect thereto as Agent may reasonably require and Agent shall have received such agreements as Agent may reasonably require in connection therewith. No Loan Party shall, or shall permit any of its Subsidiaries to, change its type of organization, jurisdiction of organization or other legal structure unless (i) Agent shall have received not less than twenty (20) days' prior written notice from Parent of such proposed change which notice shall set forth the changes, (ii) Parent delivers to Agent a new certified charter from the appropriate

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Governmental Authority as soon as available reflecting the proposed change as well as such other certified organizational documents as Agent shall reasonably require and (iii) the applicable Collateral Agent shall have received such agreements, documents and instruments, duly executed by the appropriate Person if required, as such Collateral Agent may deem reasonably necessary or desirable to protect the interest of such Collateral Agent in the Collateral or Foreign Collateral, as applicable.

     9.2 New Collateral Locations. Each Loan Party may only open any new location within the continental United States, and each Foreign Borrower may only open any new location within the country of its formation, in each case provided such Person (a) gives Agent thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to the applicable Collateral Agent such agreements, documents, and instruments as such Collateral Agent may deem reasonably necessary or desirable to protect its interests in the Collateral or Foreign Collateral, as applicable, at such location.

     9.3 Compliance with Laws, Regulations, Etc.

          (a) Each Loan Party shall, and shall cause each of its Subsidiaries to, at all times, comply with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority (including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and their foreign equivalents) and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws, in each case where the failure to do so, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.

          (b) Each Loan Party shall, and shall cause each of its Subsidiaries to, give written notice to Agent promptly, but in any event within ten (10) Business Days, upon any such Person's receipt of any written or other credible notice of, or any such Person's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or written notice with respect to:
(A) any non-compliance with or violation of any Environmental Law by any such Person or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law in each case under clauses
(i) and (ii) where such occurrences or events, individually or in the aggregate for all such occurrences or events, has or could reasonably be expected to have a Material Adverse Effect. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by such Loan Parties to Agent and, to the extent requested by any environmental engineer or any Loan Party, Agent shall agree to keep such materials confidential pursuant to the terms of
Section 13.10 hereof. Each Loan Party shall, and shall cause each of its Subsidiaries to, take prompt action to respond to any material non-compliance by the Loan Parties with any of the Environmental Laws as and to the extent required by Environmental Laws and shall regularly report to Agent on such response.

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               (c)  Without limiting the generality of the foregoing, whenever
Agent reasonably determines that there is non-compliance by any Loan Party or any Subsidiary of any Loan Party, or any condition which requires any action by or on behalf of any Loan Party or any Subsidiary of any Loan Party in order to avoid any non-compliance, with any Environmental Law where such non-compliance, individually or in the aggregate for all non-compliances, has resulted or could reasonably be expected to result in a Material Adverse Effect, Loan Parties shall, at Agent's request and Borrowers' expense: (i) cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or such Person's response thereto or the estimated costs thereof, shall change in any material respect.

               (d) Each Loan Party shall, and shall cause each of its Subsidiaries to, indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any such Person and the preparation and implementation of any closure, remedial or other required plans. All indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

          9.4 Payment of Taxes and Claims. Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes, assessments, contributions and governmental changes which are de minimus in amount or taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Person and with respect to which adequate reserves in accordance with GAAP have been set aside on its books.

          9.5 Insurance. Each Loan Party shall at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral, against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Loan Parties shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if any Loan Party fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Loan Parties. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for each Loan Party in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Loan Parties shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Loan Parties shall obtain non-contributory lender's loss payable

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endorsements to all insurance policies in form and substance satisfactory to
Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Loan Party or any of their Affiliates. At its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or hold such proceeds as cash collateral for the Obligations; provided, that, unless a Trigger Event exists or such insurance proceeds relate to Collateral included in the Borrowing Base, the Loan Parties may retain insurance proceeds to the extent the aggregate amount of all proceeds received at all times do not exceed $1,000,000.

          9.6  Financial Statements and Other Information.

               (a) Each Loan Party shall, and shall cause each of its Subsidiaries to, keep proper books and records in which entries required by GAAP (where applicable) shall be made of all business transactions of or in relation to the Collateral and Foreign Collateral, as applicable, and the business of such Person in accordance with GAAP or its foreign equivalent, as applicable. Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly furnish to each Agent all such financial and other information as Agent shall reasonably request relating to the Collateral and Foreign Collateral and the assets, business and operations of each Loan Parties and their Subsidiaries, and to notify the auditors and accountants of each such Person that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Loan Parties shall furnish or cause to be furnished to Agent, the following: (i) within thirty (30) days after the end of each fiscal month, (A) monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss and statements of cash flow), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries on a consolidated basis as of the end of and through such fiscal month, certified to be correct by an Authorized Officer, subject to normal year-end adjustments and no footnotes and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a Schedule in a form satisfactory to Agent of the calculations used in determining, as of the end of such month, whether the Loan Parties are in compliance with the covenants set forth in Sections 9.17 and 9.18 of this Agreement for such month if such reporting is required hereunder and (B) a separate report setting forth for each Loan Party and each Subsidiary of each Loan Party, the beginning balance, ending balance and net change with respect to Advances and intercompany balances for each such Person, and (ii) within one-hundred and twenty (120) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss and statements of cash flow), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries on a consolidated basis as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be Ernst & Young, LLP or an independent accounting firm selected by Parent and acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Parent and its Subsidiaries on a consolidated basis as of the end of and for the fiscal year then ended.

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               (b)  Each Loan Party shall, and shall cause each of its
Subsidiaries to, promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Loan Parties shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree entered against any Loan Party or any Subsidiary and any Loan Party or any of its or their properties or assets which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, (iv) any notification of a material violation of laws or regulations received by any Loan Party or any Subsidiary of any Loan Party which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

               (c) Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which any such Person sends to its stockholders generally and copies of all reports and registration statements which any such Person files with the Securities and Exchange Commission, any national or local securities exchange or the National Association of Securities Dealers, Inc.

               (d) Each Loan Party shall furnish or cause to be furnished to Agent on an annual basis, a yearly business plan with budgets, forecasts and projections attached thereto and each Loan Party agrees that, from time to time, such Loan Party will provide updates and supplemental information to such annual reports as Agent may reasonably request. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Loan Parties and their Subsidiaries to any court or other Governmental Authority or to any other Agent Party or Participant or prospective Agent Party or Participant or any Affiliate of any Agent Party or Participant. Each Loan Party hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers' expense, copies of the financial statements of any Loan Party and its Subsidiaries and any reports prepared by such accountants (in their capacities as auditors) or management letters prepared by such accountants or auditors on behalf of any Loan Party and its Subsidiaries and to disclose to the Agent Parties such other information reasonably related to such financial statements, reports or management letters as Agent may request. Any documents, schedules, invoices or other papers delivered to any Agent Party, may be destroyed or otherwise disposed of by such Agent Party one (1) year after the same are delivered to such Agent Party, except as otherwise designated by Administrative Borrower to any Agent Party in writing.

          9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. No Loan Party shall, or shall permit any of its Subsidiaries to, directly or indirectly,

               (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it except that
(i) any Borrower (other than Parent) or Obligor may merge with and into or consolidate with any other Borrower (other than Parent) or Obligor, (ii) the European Borrowers, Canadian Borrowers, Approved Foreign Borrowers or Foreign Obligors, as the case may be, may merge with and into or consolidate with each other but only to the extent the Persons party to such merger or consolidation are organized in the same country, (iii) any Subsidiary of Parent (other than any Borrower or Foreign

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Borrower) may merge with and into or consolidate with any other Subsidiary of
Parent (other than any Borrower of Foreign Borrower) and (iv) any Subsidiary formed for the purpose of effectuating a Permitted Acquisition may merge or consolidate with a Person acquired pursuant to such Permitted Acquisition, provided, that, in each case above, each of the following conditions is satisfied as determined by Agent in good faith: (i) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of such Persons to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to Agent, the Persons that are merging or consolidating, which Person will be the surviving entity, the locations of the assets of the Persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (ii) Agent shall have received such other information with respect to such merger or consolidation as Agent may reasonably request, (iii) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall exist, (iv) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Governmental Authority (with a copy as filed promptly after such filing), (v) the surviving entity shall expressly confirm, ratify and assume the Obligations (or Foreign Obligations, as applicable) and the Financing Agreements (or Foreign Financing Agreements, as applicable) to which it is a party in writing, in form and substance satisfactory to Agent, and each Loan Party shall, and shall cause each of its Subsidiaries to, execute and deliver such other agreements, documents and instruments as Agent may request in connection therewith to ensure that the appropriate Collateral Agent maintains a perfected security interest in all the assets of the surviving entity to the extent any Collateral Agent had a lien on the assets of any entity party to such merger or consolidation;

               (b) issue, sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except as permitted by each of clauses (i) through
(vii) below which shall in each case be subject to the terms and conditions of clause (viii) below:

                    (i)  sales of Inventory in the ordinary course of business,

                    (ii) the sale or other disposition of Equipment (including worn-out, obsolete or excess Equipment or Equipment no longer used or useful in the business of any Loan Party or any Subsidiary of any Loan Party) or any portion of Real Property to a non-Affiliate of such Loan Party or Subsidiary (A) up to $500,000 in net book value in the aggregate for all Equipment and Real Property or (B) in excess of the amount described in clause (A); provided, that, with respect to any sale or disposition under this clause (B), (1) no Event of Default shall exist at the time of, or after giving effect to, such sale or disposition, (2) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of such disposition setting forth the parties involved, the Equipment or portion of Real Property to be sold and the purchase price thereof, (3) during the existence of a Trigger Event pursuant to clause (b) of the definition thereof, the net proceeds from such sale or disposition shall be immediately applied to repay the outstanding Advances and/or Foreign Advances, as applicable and (4) the net book value for all such Equipment and Real Property disposed of in any fiscal year of Parent does not exceed $5,000,000;

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                    (iii) except as otherwise permitted in Section 9.7(b)(i),
the sale, assignment, lease, transfer or disposal of any assets by any Borrower to another Borrower, by any European Borrower to another European Borrower by any Canadian Borrower to another Canadian Borrower or by an Approved Foreign Borrower to another Approved Foreign Borrower to the extent organized in the same country; provided, that, (A) Agent shall have received not less than ten
(10) Business Days' prior written notice of the intention of such disposition setting forth the parties involved, the assets involved, and providing all other information, documents and agreements as Agent shall request in good faith, (B) no Event of Default shall exist at the time of or after giving effect to such disposition and (C) the applicable Person acquiring the assets shall have taken all actions and executed all documents deemed necessary or appropriate by Agent to maintain the applicable Collateral Agent's perfected lien on such assets;

                    (iv) except as otherwise permitted in Section 9.7(b)(i), the sale, assignment, lease, transfer or disposal of any assets by (A) any Subsidiary of Parent (other than any Borrower or Foreign Borrower) to any Loan Party or any Subsidiary of any Loan Party so long as any purchase or lease price to any Loan Party associated with such transaction does not exceed the net book value of such assets and (B) any Borrower or Foreign Borrower to any Subsidiary of Parent (other than any Borrower or Foreign Borrower); provided, that, for purposes of this clause (B), (1) Agent shall have received not less than ten
(10) Business Days' prior written notice of the intention to engage in such transaction setting forth the parties involved, the assets involved and providing all other information, documents and agreements as Agent shall request in good faith, (2) at the time of, and after giving effect to such disposition, no Trigger Event shall exist, (3) to the extent such disposition involves assets included in the Borrowing Base (or any Foreign Borrowing Base), Parent shall have delivered to the Agent, prior to such transaction, a new Borrowing Base Certificate (or equivalent in respect of such Foreign Borrowing Base) giving effect to such transaction, (4) the net book value for all assets sold, leased or otherwise disposed of in connection with this clause (iv) in any fiscal year of Parent does not exceed $5,000,000, (5) to the extent any Borrower or Foreign Borrower receives proceeds from such disposition, such proceeds shall be immediately applied to repay the outstanding Advances or Foreign Advances, as applicable and (6) to the extent the applicable Person acquiring the assets has previously granted a Collateral Agent a lien on its assets, such Person all have taken all actions and executed all documents deemed necessary or appropriate by Agent to grant such Collateral Agent a perfected lien on such acquired assets.

                    (v) the issuance and sale by any Loan Party or any Subsidiary of any Loan Party of Capital Stock of such Person after the date hereof; provided, that, (A) Agent shall have received not less than ten (10) Business Days' prior written notice of such issuance and sale by such Person, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Person from such sale, (B) such Person shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any such Person to request or receive Loans or Letter of Credit Accommodations or the right of any such Person to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or Foreign Financing

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Agreements or otherwise in any way relate to or affect the arrangements of such
Person with any Agent Party or are more restrictive or burdensome to any Loan Party or any Subsidiary of any Loan Party than the terms of any Capital Stock in effect on the date hereof, (D) except as Agent may otherwise agree in writing, all of the proceeds of the sale and issuance of such Capital Stock shall be paid to Agent for application to the Obligations and Foreign Obligations in such order and manner as Agent may determine or at Agent's option, to be held as cash collateral for the Obligations and Foreign Obligations, (E) such Capital Stock is pledged to the applicable Collateral Agent if required under the terms of any Financing Agreements or Foreign Financing Agreements and (F) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist;

               (vi) the sale or other disposition by Parent or any Subsidiary of Parent of the Capital Stock in any Subsidiary owned by such Person or all or substantially all the assets of such Person; provided, that, (A) Parent has delivered a certificate to Agent at least ten (10) Business Days prior to such sale or disposition identifying the Capital Stock or assets subject to such sale or disposition, setting forth a good faith estimate of the expected net proceeds from such sale or disposition and attaching thereto the applicable buy/sell documents to be executed in connection with such sale or disposition and a new Borrowing Base Certificate (or equivalent in respect of any Foreign Borrowing
Base) giving effect to such sale; (B) no Trigger Event exists at the time of, or after giving effect to, such sale or disposition, (C) all proceeds of such sale or disposition shall be immediately applied to repay the outstanding Advances or Foreign Advances, as applicable, and (D) the aggregate fair market value for (x) all such Capital Stock or assets sold with respect to Kraftube, Inc. and Tractech, Inc. does not exceed $35,000,000 in the aggregate for both such Persons and (y) any other Capital Stock or assets sold in any fiscal year of Parent does not exceed $5,000,000. Notwithstanding the foregoing, the liens on the assets to be sold shall not be deemed released and no Collateral Agent shall have any obligation to release such liens in connection with any such sale or disposition until Agent receives satisfactory evidence (including copies of executed buy/sell documents) that (1) such sale or disposition was consummated in accordance with the buy/sell documents previously provided to Agent and (2) the applicable Collateral Agent received net proceeds from such sale or disposition in the amount contemplated by such buy/sell agreements;

               (vii) the sale of (A) Receivables of AutoZone, Inc. or other account debtors acceptable to Agent pursuant to a Purchase Commitment; provided, that, the terms and conditions of such Purchase Commitment have been approved by Agent and (B) Receivables of Delco Remy UK Limited pursuant to that certain Invoice Discounting Facility dated as of June 14, 2000 between Delco Remy UK Limited and Barclays Bank PLC; and

               (viii) notwithstanding anything in this Agreement to the contrary, to the extent that the Parent or any "Restricted Subsidiary" (as defined in the Indentures) intends on receiving "Net Available Cash" (as defined in the Indentures) from any "Asset Disposition" (as defined in the Indentures) permitted under the terms of this Agreement, then (A) the Parent shall provide Agent with ten (10) Business Days' prior written notice of such Asset Disposition setting forth a description of the assets being sold, the parties involved, the date of such Asset Disposition and the Net Available Cash to be received in connection with such Asset Disposition, (B) Parent shall, and shall cause each of its applicable Subsidiaries to, apply all such Net Available Cash to repay the Advances upon the receipt of such Net Available Cash, (C) Agent shall establish a Reserve against the Borrowing Base in an amount equal to such Net

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Available Cash, which Reserve shall be released upon the earlier of (1) the date which is the day after the period (herein, the "Investment Period") for which Parent or any such Restricted Subsidiary may invest an amount equal to such Net Available Cash in "Additional Assets" (as defined in the Indentures) pursuant to
Section 4.06 of the Indentures or (2) receipt by Agent prior to the end of the Investment Period of a certificate from Parent stating that Parent or the applicable Restricted Subsidiary invested in an amount equal to such Net Available Cash in Additional Assets within the Investment Period and setting forth in reasonable detail such investment, (D) to the extent Agent does not receive such a certificate within the Investment Period, the Maximum Credit shall be automatically and permanently reduced at the end of such Investment Period by the amount of such Net Available Cash in accordance with Section 2.4 hereof and (E) the Loan Parties shall pay to the Agent, for the ratable benefit of the Lenders based on their Commitment Percentages, an early termination fee in the amount equal to (1) 1.0% of such Net Available Cash if received on or prior to the first anniversary of the date hereof or (2) 0.5% of such Net Available Cash if received after the first anniversary of the date hereof but on or prior to the second anniversary of the date hereof,

          (c) wind up, liquidate or dissolve except that any Subsidiary of Parent (other than Borrowers and Foreign Borrowers) may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied, (i) the winding up, liquidation and dissolution of such Person shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which any Loan Party or Subsidiary of any Loan Party is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Person shall be duly and validly transferred and assigned to a Borrower or Foreign Borrower to the extent capable of being transferred and permitted by applicable law, free and clear of any liens, restrictions or encumbrances other than existing liens and the security interest and liens of a Collateral Agent (and Agent shall have received such evidence thereof as Agent may require) and Agent shall have received such deeds, assignments or other agreements as Agent may request to evidence and confirm the transfer of such assets of such Person to a Borrower or Foreign Borrower, (iv) Agent shall have received all documents and agreements that such Person has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (v) no Loan Party or Foreign Borrower shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder, (vi) Agent shall have received not less than ten (10) Business Days prior written notice of the intention of such Person to wind up, liquidate or dissolve, and (vii) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist; or

          (d)  agree to do any of the foregoing.

     9.8 Encumbrances. No Loan Party shall, or shall permit any of its Subsidiaries to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral and Foreign Collateral, except:

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          (a)  the security interests and liens of any Collateral Agents for itself and the benefit of Lenders and/or Foreign Lenders, as the case may be;

          (b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Person and with respect to which adequate reserves have been set aside on its books;

          (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Person's business to the extent: (i) such liens secure Indebtedness which is not overdue for a period of more than sixty (60) days or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Person, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

          (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Person as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

          (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof;

          (f) pledges and deposits of cash by any such Person after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Person as of the date hereof;

          (g) pledges and deposits of cash by any such Person after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Person as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Agent in its good faith determination;

          (h) liens arising from (i) operating leases and the precautionary UCC financing statement filings or their foreign equivalents in respect thereof,
(ii) equipment or other materials which are not owned by any such Person located on the premises of such Person (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Person and the precautionary UCC financing statement filings or their foreign equivalents in respect thereof and
(iii) subleases or license agreements;

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          (i)  judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that,
(i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Agent (or the applicable Foreign Lender, as applicable) may establish a Reserve (or its equivalent under the Foreign Financing Agreements, as applicable) with respect thereto;

          (j) the security interests and liens set forth on Schedule 8.4 to the Information Certificate as well as any exception to title to the Real Properties appearing on Agent's policies of title insurance;

          (k) pledges of cash or marketable securities of any such Person to secure hedging obligations of such Person made in the ordinary course of business of such Person and to the extent such obligations are permitted under
Section 9.9 hereof;

          (l) liens on the assets of a Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary to the extent such Indebtedness is permitted under
Section 9.9 hereof;

          (m) liens on the assets acquired pursuant to a Permitted Acquisition to secure Indebtedness assumed in connection with such Permitted Acquisitions to the extent such Indebtedness is permitted under Section 9.9 hereof; provided, that, (i) such liens were existing prior to the consummation of the Permitted Acquisition, (ii) such liens were not created in contemplation of or in connection with such Permitted Acquisition and (iii) such liens are not on Receivables or Inventory of any Person; and

          (n) liens securing Refinancing Indebtedness permitted (and defined) under Section 9.9 hereof, but only covering assets which secured the Indebtedness being refinanced.

     9.9 Indebtedness. No Loan Party shall, or shall permit any of its Subsidiaries to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

          (a)  the Obligations and the Foreign Obligations;

          (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property so long as such security interests and mortgages do not apply to any property of such Loan Party or Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

          (c) guarantees by any Loan Party or any Subsidiary of any Loan Party of the Obligations or Foreign Obligations;

          (d) the Indebtedness consisting of (i) intercompany loans and advances permitted under Section 9.10(g) hereof and (ii) trade payables permitted under Section 9.10(n) hereof;

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          (e)  unsecured Indebtedness of any Loan Party or any Subsidiary of any
Loan Party arising after the date hereof to any third person (but not to any other Loan Party or any Subsidiary of any Loan Party or any of their Affiliates unless otherwise permitted under this Section 9.9), provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions acceptable to Agent and shall be subject and subordinate in right of payment to the right of the Agent Parties to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations and Foreign Obligations pursuant to the terms of an intercreditor agreement between the applicable Agent Parties and such third party, in form and substance satisfactory to Agent; provided, that, if any such Indebtedness is to be issued pursuant to an indenture that is subject to the Trust Indenture Act of 1939, as amended, the subordination terms set forth in such indenture shall be acceptable if substantially identical to those terms of subordination set forth in Article 10 of the 2001 Notes Indenture, (ii) Agent shall have received not less than ten (10) days prior written notice of the intention of such Loan Party or Subsidiary to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the Schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) except as Agent may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to the Agent for application to the Obligations and Foreign Obligations, in such order and manner as Agent may determine, (v) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (vi) such Loan Party or Subsidiary shall not, directly or indirectly,
(A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, such Loan Party or Subsidiary may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (vii) Loan Parties shall, and shall cause their Subsidiaries to, furnish to Agent all notices or demands in connection with such Indebtedness either received by any Loan Party or Subsidiary or on its behalf promptly after the receipt thereof, or sent by any Loan Party or Subsidiary or on its behalf concurrently with the sending thereof, as the case may be;

          (f) the Indebtedness set forth on Schedule 9.9 to the Information Certificate; provided, that, (i) Loan Parties and their Subsidiaries may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, except for the prepayment of any working capital loan facility of an Approved Foreign Borrower with proceeds from an Approved Foreign Loan Agreement (ii) no Loan Party shall, or shall permit any of its Subsidiaries to, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, Loan Parties and their Subsidiaries may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel

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any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose except as provided in clause (i) above, and (iii) Loan Parties shall, and shall cause their Subsidiaries to, furnish to Agent all notices or demands in connection with such Indebtedness either received by any Loan Party or Subsidiary or on its behalf, promptly after the receipt thereof, or sent by any Loan Party or Subsidiary or on its behalf, concurrently with the sending thereof, as the case may be;

          (g) Indebtedness incurred under credit cards issued to employees, agents, officers, directors, or other Affiliates of any Loan Party or any Subsidiary of any Loan Party in the ordinary course of business;

          (h) Indebtedness incurred as a result of overdrafts in the ordinary course of business which shall not be outstanding for more than two (2) Business Days;

          (i) Indebtedness consisting of liens permitted by subsections (a) through (n) of Section 9.8 to the extent not already described in this Section 9.9;

          (j) guarantees constituting endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

          (k) Hedging Agreements of any Loan Party or any Subsidiary of any Loan Party in respect of Indebtedness permitted hereunder; provided, that, (i) at the time of entering into any Hedging Agreement, no Event of Default exists or would result after giving effect thereto and (ii) the transactions contemplated by such Hedging Agreement are bona fide hedging activities for the purpose of mitigation risks to which Loan Parties and their Subsidiaries are exposed in the conduct of their business or the management of their liabilities;

          (l) Indebtedness assumed by a Loan Party or any Subsidiary of any Loan Party in connection with a Permitted Acquisition of assets of a Person after the date hereof or in connection with a Permitted Acquisition after the date hereof of any Person which becomes a Subsidiary of Parent after the date hereof, which Indebtedness in all such cases exists at the time of such Acquisition and is not created in contemplation of such event; provided, that,
(i) such Indebtedness, if secured, was not secured by Receivables or Inventory so acquired, (ii) recourse for any Indebtedness incurred pursuant to an Acquisition shall only be against the Person acquired pursuant to such Acquisition or the applicable Loan Party or Subsidiary which acquired assets pursuant to such Acquisition and (iii) Loan Parties and their Subsidiaries may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof,
(iv) no Loan Party shall, or shall permit any of its Subsidiaries to, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, Loan Parties and their Subsidiaries may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (v) Loan

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Parties shall, and shall cause their Subsidiaries to, furnish to Agent all notices or demands in connection with such Indebtedness either received by any Loan Party or Subsidiary or on its behalf, promptly after the receipt thereof, or sent by any Loan Party or Subsidiary or on its behalf, concurrently with the sending thereof, as the case may be;

          (m) Indebtedness incurred by a Foreign Subsidiary to any Person (other than a Loan Party or a Subsidiary of a Loan Party); provided, that, (i) at the time of and after giving effect to such incurrence of Indebtedness, no Event of Default shall have occurred and be continuing, (ii) recourse for any such Indebtedness shall only be against such Foreign Subsidiary and its Subsidiaries (other than any Foreign Borrower or Foreign Obligor) and (iii) the aggregate amount of such Indebtedness that may be outstanding at any one time shall not exceed $32,000,000;

          (n) Indebtedness of Parent consisting of its guarantee of the obligations under that certain Lease Agreement dated in April, 2002 (the "Mexico Lease") between Matamoris Industrial Partners II, L.P. and Parent; provided, that (i) such guarantee shall only be in effect upon the assignment of the Mexico Lease by Parent to its Affiliates and (ii) the guaranteed obligations of Parent under the Mexico Lease shall not exceed the tenant's obligations under the Mexico Lease as in effect on the date hereof for any fiscal year;

          (o) other unsecured Indebtedness incurred after the date hereof and not otherwise permitted hereunder in an aggregate principal amount not exceeding $5,000,000 at any one time outstanding; provided that (i) at the time of and after giving effect to such incurrence of Indebtedness no Event of Default shall exist and (ii) the Agent shall have received two (2) Business Days' prior written notice of any Indebtedness to be incurred by a Loan Party or any Subsidiary of a Loan Party hereunder which notice shall designate this Section 9.9(n) as the authority under which such Person is incurring such Indebtedness and stating the unused portion of Indebtedness remaining under this Section 9.9(n) after giving effect to such Indebtedness to be incurred; and

          (p) extensions, renewals or refinancings by any Loan Party or any Subsidiary of any Loan Party of any Indebtedness permitted under this Section
9.9 so long as (i) such Indebtedness ("Refinancing Indebtedness") is in an original aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being extended, renewed or refinanced, (ii) if the Indebtedness being extended, renewed or refinanced is subordinated to any of the Obligations and Foreign Obligations, such Refinancing Indebtedness is subordinated to the Obligations and Foreign Obligations on terms not less favorable to the Lenders and Foreign Lenders than the terms of the subordination provisions governing such Indebtedness being extended, renewed or refinanced,
(iii) at the time of and after giving effect to such renewal or refinancing, no Event of Default shall have occurred and be continuing and (iv) the other terms and conditions of such Refinancing Indebtedness (including amortization, interest rates and fees) are no less favorable to the applicable Loan Party or Subsidiary than the Indebtedness being extended, renewed or refinanced.

     9.10 Loans, Investments, Etc. No Loan Party shall, or shall permit any of its Subsidiaries to, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the

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Capital Stock or Indebtedness or all or a substantial part of the assets or property of any Person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

          (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

          (b) investments in cash or Cash Equivalents, provided, that, (i) no Loans or Foreign Advances are then outstanding and (ii) the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held or, in the case of any Foreign Borrower, the applicable Collateral Agent shall have received a security interest in the account in which such cash or cash equivalents are held in a manner satisfactory to such Collateral Agent;

          (c) the equity investments of each Loan Party and each Subsidiary of each Loan Party as of the date hereof and as permitted by this Section 9.10 in such Person's Subsidiaries, provided, that, no Loan Party shall, or shall permit any of its Subsidiaries to, have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries except investments which derive from repurchases or redemptions permitted under Section 9.11(d) hereof;

          (d) loans and advances by any Loan Party or any Subsidiary of any Loan Party to employees of such Person not to exceed the principal amount of $350,000 in the aggregate for all Loan Parties and their Subsidiaries at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for any such Person and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

          (e) stock or obligations issued to any Loan Party or any Subsidiary of any Loan Party by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Loan Party or Subsidiary in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to the applicable Collateral Agent, upon Agent's request, together with such stock power, assignment or endorsement by such Loan Party or Subsidiary as Agent may request;

          (f) obligations of account debtors to any Loan Party or any Subsidiary of any Loan Party arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Loan Party or Subsidiary; provided, that, promptly upon the receipt of the original of any such promissory note by such Loan Party or Subsidiary, such promissory note shall be endorsed to the order of the applicable Collateral Agent by such and promptly delivered to Agent as so endorsed;

          (g) intercompany loans and advances for borrowed money by (i) any Borrower to any Borrower's Subsidiaries which are Obligors, (ii) any Foreign Borrower to such Foreign Borrower's Subsidiaries which are Foreign Obligors;
(iii) any Subsidiary of Parent (which is not a Borrower or Foreign Borrower) or any Non-Restricted Subsidiary to any Loan

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

Party or any Subsidiary of any Loan Party, (iv) any Loan Party or any Subsidiary of any Loan Party to any Non-Restricted Subsidiary, (v) any Loan Party or any Subsidiary of any Loan Party to Delco Remy Korea ("DRK"), (vi) any Loan Party or any Subsidiary of any Loan Party to Delco Remy Mexico, S. de R.L. de C.V., Remy Mexico Holdings, S. de R.L. de C.V. and Remy Componentes, S. de R.L. de C.V. (collectively, the "Mexican Affiliates") and (vii) any Loan Party or any Subsidiary of any Loan Party to any Foreign Subsidiary; provided, that, in each case:

                    (A) as to all of such loans and advances, (1) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to the applicable Collateral Agent upon Agent's request to hold as part of the Collateral or Foreign Collateral, as applicable, with such endorsement and/or assignment by the payee of such note or other instrument as the applicable Collateral Agent may require, (2) as of the date of any such loan and after giving effect thereto, the Loan Party or Subsidiary making such loan shall be Solvent, (3) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist, (4) no loan to any Loan Party, any Subsidiary of a Loan Party or any Non-Restricted Subsidiary (each, a "Borrowing Party") may be made by any other Loan Party, Subsidiary of a Loan Party or Non-Restricted Subsidiary (each, a "Lending Party") unless the balance of intercompany loans of such Lending Party owing to such Borrowing Party is zero ($0), and (5) to the extent any such loans and advances are to be provided to a Foreign Subsidiary, (x) the Indebtedness arising pursuant to any such loans and advances shall be evidenced by a promissory note promptly delivered to the applicable Collateral Agent upon Agent's request to hold as part of the Collateral or Foreign Collateral, as applicable, with such endorsement and/or assignment by the payee of such note or other instrument as the applicable Collateral Agent may require and any intercompany liens granted to any Borrower, Obligor, Foreign Borrower or Foreign Obligor in connection with such loans and advances shall be assigned to the applicable Collateral Agent, as additional collateral security for the Obligations and/or Foreign Obligations, as applicable, in form and substance satisfactory to Agent, (y) such Foreign Subsidiary shall not be subject to any prohibition on, or any condition, limitation or other restriction having the effect of prohibiting, repatriating or otherwise transferring income (or repaying intercompany loans or advances), directly or indirectly, to Parent or a Borrower (other than voluntary restrictions imposed by Parent for tax planning purposes) and (z) upon request of Agent, the Collateral Agent designated by Agent shall have received a first priority perfected lien on (including a pledge if the assets are evidenced by a certificate) all the Capital Stock of such Foreign Subsidiary to secure the Obligations (to the extent of 66.5% of all outstanding Capital Stock of such Foreign Subsidiary) and all of the Foreign Obligations, unless the pledge of such Capital Stock is prohibited by applicable law or if the consent of a minority shareholder of such Foreign Subsidiary cannot be obtained after using commercially reasonable efforts to obtain such consent;

                    (B) as to all such loans and advances made under clauses (i) and (ii) of Section 9.10(g), the aggregate amount of all such loans and advances that may be outstanding at any one time shall not exceed $500,000; provided, that, if a Trigger Event exists, then the Parent shall provide the Agent with two (2) Business Days' advance written notice prior to the making of any such loan or advance;

                    (C) as to all such loans and advances made under clause
(iii) of this Section 9.10(g), (1) the Indebtedness arising pursuant to such loan shall be subject to, and

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subordinate in right of payment to, the right of the Agent Parties to receive the prior final payment and satisfaction in full of all of the Obligations and Foreign Obligations on terms and conditions acceptable to Agent, (2) promptly upon Agent's request, the applicable Agent Parties shall have received a subordination agreement, in form and substance satisfactory to Agent, providing for the terms of the subordination in right of payment of such Indebtedness of such Person to the prior final payment and satisfaction in full of all of the Obligations and Foreign Obligations, duly authorized, executed and delivered by the parties to such loan, and (3) the borrowing party shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement;

                    (D) as to all such loans and advances made under clause (iv) of Section 9.10(g), (1) the aggregate amount of all such loans and advances consisting of trade balances that may be outstanding at any one time shall not exceed $5,000,000 and (2) the aggregate amount of all other loans and advances that may be outstanding at any one time shall not exceed $500,000; provided, that, if a Trigger Event exists, then the Parent shall provide the Agent with two (2) Business Days' advance written notice prior to the making of any such loan or advance;

                    (E) as to all such loans and advances made under clause (v) of Section 9.10(g), (1) the proceeds of such loans and advances shall only be used to repurchase the minority interests in Capital Stock of DRK pursuant to the terms of that certain Put/Call Agreement dated as of June 25, 1999 among DRK, Remy Korea Holdings, Inc., Delco Remy Hungary Rt. and Mr. G.H. Bae and other buyout arrangements among DRK and its other shareholders, (2) such loans and advances shall not be made unless Agent has been provided with five (5) Business Days' advance written notice reflecting the calculation of the purchase price for such Capital Stock and attaching thereto all applicable information and documents as Agent shall require to evidence such calculation, (3) Excess Availability shall be at least $32,500,000 immediately before, and after giving effect to, such loans and advances and (4) the aggregate amount of such loans and advances made shall not exceed $15,000,000;

                    (F) as to all such loans and advances made under clause (vi) of Section 9.10(g), (1) the proceeds of such loans and advances shall only be used to purchase ownership interests of Delco Remy Mexico, S. de R. L. de C.V. by a Loan Party on behalf of Remy Mexico Holdings, S. de R. L. de C.V. or pay for damages assessed against the Mexican Affiliates as a remedy pursuant to an arbitration finding or settlement in connection with that certain arbitration claim instituted in August 2001 (as amended) by GCID Autopartes, S.A. de C.V. against the Mexican Affiliates, (2) such loans and advances shall not be made unless Agent has been provided with five (5) Business Days' advance written notice reflecting the purchase price and amount of damages actually assessed against the Mexican Affiliates and attaching all applicable settlement agreements, orders and arbitration findings as Agent shall require to evidence such assessment, (3) Excess Availability shall be at least $25,000,000 immediately before, and after giving effect to, such loans and advances and (4) the aggregate amount of such loans and advances made to the Mexican Affiliates shall not exceed $20,000,000; and

                    (G) as to all such loans and advances made under clause
(vii) of Section 9.10(h), such loans and advances (1) shall not exceed $10,000,000 in the aggregate at any time outstanding and (2) shall not be made unless Excess Availability is at least $32,500,000 immediately before, and after giving effect to, such loans and advances,

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          (h)  investments by the Parent in DR Alternator Holdings, Inc., a
Non-Restricted Subsidiary (together with any subsequent Non-Restricted Subsidiaries formed by such Non-Restricted Subsidiary, the "Delphi Subsidiary"), formed for the purpose of acquiring the alternator business and assets of Delphi Automotive LLC (the "Delphi Acquisition"); provided, that, (i) Excess Availability shall be at least $40,000,000 before, and after giving effect to, such investment, and no Event of Default shall exist at the time of, or after giving effect to, such investment, (ii) the terms and conditions of the Delphi Acquisition shall have been approved by the Agent in a writing, (iii) the aggregate amount of investment made by the Parent to the Delphi Subsidiary shall not exceed $100,000 (in addition to amounts otherwise permitted under clause (D) of Section 9.10(g)) and (iv) Agent shall have received a pledge and first priority security interest in all the outstanding Capital Stock of DR Alternator Holdings, Inc. pursuant to a pledge agreement executed by Parent, in form and substance satisfactory to Agent, together with the delivery to Agent of all share certificates (with appropriate transfer powers) evidencing such Capital Stock;

          (i) the investments, loans and advances set forth on Schedule 9.10 to the Information Certificate; provided, that, (i) as to such loans and advances, the Loan Parties shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto except that such Loan Party or Subsidiary may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to shorten the maturity thereof, or shorten the timing of any payments in respects thereof or increase the interest rate or any fees in connection therewith and (ii) the Loan Parties shall, and shall cause each of their Subsidiaries to, furnish to Agent all notices or demands in connection with such loans and advances either received by any Loan Party or Subsidiary or on its behalf, promptly after the receipt thereof, or sent by any Loan Party or Subsidiary or on its behalf, concurrently with the sending thereof, as the case may be; and

          (j) any Loan Party or Subsidiary of any Loan Party may (i) make an Acquisition of assets or an Acquisition of a Person to be designated as a Subsidiary; provided, that, at the time of making such Acquisition (A) Excess Availability is, and will be after giving effect to such Acquisition, $40,000,000 and no Default or Event of Default exists or would exist after giving effect to such Acquisition, (B) Agent receives, thirty (30) days prior to the day such Acquisition is to be made, a certificate signed by an authorized officer of Parent describing the Acquisition and attaching all applicable purchase agreements, (C) if Parent intends for the acquired assets (whether through the Acquisition of a Person or through the Acquisition of assets) to be included in the Borrowing Base (or any Foreign Borrowing Base) at any time (whether through a subsequent merger, consolidation or otherwise), then Agent must provide its prior written approval (which approval shall be based on, among other things, satisfactory results of such field examinations, audits, appraisals and other due diligence as Agent shall require) and upon such approval, if the Acquisition is of a Person, such Person shall be designated by the Agent as a Borrower, Canadian Borrower, European Borrower or Approved Foreign Borrower, as applicable, and (D) in the event the Acquisition consists of an acquisition of assets or of a Person, then at Agent's election, Parent shall cause such Subsidiary (and any other applicable Loan Party or Subsidiary) to execute such joinder agreements to the Financing Agreements or Foreign Financing Agreements, and such guarantees, security agreements, pledge agreements and other documents as Agent shall require, in each case in form and substance satisfactory to Agent, to further secure the Obligations and/or Foreign Obligations, as applicable; or (ii) form a

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direct wholly-owned Subsidiary of such Person for the purpose of making an
Acquisition described in clause (i) above or otherwise; provided that at the time of forming such Subsidiary, (A) no Event of Default exists, (B) Parent shall, unless such Subsidiary is a Foreign Subsidiary, have caused such newly designated Subsidiary (and any other applicable Loan Party or Subsidiary) to execute such guarantees, security agreements and pledge agreements, and caused to be executed and/or delivered, other agreements, documents and instruments as Agent shall require, all in form and substance satisfactory to Agent to further secure the Obligations and/or Foreign Obligations, as applicable, and (C) the assets of such Subsidiary shall not at any time (whether through a subsequent merger, consolidation or otherwise) be included in the Borrowing Base (or any Foreign Borrowing Base) unless Agent had provided its prior written approval;

          (k) investments, loans or guaranties of loans in or to foreign corporations, partnerships or joint ventures by any Loan Party or any Subsidiary of any Loan Party to the extent reasonably related to the business of such Loan Party or Subsidiary (other than as permitted in Section 9.10(i) above); provided, that, (i) immediately before and after giving affect to any such transaction, no Event of Default shall exist, (ii) Excess Availability shall be at least $40,000,000 immediately before, and after giving effect to, any such transaction, (iii) the aggregate amount of such investments, loans or guarantees shall not exceed $10,000,000 in the aggregate and (iv) the Collateral Agent designated by Agent shall have received a first priority perfected lien on (including a pledge if evidenced by a note or certificate) against any ownership interests acquired by any such Loan Party or Subsidiary in connection with any such transaction to the extent not prohibited by applicable law to secure the Obligations (to the extent of 66.5% of all outstanding Capital Stock of any such Person) and the Foreign Obligations;

          (l) investments by Parent in any other Person to the extent (i) reasonably related to the business of Parent and its Subsidiaries and (ii) Parent's consideration for such investment consists solely of its own Capital Stock;

          (m)  investments that constitute Indebtedness permitted under Section
9.9 hereof;

          (n) intercompany advances which consist of the deferred and unpaid balance of the purchase price of goods, materials and/or services provided by a Loan Party or Subsidiary of a Loan Party to another Loan Party or Subsidiary of a Loan Party; provided, that, to the extent such trade advances constituting Indebtedness (including those existing on the date hereof) are due and owing by any Loan Party or Foreign Borrower to a Subsidiary of Parent (other than a Loan Party) (herein, the "Deferred Payables"), the Loan Parties shall, and shall cause their Subsidiaries to, not pay any such Deferred Payables until the Agent Parties receive the prior final payment and satisfaction in full of all of the Obligations and Foreign Obligations, except that Deferred Payables may be paid so long as (i) no Event of Default exists at the time of, and after giving effect to, such payment and (ii) Excess Availability is at least $32,500,000 at the time of, and after giving effect to, such payment; provided, further, that, if Excess Availability is less than $32,500,000 at any time, Deferred Payables may be paid in an amount not to exceed $1,000,000 in any fiscal year of Parent so long as no Event of Default exists at the time of, or after giving effect to, such payment; and

          (o) investments consisting of non-cash consideration received in connection with a disposition permitted by Section 9.7; provided, that, (i) at least seventy-five (75%) of the

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purchase price of such disposition shall have been paid in cash and (ii) the applicable Collateral Agent shall have received, in a manner acceptable to such Collateral Agent, a lien (including a pledge if such investment is evidenced by an instrument or certificate) against any such assets acquired in connection with such disposition.

     9.11 Dividends and Redemptions. No Loan Party shall, or shall permit any of its Subsidiaries to, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of any such Person now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

           (a) any Loan Party or any Subsidiary of any Loan Party may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock, in each case for consideration in the form of shares of common stock or equity interests (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur) and such shares (except in the case of Parent's Capital Stock) are pledged to the applicable Collateral Agent if required under the terms of any Financing Agreement or Foreign Financing Agreement;

           (b) the Loan Parties and their Subsidiaries may pay dividends to the extent permitted in clause (c) and Section 9.12 below;

           (c) any Subsidiary of Parent may pay dividends to the holder of a majority of such Subsidiary's Capital Stock so long as such holder is the Parent or a Subsidiary of Parent;

           (d) Parent may repurchase Capital Stock consisting of common stock held by directors or employees pursuant to the Stockholders Agreement and any employee or other stock ownership plan or arrangement thereof upon the resignation, termination, retirement or death of any such employee in accordance with the provisions of such agreements, plan or arrangement, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate in any material respect any law or regulation or the terms of any indenture, agreement or undertaking to which Parent is a party or by which Parent or its property are bound, and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $1,000,000; and

           (e) World Wide Automotive, Inc. and Power Investments, Inc. (and their successors and assigns) may each repurchase their Capital Stock held by minority stockholders; provided, that, (i) no Event of Default exist immediately before, and after giving effect to, such repurchase, (ii) Excess Availability immediately before, and after giving effect to, such repurchase shall be at least $35,000,000, (iii) the aggregate amount paid for such repurchased Capital Stock does not exceed $15,000,000, and (iv) immediately upon any such repurchase, World Wide Automotive, Inc. and Power Investments, Inc., as applicable, shall have pledged all repurchased shares of Capital Stock to the US Collateral Agent, in a manner satisfactory to US Collateral Agent.

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     9.12  Transactions with Affiliates. No Loan Party shall, or shall permit any of its Subsidiaries to, directly or indirectly:

           (a) purchase, acquire or lease any property or services from, or sell, transfer or lease any property or services to, any officer, director or other Affiliate of such Loan Party or Subsidiary, except (i) in the ordinary course of and pursuant to the reasonable requirements of such Loan Party's or Subsidiary's business (as the case may be), (ii) the assignment by Parent of its rights as tenant under the Mexico Lease (as defined in Section 9.9(n) hereof) to the Delphi Subsidiary or any other Subsidiary and (iii) trade credit provided by any Loan Party to the Delphi Subsidiary to the extent permitted under Section
9.10 hereof.

           (b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Loan Party or Subsidiary, except (i) reasonable compensation to officers, employees and directors for services rendered to such Loan Party or Subsidiary in the ordinary course of business, (ii) payments of management fees by any such Loan Party or Subsidiary to CVC, provided, that, (A) no Event of Default exists immediately before, and after giving effect to, such payments and (B) the aggregate amount of all such payments in any fiscal year shall not exceed $4,000,000 and (iii) payments by any such Loan Party or Subsidiary to another Loan Party or Subsidiary for property or services provided in accordance with Section 9.12(a), to the extent not otherwise prohibited by
Section 9.10(n) hereof, or for loans provided in accordance with Section 9.10(g), to the extent not otherwise prohibited by Section 9.10(g).

     9.13 Compliance with ERISA. Each Loan Party shall, and shall cause each of its ERISA Affiliates, to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject such Loan Party to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation.

     9.14 End of Fiscal Years. Each Loan Party shall, for financial reporting purposes, cause its, and each of its Subsidiaries' fiscal years to end on December 31 of each year.

     9.15 Change in Business. No Loan Party shall, or shall permit any of its Subsidiaries to, engage in any business other than the business of such Loan Party or Subsidiary on the date hereof and any business reasonably related, ancillary or complementary to the business in which such is engaged on the date hereof.

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     9.16  Limitation of Restrictions Affecting Subsidiaries. No Loan Party
shall, or shall permit any of its Subsidiaries to, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Loan Party or Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Loan Party or Subsidiary or any Subsidiary of such Loan Party or Subsidiary; (b) make loans or advances to such Loan Party or Subsidiary or any Subsidiary of such Loan Party or Subsidiary, (c) transfer any of its properties or assets to such Loan Party or Subsidiary or any Subsidiary of such Loan Party or Subsidiary; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under
(i) applicable law, (ii) this Agreement and any Foreign Financing Agreement,
(iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Loan Party or Subsidiary or any Subsidiary of such Loan Party or Subsidiary, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Loan Party or Subsidiary or any Subsidiary of such Loan Party or Subsidiary, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Loan Party or Subsidiary prior to the date on which such Subsidiary was acquired by such Loan Party or Subsidiary and outstanding on such acquisition date, (vi) the Indentures, and (vii) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

     9.17 EBITDA. At any time when Average Excess Availability is less than $40,000,000, Loan Parties shall, at the end of each month set forth below (including as of the end of the month immediately prior to the occurrence of such shortfall in Average Excess Availability), have EBITDA for the twelve month period then ending of at least the amount set forth below next to such month:


                       Month Ended                EBITDA
                       -----------                ------

                       May 31, 2002             83,000,000
                      June 30, 2002             79,000,000
                      July 31, 2002             82,000,000
                     August 31, 2002            83,000,000
                    September 30, 2002          85,000,000
                     October 31, 2002           84,000,000
                    November 30, 2002           83,000,000
                    December 31, 2002           90,000,000
                     January 31, 2003           93,000,000
                    February 28, 2003           96,000,000
                      March 31, 2003            93,000,000
                      April 30, 2003            95,000,000
                       May 31, 2003             97,000,000
                      June 30, 2003             98,000,000
                      July 31, 2003             99,000,000
                     August 31, 2003            97,000,000

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                      Month Ended                      EBITDA
                      -----------                      ------

                   September 30, 2003                96,000,000
                    October 31, 2003                 99,000,000
                   November 30, 2003                104,000,000
                   December 31, 2003                106,000,000
                    January 31, 2004                107,000,000
                   February 28, 2004                107,000,000
                     March 31, 2004                 108,000,000
                     April 30, 2004                 109,000,000
                      May 31, 2004                  109,000,000
                     June 30, 2004                  110,000,000
                     July 31, 2004                  111,000,000
                    August 31, 2004                 111,000,000
                   September 30, 2004               112,000,000
                    October 31, 2004                113,000,000
                   November 30, 2004                113,000,000
                   December 31, 2004                114,000,000
                    January 31, 2005                115,000,000
                   February 28, 2005                116,000,000
                     March 31, 2005                 117,000,000
                     April 30, 2005                 118,000,000
                      May 31, 2005                  119,000,000
                     June 30, 2005                  120,000,000
                     July 31, 2005                  121,000,000
                    August 31, 2005                 122,000,000
                   September 30, 2005               123,000,000
                    October 31, 2005                124,000,000
                   November 30, 2005                125,000,000
                   December 31, 2005                126,000,000
                    January 31, 2006                126,000,000
                   February 28, 2006                126,000,000
                     March 31, 2006                 126,000,000

     9.18 Fixed Charge Coverage Ratio. At any time when Average Excess Availability is less than $40,000,000, Loan Parties shall, at the end of each month (including as of the end of the month immediately prior to the occurrence of such shortfall in Average Excess Availability), have a Fixed Charge Coverage Ratio for the twelve month period then ended of not less than 1.0 to 1.0.

     9.19  License Agreements.

           (a) The Loan Parties shall, and shall cause their Subsidiaries to,
(i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the Material Licenses to which they are a party to be observed and performed by them, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to have a Material Adverse Effect under any Material License, (iii) not cancel, surrender, modify, amend, waive or release any Material License in any

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material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing except where the foregoing action could not reasonably be expected to have a Material Adverse Effect; except, that, subject to Section 9.19(b) below, such Loan Party or Subsidiary may cancel, surrender or release any Material License in the ordinary course of the business of such Loan Party or Subsidiary; provided, that, Loan Parties shall give Agent prompt prior written notice of any intention to so cancel, surrender and release any such Material License, (iv) give Agent prompt written notice of any Material License entered into by such Loan Party or Subsidiary after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request, (v) give Agent prompt written notice of any material breach of any obligation, or any default, by any party under any Material License, which could reasonably be expected to have a Material Adverse Effect, and deliver to Agent (promptly upon the receipt thereof by such Loan Party or Subsidiary in the case of a notice to such Loan Party or Subsidiary and concurrently with the sending thereof in the case of a notice from such Loan Party or Subsidiary) a copy of each notice of default and every other notice and other communication received or delivered by such Loan Party or Subsidiary in connection with any Material License which relates to the right of such Loan Party or Subsidiary to continue to use the property subject to such License Agreement.

               (b) Each Loan Party shall, and shall cause each of its Subsidiaries to, either: (i) exercise any option to renew or extend the term of each Material License to which it is a party in such manner as will cause the term of such Material License to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Agent; or (ii) give Agent prior written notice that such Loan Party or Subsidiary does not intend to renew or extend the term of any such Material License or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of such Loan Party or Subsidiary to extend or renew any Material License to which it is a party, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such Material License, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of such Loan Party or Subsidiary, as Agent shall determine at any time when an Event of Default shall exist. Agent may, but shall not be required to, perform any or all of such obligations of such Loan Party or Subsidiary under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Loan Party or Subsidiary thereunder. Any sums so paid by Agent shall constitute part of the Obligations.

          9.20 After Acquired Owned Real Property. If any Loan Party or any Subsidiary of any Loan Party hereafter acquires any owned Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such owned Real Property, fixtures or other property at any one location has a fair market value in an amount equal to or greater than $500,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Agent Parties, or duties or obligations of any Loan Party or Subsidiary, promptly upon Agent's request, such Loan Party shall, or shall cause its Subsidiaries to, execute and deliver to the applicable Collateral Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance satisfactory to Agent in its good faith determination and in form appropriate for recording in the real estate records of the jurisdiction in which such owned Real Property or other property is located granting to the appropriate Collateral Agent a first and only lien and mortgage on and security interest in such

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owned Real Property, fixtures or other property (except as such Loan Party or
Subsidiary would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Agent) and such other agreements, documents and instruments as Agent may require in good faith connection therewith.

          9.21 Costs and Expenses. Each Loan Party shall pay to Agent on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration (to the extent not included in the Administrative Management Fee), collection, liquidation, enforcement and defense of the Obligations, Agent's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent and Lenders during the course of periodic field examinations of the Collateral and such Loan Party's operations, plus a per diem charge at the rate of $750 per person per day for Agent's examiners in the field and office; provided, that, Borrowers shall not be liable for any such per diem charges prior to the existence of an Event of Default; and (g) the fees and disbursements of counsel (including legal assistants) to Agent and Lenders in connection with any of the foregoing. Agent shall provide documentation evidencing such costs and expenses to Parent in a manner consistent with Agent's customary practices.

          9.22 Material Adverse Effect. If at any time, (a) any representation or warranty set forth in this Agreement would be deemed to be false or misleading in any material respect, (b) any Loan Party would be deemed to have failed to perform any of the covenants set forth in this Agreement or (c) any condition to the making of Loans set forth in Section 4.2 hereof would not be deemed to be satisfied, in each case because a "Material Adverse Effect," as set forth in such applicable provision but as defined below, then exists, then the Loan Parties shall deliver to Agent a written description of such Material Adverse Effect (as defined below) and the events or occurrences relating thereto no later than five (5) Business Days after any Loan Party knew or should have known of the occurrence thereof. As used in this Section 9.22, the term "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition, business, operations or prospects of any "Material Party" (as defined below); (b) the legality, validity, enforceability, perfection or priority of the security interests and liens of any Collateral Agent upon any Loan Party's Collateral taken as whole or any Foreign Borrower's Foreign Collateral taken as whole; (c) any Loan Party's Collateral, taken as a whole, which is included in the

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Borrowing Base or any Foreign Borrower's Foreign Collateral, taken as a whole which is included in any Foreign Borrowing Base (but excluding any loss in value to such Collateral or Foreign Collateral to the extent such loss is covered by insurance, the proceeds of which have been paid to Agent in accordance with
Section 9.5 hereof), or (d) the ability of any Material Party to perform its obligations under any of the Material Agreements as and when to be performed. As used above, the term "Material Party" shall mean any Loan Party who has Collateral making up at least $2,500,000 of the Borrowing Base and any Foreign Borrower who has Foreign Collateral making up at least $750,000 of any Foreign Borrowing Base.

          9.23 Unrestricted Subsidiaries. Parent shall provide Agent with ten
(10) Business Days prior written notice of Parent's intention to designate any Subsidiary of Parent as an "Unrestricted Subsidiary" or as a "Restricted Subsidiary" under (and as such terms are defined in) any Indenture, which notice shall set forth the name of such Subsidiary, the designation to take effect and the effective date of such designation.

          9.24 Inactive Subsidiaries. No Inactive Subsidiary shall (a) acquire any assets, (b) incur any liabilities (whether to an Affiliate or otherwise) other than for de minimus franchise taxes, maintenance fees and other de minimus expenses or (c) engage in any business activities. Notwithstanding the foregoing, any Inactive Subsidiary shall be deemed not to be an Inactive Subsidiary upon satisfaction of the following conditions: (i) Parent shall have provided ten (10) Business Days' prior written notice to Agent stating the intention of an Inactive Subsidiary to be redesignated as active and (ii) Parent shall cause such Inactive Subsidiary (and any other applicable Loan Party or Subsidiary) to execute such joinder agreements to the Financing Agreements, and such guarantees, security agreements, pledge agreements and other documents as Agent shall require, in each case in form and substance satisfactory to Agent, to further secure the Obligations.

          9.25 Further Assurances. At the request of Agent at any time and from time to time, each Loan Party shall, and shall cause each of its Subsidiaries to, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and Foreign Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements or Foreign Financing Agreements in each case as determined by Agent in its good faith. Agent may at any time and from time to time request a certificate from an officer of any Loan Party representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent's option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

          10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

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               (a)  (i) any Loan Party fails to pay any of the Obligations within two (2) Business Days of the due date thereof or (ii) any Loan Party fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.13, 9.14, 9.15, 9.16 and 9.19 of this Agreement and such failure shall continue for fifteen (15) Business Days; provided, that, such fifteen (15) Business Day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such fifteen (15) Business Day period or (B) an intentional breach by any Loan Party of any such covenant or (iii) any Loan Party or Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Material Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above or (iv) any Loan Party or Obligor fails to perform any of the terms, covenants, conditions or provisions contained in other Financing Agreements and such failure shall continue for thirty (30) days following a written notice thereof from Agent;

               (b) any representation, warranty or statement of fact made by any Loan Party to Agent in this Agreement, the other Financing Agreements or any other written agreement or executed certificate, shall when made or deemed made be false or misleading in any material respect;

               (c) any Obligor revokes or terminates or purports to revoke or terminate or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

               (d) (i) any judgment for the payment of money is rendered against any Loan Party or Obligor in excess of $5,000,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or (ii) any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Loan Party or Obligor or any of the Collateral in each case under this clause (ii) which, individually or in the aggregate for all such matters, results in a Material Adverse Effect;

               (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Loan Party or Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

               (f) any Loan Party or Obligor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

               (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Loan Party or Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Loan Party or Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

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               (h)  a case or proceeding under the bankruptcy laws of the United
States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Loan Party or Obligor or for all or any part of its property;

               (i) any default in respect of any Indebtedness of any Loan Party or Obligor (other than Indebtedness owing to Agent and Lenders hereunder), in any case in an amount in excess of $10,000,000, which default continues for more than the applicable cure period, if any, with respect thereto;

               (j) any material provision hereof or of any of the Material Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the Material Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the Material Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

               (k) an ERISA Event shall occur which, individually or in the aggregate for all such ERISA Events, has or could reasonably be expected to have a Material Adverse Effect;

               (l)  any Change of Control;

               (m) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Loan Party or Obligor of which any Loan Party, Obligor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Loan Party or Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $5,000,000 or (ii) any other property of any Loan Party which is necessary or material to the conduct of its business;

               (n) there shall be a material adverse change in the business, assets or prospects of Borrowers, taken as a whole, or Parent and its Subsidiaries, taken as a whole, after the date hereof; or

               (o) there shall exist an "Event of Default" under (and as defined in) any of the other Foreign Loan Agreements; provided, that, if any event of default exists under any Foreign Loan Agreement solely due to either
(i) a material adverse change in the business, assets or prospects of any Foreign Borrower or (ii) a Material Adverse Effect under clause (c) of the definition thereof with respect to any Foreign Borrowers, then any such occurrence shall not, by itself, constitute an Event of Default hereunder.

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          10.2 Remedies.

               (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Loan Party or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Loan Party or Obligor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Loan Party or Obligor to collect the Obligations without prior recourse to the Collateral.

               (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, shall (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent for itself and the ratable benefit of Lenders, (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require any Loan Party or Obligor, at Borrowers' expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral,
(v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Loan Party or Obligor, which right or equity of redemption is hereby expressly waived and released by Loan Parties and Obligors to the extent permitted by applicable law and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Administrative Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Loan Parties and Obligors waive any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Loan Party and Obligor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Loan Parties will either, as Agent shall specify, furnish cash collateral to the issuer to be used to secure and fund Agent's reimbursement

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obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent for the Letter of Credit Accommodations.
Such cash collateral shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations.

               (c) At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, enforce the rights of any Loan Party or Obligor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Loan Parties and Obligors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Loan Parties shall, upon Agent's request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent's instructions, and not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.

               (d) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Loan Party acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise

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dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties,
(xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Loan Party or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

               (e) For the purpose of enabling Agent to exercise the rights and remedies hereunder, each Loan Party hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Loan Party, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Loan Party, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

               (f) Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due. Loan Parties shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses.

               (g) Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, (i) Agent and Lenders may, at Agent's option, and upon the occurrence of an Event of Default at the direction of the Required Lenders, Agent and Lenders shall, without notice, (A) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (B) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent and Lenders to Borrowers, including terminating the Commitments and (ii) Agent may, at its option, establish such Reserves as Agent

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determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS
             AND CONSENTS; GOVERNING LAW

          11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

               (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (other than the Mortgages to the extent provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

               (b) Loan Parties, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the state and federal courts located in either New York County, City of New York (Borough of Manhattan), New York, or Cook County, City of Chicago, Illinois, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Loan Party or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Loan Party or its or their property). Each Loan Party (other than Parent) hereby irrevocably appoints and designates Parent as such Loan Party's true and lawful attorney and duly authorized agent for acceptance of service of legal process in the State of New York.

               (c) To the extent permitted by law, each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent's option, by service upon any Borrower (or Administrative Borrower on behalf of such Loan Party) in any other manner provided under the rules of any such courts.

               (d) LOAN PARTIES, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. LOAN PARTIES, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT

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ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT
TRIAL WITHOUT A JURY AND THAT ANY LOAN PARTY, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               (e) Agent and Lenders shall not have any liability to any Loan Party (whether in tort, contract, equity or otherwise) for losses suffered by such Loan Party in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Loan Party: (i) certifies that neither Agent, any Lender nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

          11.2 Waiver of Notices. Each Loan Party hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Loan Party which Agent or any Lender may elect to give shall entitle such Loan Party to any other or further notice or demand in the same, similar or other circumstances.

          11.3 Amendments and Waivers.

               (a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent's option, by Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Sections 6.8, 6.9, 6.10, 12 or the definitions of "Commitment Percentage" or "Pro Rata Share" hereof), by any Loan Party; except, that, no such amendment, waiver, discharge or termination shall:

                    (i) reduce the interest rate or any fees or extend the time of payment of interest or any fees or reduce the principal amount of any Loan or Letter of Credit Accommodations, in each case without the consent of each Lender directly affected thereby,

                    (ii) increase the Commitment of any Lender over the amount thereof then in effect or provided hereunder, in each case without the consent of the Lender directly affected thereby,

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               (iii)  release any Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof), without the consent of Agent and all of Lenders,

               (iv) reduce any percentage specified in the definition of Required Lenders, without the consent of Agent and all of Lenders,

               (v) consent to the assignment or transfer by any Loan Party of any of their rights and obligations under this Agreement, without the consent of Agent and all of Lenders,

               (vi) amend, modify or waiver any terms of this Section 11.3 hereof, without the consent of Agent and all of Lenders, or

               (vii) increase the advance rates constituting part of the Borrowing Base from the specific percentages set forth herein, without the consent of Agent and all of Lenders.

          (b) Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

          (c) Notwithstanding anything to the contrary contained in Section 11.3(a) above, in the event that any Loan Party requests that this Agreement or any other Financing Agreements be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Required Lenders, then, with the consent of Administrative Borrower, Agent and the Required Lenders, Administrative Borrower, Agent and the Required Lenders may amend this Agreement without the consent of the Lenders that did not agree to such amendment or other modification (collectively, the "Minority Lenders") so long as such parties provide for (i) the termination of the Commitment of each of the Minority Lenders and subject to the restrictions in Section 13.6(a), the addition to this Agreement of one or more other Lenders, or an increase in the Commitment of one or more of the Required Lenders, so that the Commitments, after giving effect to such amendment, shall be in the same aggregate amount as the Commitments immediately before giving effect to such amendment, (ii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Required Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (iii) the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as Loan Parties and the Required Lenders may determine to be appropriate.

          (d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section and the exercise by Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts or

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Eligible Inventory shall not be deemed an amendment to the advance rates provided for in this Section 11.3.

     11.4 Waiver of Counterclaims. Each Loan Party waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     11.5 Indemnification. Each Loan Party shall, jointly and severally, indemnify and hold Agent and each Lender, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an "Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Loan Parties shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Loan Parties as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Loan Parties shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12.  THE AGENT

     12.1 Appointment, Powers and Immunities. Each Lender irrevocably designates, appoints and authorizes Congress to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement

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or any other document referred to or provided for herein or therein or for any failure by any Loan Party or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

     12.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

     12.3  Events of Default.

           (a) Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender, or a Loan Party specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lenders.

           (b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit

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Accommodations or other Obligations, as against any Loan Party or Obligor or any of the Collateral or other property of any Loan Party or Obligor.

     12.4 Congress in its Individual Capacity. With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as Congress shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Congress in its individual capacity as Lender hereunder. Congress (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Loan Parties (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Congress and its Affiliates may accept fees and other consideration from any Loan Party and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     12.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Loan Parties hereunder and without limiting any obligations of Loan Parties hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, (i) to the extent Agent determines that the indemnification obligations were for actions taken by Agent for the benefit of all the Agent Parties, such Lenders reimbursement obligations shall be made ratably in accordance with their Commitment Percentages and (ii) no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Loan Parties and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party or Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Loan Party or Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Loan Party or Obligor which is required to be provided to Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Loan Party or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the

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extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Loan Party or Obligor that may come into the possession of Agent.

     12.7 Failure to Act. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

     12.8 Additional Loans. Agent shall not make any Revolving Loans or provide any Letter of Credit Accommodations to any Borrower on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Revolving Loans and Letter of Credit Accommodations to such Borrower to exceed the Borrowing Base, without the prior consent of all Lenders, except, that, Agent may make such additional Revolving Loans or provide such additional Letter of Credit Accommodations on behalf of Lenders, intentionally and with actual knowledge that such Revolving Loans or Letter of Credit Accommodations will cause the total outstanding Revolving Loans and Letter of Credit Accommodations to such Borrower to exceed the Borrowing Base, as Agent may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the additional Revolving Loans or additional Letter of Credit Accommodations to any Borrower which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Revolving Loans equal or exceed the Borrowing Base, plus the amount of Special Agent Advances made pursuant to Section 12.11(a)(ii) hereof then outstanding, shall not exceed an amount equal to ten (10%) percent of the Borrowing Base at any time and shall not cause the total principal amount of the Loans and Letter of Credit Accommodations to exceed the Maximum Credit less the US Dollar Amount of all Foreign Advances outstanding at such time and (b) no such additional Revolving Loan or Letter of Credit Accommodation shall be outstanding more than ninety
(90) days after the date such additional Revolving Loan or Letter of Credit Accommodation is made or issued (as the case may be), except as the Required Lenders may otherwise agree. Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Revolving Loans or Letter of Credit Accommodations.

     12.9 Concerning the Collateral and the Related Financing Agreements. Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. Each Lender acknowledges that Congress, in its capacity as US Collateral Agent, is acting hereunder and under the other Financing Agreements for the benefit of Lenders and Foreign Lenders pursuant to the terms of the US Agency Agreement and each Lender agrees to be bound by the terms of the US Agency Agreement.

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     12.10 Field Audit, Examination Reports and other Information; Disclaimer by
Lenders. By signing this Agreement, each Lender:

           (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and a copy of the Borrowing Base prepared by Loan Parties (each field audit or examination report and Borrowing Base being referred to herein as a "Report" and collectively, "Reports");

           (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, or (ii) shall not be liable for any information contained in any Report;

           (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Loan Parties and will rely significantly upon Loan Parties' books and records, as well as on representations of Loan Parties' personnel; and

           (d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.10 hereof, and not to distribute or use any Report in any other manner.

     12.11 Collateral Matters.

           (a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Loan Parties of the Loans and other Obligations, provided, that, the aggregate principal amount of the Special Agent Advances pursuant to this clause (ii), plus the then outstanding principal amount of the additional Loans and Letter of Credit Accommodations which Agent may make or provide as set forth in Section 12.8 hereof, shall not exceed an amount equal to ten (10%) percent of the Borrowing Base at any time or (iii) to pay any other amount chargeable to any Loan Party pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of costs, fees and expenses and payments to any issuer of Letter of Credit Accommodations. Special Agent Advances shall be repayable on demand and be secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Agent shall notify each Lender and Administrative Borrower in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance. Without limitation of its obligations pursuant to Section 6.9, each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in

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overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

           (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and Foreign Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Administrative Borrower or any Loan Party certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Loan Party did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a net book value in the aggregate in any twelve (12) month period of less than $10,000,000 or (v) if approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section.

           (c) Without any manner limiting Agent's authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Loan Party in respect of) the Collateral retained by such Loan Party.

           (d) Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

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     12.12 Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

     12.13 Successor Agent. Agent may resign as Agent upon thirty (30) days' notice to Lenders and Parent. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Parent, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term "Agent" as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent's notice of resignation, the retiring Agent's resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     12.14 Duties of Other Parties. Notwithstanding any thing to the contrary contained in this Agreement, Wachovia Bank, National Association, designated on the cover page to this Agreement as "Documentation Agent", is titled as such for administrative purposes only and shall not have any rights or obligations in respect to the Financing Agreements except such rights and obligations in its capacity as a Lender.

SECTION 13.  TERM OF AGREEMENT; MISCELLANEOUS

     13.1  Term.

           (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on March 31, 2006 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Agent may, at its option (or shall at the direction of any Lender in writing received by Agent at least sixty (60) days prior to the Renewal Date or the anniversary of any Renewal Date, as the case may be), terminate this Agreement and the other Financing Agreements, or Administrative Borrower may terminate this Agreement and the other Financing Agreements, in each case, effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements and the Foreign Financing Agreements must be terminated simultaneously. In addition, Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (which

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notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time during the existence of an Event of Default. Upon the Renewal Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Agent Parties all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent's option, a letter of credit issued for the account of Borrowers and at Borrowers' expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including attorneys' fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment. The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, Chicago time.

           (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Loan Party of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations and Foreign Obligations have been fully and finally discharged and paid, and Agent's continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations and Foreign Obligations have been fully and finally discharged and paid. Accordingly, each Loan Party waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Loan Parties, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations and Foreign Obligations paid and satisfied in full in immediately available funds.

           (c) If for any reason this Agreement is terminated prior to the Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent's and each Lender's lost profits as a result thereof, Borrowers agree to pay to Agent for itself and the ratable benefit of Lenders based on their Commitment Percentages, upon the effective date of such termination, an early termination fee in the amount equal to

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                Amount                                    Period

     (i)  1.0% of Maximum Credit           From the date hereof to and including
                                           the first anniversary of the date
                                           hereof

     (ii) 0.5% of Maximum Credit           From and after the first anniversary
                                           of the date hereof to and including
                                           the second anniversary of the date
                                           hereof

Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Agent and Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent and Lenders do not exercise the right to terminate this Agreement, but elect, at their option, to provide financing to any Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section
13.1 shall be deemed included in the Obligations.

           (d) Notwithstanding anything to the contrary contained in Section 13.1(c) above, in the event of the termination of this Agreement by Loan Parties prior to the second anniversary of the date hereof and the full and final repayment of all of the Obligations and Foreign Obligations and the receipt by Agent and Lenders of cash collateral to secure the Letter of Credit Accommodations, in each case from the proceeds of (i) initial loans and advances to Borrowers pursuant to a revolving credit facility where the Reference Bank or any of its Affiliates serves as agent or sole lender to Borrowers to replace the financing arrangements provided for herein, (ii) an initial public offering of Capital Stock of the Parent, Borrowers shall not be required to pay the early termination fee provided for in Section 13.1(c) above, (iii) the sale of Parent or (iv) initial loans and advances to Borrowers or Parent on an unsecured basis.

     13.2  Interpretative Provisions.

           (a) All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

           (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

           (c) All references to any Loan Party, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

           (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

           (e) The word "including" when used in this Agreement shall mean "including, without limitation".

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

          (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined in good faith by Agent.

          (g) All references to the term "good faith" used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned and the observance of reasonable commercial standards for fair dealing as practiced within the commercial finance industry. Loan Parties shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Loan Party at any time.

          (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Agent prior to the date hereof.

          (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

          (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

          (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent's or any Lender's involvement in their preparation.

          (n) All references to an amount indicated by "$" shall be a reference to such amount in United States dollars.

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

     13.3 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by registered or certified mail, return receipt requested, five (5) Business Days after mailing. If notice has been sent by prepaid registered or certified mail and before the fifth Business Day after the mailing there is a discontinuance or interruption of regular postal service so that such notice cannot reasonably be expected to be delivered within five (5) Business Days after the mailing, such notice will be deemed to have been given when it is actually received. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

          If to any Loan Party:         c/o Delco Remy International, Inc.
                                        2902 Enterprise Drive
                                        Anderson, Indiana 46013
                                        Attention: David E. Stoll
                                        Telephone No (765) 778-6523
                                        Telecopy No.: (765) 778-6424

          If to Agent:                  Congress Financial Corporation (Central)
                                        150 S. Wacker Drive
                                        Chicago, Illinois 60606
                                        Attention: Steve Linderman
                                        Telephone No.: (312) 332-0420
                                        Telecopy No.: (312) 332-0424

     13.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     13.5 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Loan Parties and their respective successors and assigns, except that no Loan Party may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.6 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Loan Parties, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

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13.6      Assignments; Participations.

          (a) Each Lender may assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i) such transfer or assignment will not be effective until recorded by Agent on the Register, (ii) no Lender with a Multi-Jurisdictional Commitment may assign all or any portion of its Multi-Jurisdictional Commitment unless the assignee thereof also is, or is to become at the time of such assignment, a Lender hereunder and under each of the Foreign Loan Agreements and (iii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000.

          (b) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the "Register"). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrowers, Obligors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

          (d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party, Obligor or any of their Subsidiaries or the performance or observance by any Loan Party, or Obligor or any of their Subsidiaries of any of the Obligations or Foreign Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance,
(iv) such assignee will, independently

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

and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Financing Agreements and the Agency Agreement as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning any Loan Party or Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.

          (e) Each Lender may sell participations to one or more Eligible Transferees in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Loan Parties, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements, and (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto and any rights of consent by such Participant in such agreement to any amendment or waiver in respect of the terms and conditions in the Financing Agreements shall be limited to those consents, amendments and waivers requiring the approval of all the Lenders hereunder) and all amounts payable by any Loan Party or Obligor hereunder shall be determined as if such Lender had not sold such participation.

          (f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank.

          (g) Loan Parties shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.6 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Loan Parties shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Loan Parties and their affairs provided, prepared or reviewed by any Loan Parties that are contained in any selling materials and all other information provided by it and included in such materials.

     13.7 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in

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

connection herewith or therewith represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any Schedule or Exhibit hereto, the terms of this Agreement shall govern.

     13.8 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

     13.9 Joint and Several Liability of Borrowers. Each of the Borrowers shall be jointly and severally liable hereunder and under each of the other Financing Agreements with respect to all Obligations, regardless of which of the Borrowers actually receives the proceeds of the Loans or the benefit of any other extensions of credit hereunder, or the manner in which the Administrative Borrower, the Borrowers, the Agent or the Lenders account therefor in their respective books and records. In furtherance and not in limitation of the foregoing, (i) each Borrower's obligations and liabilities with respect to proceeds of Loans which it receives or Letters of Credit Accommodations issued for its account, and related fees, costs and expenses, and (ii) each Borrower's obligations and liabilities arising as a result of the joint and several liability of the Borrowers hereunder with respect to proceeds of Loans received by, or Letter of Credit Accommodations issued for the account of, any of the other Borrowers, together with the related fees, costs and expenses, shall be separate and distinct obligations, both of which are primary obligations of such Borrower. Neither the joint and several liability of, nor the liens granted to the Agent under the Financing Agreements by, any of the Borrowers shall be impaired or released by (A) the failure of the Agent, any Lender or any successors or assigns thereof, or any holder of any of the Obligations to assert any claim or demand or to exercise or enforce any right, power or remedy against any Loan Party or any Subsidiary of any Loan Party, any other Person, the Collateral or otherwise; (B) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the Obligations or the release or compromise of any obligation of any nature of any Person with respect thereto; (C) the surrender, release or exchange of all or any part of any property (including without limitation the Collateral) securing payment, performance and/or observance of any of the Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property; (D) any action or inaction on the part of the Agent or any Lender, or any other event or condition with respect to any other Borrower, including any such action or inaction or other event or condition, which might otherwise constitute a defense available to, or a discharge of, such Borrower or Obligor of the Obligations; and (E) any other act, matter or thing (other than payment or performance of the Obligations) which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of such Borrower or any other Borrower. The amount of any Borrower's liability in respect of this Section 13.9 shall be

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subject to that certain Contribution, Incentive and Offset Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time) among the Loan Parties and Obligors.

     13.10  Confidentiality.

            (a) Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, the "Information" (as defined below) and all copies thereof, extracts therefrom and analysis or other material based thereon, provided, that, nothing contained herein shall limit the disclosure of any such Information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation (including, but not limited to, any bankruptcy proceeding) involving any Loan Party or any Subsidiary of any Loan Party to which Agent or any Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this Section 13.10, (v) to counsel for Agent or any Lender or any participant or assignee (or prospective participant or assignee) or (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Financing Agreements. For purposes of this Section 13.10, "Information" shall mean all non-public financial statements, certificates, reports and information (including all analyses, compilations and studies prepared by Agent or any Lender based on any of the foregoing) which are received from any Loan Party or any Subsidiary of any Loan Party which relates to any such Person, a shareholder of any such Person or any employee, customer or supplier of Parent or any of its Subsidiaries, other than which were available to Agent or any Lender on a non-confidential basis prior to the date hereof and which are, in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential.

            (b) In no event shall this Section 13.10 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of Information that has been or is made public by any Loan Party or any Subsidiary of any Loan Party or any third party without breach of this
Section 13.10 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of Information that was or becomes available to Agent or any Lender on a non-confidential basis from a person other than any Loan Party or any Subsidiary of any Loan Party, (iii) to require Agent or any Lender to return any materials furnished by any Loan Party or any Subsidiary of any Loan Party to Agent or any Lender (and Parent may request that such materials be destroyed which request may be complied with by Agent or any Lender to the extent consistent with its internal policies) or (iv) prevent Agent or any Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and each Lender under this Section
13.10 shall supersede and replace the obligations of Agent and each Lender under any confidentiality letter signed prior to the date hereof.

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          IN WITNESS WHEREOF, Agent, Lenders, and Loan Parties have caused these presents to be duly executed as of the day and year first above written.

AGENT                                         LOAN PARTIES
-----                                         ------------
CONGRESS FINANCIAL CORPORATION                DELCO REMY INTERNATIONAL, INC.
(Central), as Administrative Agent and US     DELCO REMY AMERICA, INC.
Collateral Agent                              DR SALES, INC.
                                              FRANKLIN POWER PRODUCTS, INC.
By:      /s/  Mary McGuire                    HSG I, INC.
    ----------------------------------------  HSG II, INC.
Title:      Vice President                    INTERNATIONAL FUEL SYSTEMS, INC.
       -------------------------------------  JAX REMAN, L.L.C.
                                              KRAFTUBE, INC.
                                              M. & M. KNOPF AUTO PARTS, L.L.C.
                                              MAGNUM POWER PRODUCTS, L.L.C.
                                              NABCO, INC.
                                              POWRBILT PRODUCTS, INC.
                                              REMY LOGISTICS, L.L.C.
                                              REMY REMAN, L.L.C.
                                              TRACTECH, INC.
                                              WILLIAMS TECHNOLOGIES, INC.
                                              WORLD WIDE AUTOMOTIVE, INC.

                                              By:    /s/ David E. Stoll
                                                 ---------------------------
                                                     David E. Stoll
                                              Title: Vice President


LENDERS                                       ENGINE MASTER, L.P., a Delaware limited
                                              partnership

                                              By:    HSG I, Inc., a Delaware corporation
                                                     By:    /s/ David E. Stoll
                                                        --------------------------------
                                                            David E. Stoll
WACHOVIA BANK, NATIONAL                              Title: Vice President
ASSOCIATION

By:    /s/ John C. Canty
   -----------------------------------------
Title:    Vice President
      --------------------------------------